UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

FARMER BROS. CO.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Dear Fellow Stockholder:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders of Farmer Bros. Co. (the “Company”), which will be held at the Marriott Hotel & Golf Club at Champions Circle, 3300 Championship Parkway, Fort Worth, Texas 76177, on Thursday, December 8, 2016, at 10:00 a.m., Central Standard Time. The formal Notice of Annual Meeting of Stockholders and Proxy Statement, which are contained in the following pages, outline the actions that will, or may, if properly presented, be taken by the stockholders at the meeting. You should also have received a GOLD proxy card or GOLD voting instruction form and postage-paid return envelope, which are being solicited on behalf of our Board of Directors (the “Board”). Participants in the Farmer Bros. Co. Employee Stock Ownership Plan should follow the instructions provided by the plan trustee, GreatBanc Trust Company.

Your vote will be especially important at the meeting. As you may know, Carol Farmer Waite (“Ms. Waite”), together with those individuals who have filed a Schedule 13D with Ms. Waite (the “Waite Group”), have notified the Company that they intend to nominate a slate of three nominees for election as directors in opposition to the nominees recommended by our Board.

The Board recommends that you vote “FOR” each of the director nominees named in the Company’s Proxy Statement on the enclosed GOLD proxy card. The Board does NOT endorse the election of any of the Waite Group nominees and strongly urges you NOT to sign or return any proxy card sent to you by Ms. Waite, the Waite Group or any of their affiliates. If you have previously submitted a proxy card sent to you by Ms. Waite, the Waite Group or any of their affiliates, you can revoke that proxy and have your shares voted for our Board’s nominees and on the other matters to be voted on at the meeting by signing, dating and returning the enclosed GOLD proxy card or by following the instructions provided in the GOLD proxy card to submit a proxy over the Internet or by telephone or by appearing at the Annual Meeting and voting your shares in person.

It is important that your shares be represented at the meeting whether or not you are personally able to attend. Accordingly, after reading the attached Notice of Annual Meeting of Stockholders and Proxy Statement, please promptly submit your proxy as described on your GOLD proxy card or GOLD voting instruction form. If you choose to submit your proxy to vote your shares by the GOLD proxy card or GOLD voting instruction form, please sign, date and mail the GOLD proxy card or GOLD voting instruction form in the enclosed postage-paid return envelope. You may also submit a proxy to vote by telephone or Internet. Instructions for submitting a proxy over the Internet or by telephone are provided on the enclosed GOLD proxy card. Your cooperation is greatly appreciated.

Sincerely yours,

Michael H. Keown President and Chief Executive Officer	Randy E. Clark Chairman of the Board of Directors

The attached Proxy Statement is dated October 27, 2016 and is first being mailed on or about October 31, 2016.

If you have any questions or require any assistance with respect to voting your shares, please contact the Company’s proxy solicitor at the contact listed below:

470 West Avenue

Stamford, Connecticut 06902

Stockholders Call Toll Free: (800) 662-5200

Banks and Brokers Call Collect: (203) 658-9400

FARMER BROS. CO.

13601 North Freeway, Suite 200

Fort Worth, Texas 76177

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 8, 2016

TO THE STOCKHOLDERS OF FARMER BROS. CO.:

NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Farmer Bros. Co., a Delaware corporation (the “Company” or “Farmer Bros.”), will be held at the Marriott Hotel & Golf Club at Champions Circle, 3300 Championship Parkway, Fort Worth, Texas 76177, on Thursday, December 8, 2016, at 10:00 a.m., Central Standard Time, for the following purposes:

1.	To elect three Class I directors to the Board of Directors (the “Board”) of the Company for a three-year term of office expiring at the Company’s 2019 Annual Meeting of Stockholders and until their successors are elected and duly qualified;

2.	To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2017;

3.	To hold an advisory (non-binding) vote to approve the compensation paid to the Company’s named executive officers; and

4.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. The Board recommends: a vote “FOR” each of the three nominees for director named in the accompanying Proxy Statement and a vote “FOR” proposals 2 and 3 on the enclosed GOLD proxy card.

The Board has fixed the close of business on October 17, 2016 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any continuation, postponement or adjournment thereof.

*********************

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 8, 2016

This Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement, the Company’s 2016 Annual Report, which includes its Annual Report on Form 10-K for the fiscal year ended June 30, 2016 and form GOLD proxy card are available at: http://proxy.farmerbros.com.

Your vote will be particularly important at the Annual Meeting. As you may know, the Company has received a notice from Carol Farmer Waite (“Ms. Waite”), together with those individuals who have filed a Schedule 13D with Ms. Waite (the “Waite Group”), regarding their intent to nominate a competing slate of candidates (the “Waite Group Nominees”) at the Annual Meeting. The Board recommends a vote “FOR” the election of each of the director nominees named in the accompanying Proxy Statement and on the enclosed GOLD proxy card, and strongly urges you NOT to sign or return any proxy card(s) or instruction form(s) that you may receive from Ms. Waite, the Waite Group or any of their affiliates.

The Company is not responsible for the accuracy of any information provided by, or relating to, Ms. Waite, the Waite Group or any Waite Group Nominee contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Ms. Waite, the Waite Group or any of their affiliates, or any other statements that Ms. Waite, the Waite Group or any of their affiliates or representatives may otherwise make.

Please submit a proxy as soon as possible so that your shares can be represented and voted at the Annual Meeting in accordance with your instructions. For specific instructions on submitting a proxy to have your shares voted, please refer to the instructions on the GOLD proxy card or the information forwarded by your bank, broker or other nominee. Even if you have submitted a proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a bank, broker or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy issued in your name from such bank, broker or other nominee. If you are a participant in the Farmer Bros. Co. Employee Stock Ownership Plan (the “ESOP”), you should follow the instructions provided by the ESOP trustee, GreatBanc Trust Company (the “ESOP Trustee”), with respect to having the shares allocated to you in the ESOP voted at the Annual Meeting. If you are an ESOP participant, although you may attend the Annual Meeting, you will not be able to cast a vote at the Annual Meeting with respect to any shares you hold through the ESOP.

If you have previously signed a proxy card sent to you by Ms. Waite, the Waite Group or any of their affiliates in respect of the Annual Meeting, you can revoke that proxy and submit a proxy to vote for the Board’s nominees by signing, dating and returning the enclosed GOLD proxy card or by following the instructions provided in the GOLD proxy card to submit a proxy to vote your shares over the Internet or by telephone or by voting in person at the Annual Meeting. Signing, dating and returning any proxy card that Ms. Waite, the Waite Group, or any of their affiliates may send to you, even with instructions to vote “withhold” with respect to the Waite Group Nominees, will cancel any proxy you may have previously submitted to have your shares voted for the Board’s nominees on a GOLD proxy card as only your latest proxy card or voting instruction form will be counted. If you are an ESOP participant and want to revoke any prior voting instructions you provided to the ESOP Trustee in respect of the Annual Meeting, you must contact the ESOP Trustee. If you are a beneficial holder of shares held in “street name,” you should follow the voting instructions provided by your bank, broker or other nominee to ensure that your shares are represented and voted at the Annual Meeting, or to revoke prior voting instructions.

The Board urges you to sign, date and return only the enclosed GOLD proxy card.

Your vote is very important. Please submit your proxy even if you plan to attend the Annual Meeting. To submit a proxy to vote your shares over the Internet or by telephone, please follow the instructions on the enclosed GOLD proxy card.

By Order of the Board of Directors

TERI L. WITTEMAN

Secretary

Fort Worth, Texas

October 27, 2016

********************

The accompanying Proxy Statement provides a detailed description of the business to be conducted at the Annual Meeting. We urge you to read the accompanying Proxy Statement, including the appendices and any documents incorporated by reference, carefully and in their entirety.

If you have any questions concerning the business to be conducted at the Annual Meeting, would like additional copies of the Proxy Statement or need help submitting a proxy for your shares, please contact the Company’s proxy solicitor:

470 West Avenue

Stamford, Connecticut 06902

Stockholders Call Toll Free: (800) 662-5200 (within the U.S.)

Banks and Brokers Call Collect: (203) 658-9400

APPENDIX A: Information Concerning Participants in the Company’s Solicitation of Proxies

FARMER BROS. CO.

13601 North Freeway, Suite 200

Fort Worth, Texas 76177

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

What are the date, time and place of the Annual Meeting?

The enclosed GOLD proxy card is being delivered with this Proxy Statement on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Farmer Bros. Co., a Delaware corporation (the “Company,” “we,” “our” or “Farmer Bros.”), in connection with the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, December 8, 2016, at 10:00 a.m., Central Standard Time, or at any continuation, postponement or adjournment thereof, for the purposes described in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders, and to transact such other business as may properly come before the Annual Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting. The Company intends to mail this Proxy Statement, the accompanying GOLD proxy card and the Company’s 2016 Annual Report, which includes its Annual Report on Form 10-K for the fiscal year ended June 30, 2016 (“2016 Form 10-K”) on or about October 31, 2016 to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Meeting will be held at the Marriott Hotel & Golf Club at Champions Circle, 3300 Championship Parkway, Fort Worth, Texas 76177. If you plan to attend the Annual Meeting in person, you should review the details below under the section captioned “Who can attend the Annual Meeting?”

Is my vote important?

Your vote will be particularly important at the Annual Meeting. As you may know, the Company has received a notice from Carol Farmer Waite (“Ms. Waite”), together with those stockholders who have filed a Schedule 13D with Ms. Waite (the “Waite Group”), regarding their intent to nominate a competing slate of directors (the “Waite Group Nominees”) at the Annual Meeting.

The Board recommends a vote “FOR” the election of each of the director nominees named in this Proxy Statement on the enclosed GOLD proxy card, and strongly urges you NOT to sign or return any proxy card(s) or voting instruction form(s) that you may receive from Ms. Waite, the Waite Group or any of their affiliates.

To vote for all of the Board’s nominees, you must sign, date and return the enclosed GOLD proxy card or follow the instructions provided in the GOLD proxy card for submitting a proxy over the Internet or by telephone or vote in person at the Annual Meeting. If you are a participant in the Farmer Bros. Co. Employee Stock Ownership Plan (the “ESOP”), you should follow the instructions provided by the ESOP trustee, GreatBanc Trust Company (the “ESOP Trustee”), with respect to having the shares allocated to you in the ESOP voted at the Annual Meeting.

If you have previously signed any proxy card sent to you by Ms. Waite, the Waite Group or any of their affiliates in respect of the Annual Meeting, you can revoke it by signing, dating and returning the enclosed GOLD proxy card or by following the instructions provided in the GOLD proxy card for submitting a proxy to vote your shares over the Internet or by telephone or voting in person at the Annual Meeting. Signing, dating and returning any proxy card that Ms. Waite, the Waite Group or any of their affiliates may send to you, even with instructions to vote “withhold” with respect to the Waite Group Nominees, will cancel any proxy you may have previously submitted to have your shares voted for the Board’s nominees as only your latest proxy card or voting instruction form will be counted. If you are an ESOP participant and want to revoke any prior voting instructions you provided to the ESOP Trustee in respect of the Annual Meeting, you must contact the ESOP Trustee. Beneficial holders who hold their shares in “street name” should follow the voting instructions provided by their bank, broker or other nominee to ensure that their shares are represented and voted at the Annual Meeting, or to revoke prior voting instructions.

The Board urges you to sign, date and return only the enclosed GOLD proxy card.

What am I voting on?

You will be entitled to vote on the following proposals at the Annual Meeting:

•	The election of three Class I directors to serve on our Board for a three-year term of office expiring at the Company’s 2019 Annual Meeting of Stockholders and until their successors are elected and duly qualified;

•	The ratification of the selection of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending June 30, 2017; and

•	The approval, on an advisory (non-binding) basis, of the compensation paid to the Company’s named executive officers.

Will there be a proxy contest at the Annual Meeting?

Ms. Waite has provided notice to the Company that the Waite Group intends to nominate a competing slate of directors in opposition to the Board’s highly qualified director nominees. Our Board does NOT endorse or recommend the election of the Waite Group Nominees as directors. You may receive proxy solicitation materials from Ms. Waite, the Waite Group or any of their affiliates, including an opposition proxy statement or proxy card. The Board strongly urges you NOT to sign or return any proxy card(s) or voting instruction form(s) that you may receive from Ms. Waite, the Waite Group or any of their affiliates.

Please be advised that the Company is not responsible for the accuracy of any information provided by, or relating to, Ms. Waite, the Waite Group or any Waite Group Nominee contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Ms. Waite, the Waite Group, or any of their affiliates or any other statements that Ms. Waite, the Waite Group, any of their affiliates or representatives may otherwise make.

Our Board is pleased to nominate for election as director the three persons—Michael H. Keown, Charles F. Marcy and Christopher P. Mottern—named in this Proxy Statement and on the enclosed GOLD proxy card. We believe our three director nominees have the breadth of relevant and diverse experiences, integrity and commitment necessary to continue to grow the Company for the benefit of all of the Company’s stockholders.

What do I do if I receive a proxy card or voting instruction form from Ms. Waite or the Waite Group?

The Board strongly urges you NOT to sign or return any proxy card(s) or voting instruction form(s) that you may receive from Ms. Waite, the Waite Group or any of their affiliates, even with instructions to vote “withhold” with respect to the Waite Group Nominees. Instructions to withhold votes with respect to the Waite Group Nominees on a proxy card provided by, or on behalf of, Ms. Waite, the Waite Group or their affiliates will cancel any proxy previously submitted by you to vote for the Board’s nominees on a GOLD proxy card or GOLD voting instruction form as only your latest proxy card or voting instruction form will be counted.

If you previously signed a proxy card or submitted a voting instruction form sent to you by, or on behalf of, Ms. Waite, the Waite Group or their affiliates, you can change or revoke that proxy and have your shares voted for the Board’s nominees by (i) signing, dating and returning only the enclosed GOLD proxy card in the enclosed postage-paid return envelope to submit your proxy by mail, (ii) following the instructions provided in the GOLD proxy card for submitting a proxy over the Internet or by telephone, or (iii) attending the Annual Meeting to vote in person. Only your latest dated proxy will be counted at the Annual Meeting.

If you need assistance changing or revoking your proxy, please call the Company’s proxy solicitor, Morrow Sodali, toll free at (800) 662-5200 (within the U.S.).

If you are a participant in the ESOP, you should follow the instructions provided by the ESOP Trustee with respect to voting the shares allocated to you in the ESOP. If you are an ESOP participant and want to revoke any prior voting instructions you provided to the ESOP Trustee in respect of the Annual Meeting, you must contact the ESOP Trustee.

How does the Board recommend that I vote?

The Board recommends that you vote using the enclosed GOLD proxy card:

•	“FOR” the election of each of the three nominees named herein to serve on our Board as Class I directors for a three-year term of office expiring at the Company’s 2019 Annual Meeting of Stockholders and until their successors are elected and duly qualified;

•	“FOR” the ratification of the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending June 30, 2017; and

•	“FOR” the approval of, in an advisory (non-binding) vote, the compensation paid to our named executive officers.

Please note that the best way to support the Board’s nominees is to vote “FOR” the Board’s nominees by signing, dating and returning the enclosed GOLD proxy card or by submitting a proxy over the Internet or by telephone by following the instructions on the GOLD proxy card. The Board strongly urges you NOT to sign or return any proxy card(s) or voting instruction form(s) that you may receive from Ms. Waite, the Waite Group or any of their affiliates. Signing and returning any proxy card that Ms. Waite, the Waite Group or any of their affiliates may send to you, even to vote “withhold” with respect to the Waite Group Nominees, will cancel any proxy you may have previously submitted to have your shares voted for the Board’s nominees on a GOLD proxy card, as only your latest dated proxy card will be counted. Therefore, the Board urges you to sign, date and return only the enclosed GOLD proxy card.

If you are a participant in the ESOP, you should follow the instructions provided by the ESOP Trustee with respect to having the shares allocated to you in the ESOP voted at the Annual Meeting. Beneficial holders who hold their shares in “street name” should follow the voting instructions provided by their bank, broker or other nominee to ensure that their shares are represented and voted at the Annual Meeting or to revoke prior voting instructions.

Who can vote?

The Board has set October 17, 2016 as the record date (the “Record Date”) for the Annual Meeting. You are entitled to notice of and to vote at the Annual Meeting any shares of common stock, par value $1.00 per share, of the Company (“Common Stock”), of which you are the holder of record as of the close of business on the Record Date. Your shares may be voted at the Annual Meeting only if you are present in person or your shares are represented by a valid proxy.

How many shares are outstanding and how many shares are needed for a quorum?

At the close of business on the Record Date, 16,793,561 shares of Common Stock were outstanding and entitled to vote at the Annual Meeting. The Company has no other class of securities outstanding.

A majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting, which quorum is required to hold the Annual Meeting and conduct business. If you are a record holder of shares of Common Stock as of the Record Date and you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. If your shares are held in “street name,” your shares are counted as present for purposes of determining a quorum if your bank, broker or other nominee submits a proxy covering your shares. If your bank, broker or other nominee is not given specific voting instructions, shares held in the name of the bank, broker, or other nominee will not be considered as present and entitled to vote on any matter to be considered at the Annual Meeting because we expect this to be a contested election and, accordingly, will not be counted as present for the purpose of determining a quorum. In the absence of a quorum, the Annual Meeting may be adjourned, from time to time, by vote of the holders of a majority of the total number of shares of Common Stock represented and entitled to vote at the Annual Meeting.

What is the difference between a record holder and a beneficial owner?

If at the close of business on the Record Date your shares were registered directly in your name, you are considered the “record holder” of your shares. If, on the other hand, at the close of business on the Record Date your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization or other nominee, then you are the beneficial owner of shares held in “street name” and the proxy materials, as applicable, are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. If you do not provide that organization specific direction on how to vote, your shares held in the name of that organization may not be voted and will not be considered as present and entitled to vote on any matters to be considered at the Annual Meeting. If you hold your shares in “street name,” please instruct your bank, broker or other nominee how to vote your shares using the GOLD voting instruction form provided by your bank, broker or other nominee so that your vote can be counted. The GOLD voting instruction form provided by your bank, broker or other nominee may also include information about how to submit your voting instructions over the Internet or telephonically, if such options are available.

How can I vote my shares?

You may vote your shares at the Annual Meeting using one of the following methods (please also see the information provided above concerning the difference between holding shares as a record holder and holding shares beneficially through a bank, broker or other nominee—beneficial holders should follow the voting instructions provided by such bank, broker or other nominee):

•	By mail. You may vote your shares by completing, signing and mailing the enclosed GOLD proxy card included with these proxy materials (or GOLD voting instruction form in the case of beneficial holders). Please refer to your GOLD proxy card or GOLD voting instruction form for instructions on either submitting your proxy or voting by mail.

•	Over the Internet. If you have access to the Internet, you may submit your proxy over the Internet by following the instructions included on the enclosed GOLD proxy card (or GOLD voting instruction form in the case of beneficial holders for whom Internet voting is available). Please refer to your GOLD proxy card or GOLD voting instruction form for instructions on either submitting a proxy or voting over the Internet.

•	By telephone. You may submit a proxy to have your shares voted by calling a toll-free telephone number listed on the enclosed GOLD proxy card (or GOLD voting instruction form in the case of beneficial holders for whom telephone voting is available). Please refer to your GOLD proxy card or GOLD voting instruction form for instructions on submitting a proxy by phone.

•	In person at the Annual Meeting. Stockholders are invited to attend the Annual Meeting and vote in person at the Annual Meeting. If you are a beneficial owner of shares you must obtain a legal proxy from the bank, broker or other nominee of your shares to be entitled to vote those shares in person at the Annual Meeting. If you are a record holder, you are encouraged to complete, sign and date the enclosed GOLD proxy card and mail it in the enclosed postage-paid envelope regardless of whether or not you plan to attend the Annual Meeting. If you hold your shares in “street name,” you are encouraged to follow the voting instructions provided by your bank, broker or other nominee to ensure that your shares are represented and voted at the Annual Meeting.

A control number, located on the instructions included with the GOLD proxy card, is designated to verify your identity and allow you to vote your shares and confirm that your voting instructions have been recorded properly. If you submit your proxy over the Internet or by telephone, there is no need to return a signed GOLD proxy card. However, you may change your voting instructions by subsequently completing, signing and delivering the GOLD proxy card.

As noted above, if you hold shares beneficially in street name through a bank, broker or other nominee, you may vote your shares by following the voting instructions provided by your bank, broker or other nominee. Telephone and Internet voting may be also available—please refer to the GOLD voting instruction form provided by your bank, broker or other nominee for more information.

If you have any questions or require assistance in submitting a proxy for your shares, please call the Company’s proxy solicitor, Morrow Sodali, toll free at (800) 662-5200 (within the U.S.).

How do I vote if I am an ESOP participant?

The ESOP owns approximately 11.3% of the outstanding Common Stock. Each ESOP participant has the right to direct the ESOP Trustee on how to vote the shares of Common Stock allocated to his or her account under the ESOP. The ESOP Trustee will vote all of the unallocated ESOP shares (i.e., shares of Common Stock held in the ESOP, but not allocated to any participant’s account) and allocated shares for which no voting directions are timely received by the ESOP Trustee, in its independent fiduciary discretion. If you are an ESOP participant and want to revoke any prior voting instructions you provided to the ESOP Trustee in respect of the Annual Meeting, you must contact the ESOP Trustee.

If you are a participant in the ESOP, although you may attend the Annual Meeting in person, you will not be able to cast a vote at the meeting with respect to any shares you hold through the ESOP.

Who can attend the Annual Meeting?

Admission to the Annual Meeting is limited to stockholders and their duly-appointed proxy holders as of the close of business on the Record Date with proof of ownership of the Company’s Common Stock, as well as valid government-issued photo identification, such as a valid driver’s license or passport. If your shares are held in the name of a bank, broker or other nominee and you plan to attend the Annual Meeting, you must present proof of your ownership of Common Stock, such as a bank or brokerage account statement, to be admitted to the Annual Meeting. If you are a participant in the ESOP, although you may attend the Annual Meeting in person, you will not be able to cast a vote at the meeting with respect to any shares you hold through the ESOP. Any holder of a proxy from a stockholder must present the proxy card, properly executed, and a copy of proof of ownership.

We will be unable to admit anyone who does not present identification or refuses to comply with our security procedures. No cameras, recording equipment, electronic devices, large bags or packages will be permitted at the Annual Meeting. You are encouraged to submit a proxy to have your shares voted regardless of whether or not you plan to attend the Annual Meeting.

Your vote is very important. Please submit your GOLD proxy card even if you plan to attend the Annual Meeting.

How will votes be tabulated?

All votes will be tabulated by the inspector of election appointed by the Company for the Annual Meeting, who will separately tabulate affirmative and negative votes and abstentions in accordance with Delaware law.

What is a “broker non-vote”?

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares. If you hold your shares in street name and do not provide voting instructions to your bank, broker or other nominee, your shares will be considered to be broker non-votes and will not be voted on any proposal on which your bank, broker or other nominee does not have discretionary authority to vote. Brokers generally do not have discretionary voting power (i.e., they cannot vote) on non-routine matters without specific instructions from their customers. Proposals are determined to be routine or non-routine matters based on the rules of the various regional and national exchanges of which the brokerage firm is a member. However, in contested elections, brokers do not have discretionary authority to vote on any proposals to be voted on at such meetings, whether routine or not. Because Ms. Waite has provided notice to the Company that she and other individuals who make up the Waite Group intend to nominate a competing slate of directors in opposition to the Board’s highly qualified director nominees, the Annual Meeting is expected to constitute a contested election. Accordingly, brokers will not be permitted to vote shares held by a beneficial holder at the Annual Meeting without instructions from the beneficial holder as to how to the shares are to be voted, and shares that are held by a broker who has not received instructions from the beneficial owner as to how such shares are to be voted will not be counted as present at the Annual Meeting for the purpose of determining a quorum.

What vote is required to approve each proposal?

Election of Directors. Directors are elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the three individuals nominated for election to the Board at the Annual Meeting who receive the highest number of properly cast “FOR” votes (among votes properly cast in person or by proxy) will be elected as directors. In director elections, stockholders may either vote “FOR” or withhold voting authority with respect to director nominees. Shares voting “withhold” are counted for purposes of determining a quorum. However, if you withhold authority to vote with respect to the election of any or all of the nominees, your shares will not be voted with respect to those nominees indicated. Therefore, “withhold” votes will not affect the outcome of the election of directors. Broker non-votes will also not affect the outcome of the election of directors.

Ratification of Accountants. The ratification of the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending June 30, 2017 requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote thereat. Abstentions will have the same effect as votes “against” the ratification. Broker non-votes will not affect the outcome of this proposal because shares held by a broker who has not received instructions from the beneficial owner of the shares as to how such shares are to be voted will not be entitled to vote at the Annual Meeting.

Advisory (Non-Binding) Vote to Approve the Compensation Paid to our Named Executive Officers. The advisory (non-binding) vote to approve the compensation paid to the Company’s named executive officers requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote thereat. Abstentions will have the same effect as votes “against” the proposal. Broker non-votes will not affect the outcome of the vote to approve the compensation paid to the Company’s named executive officers because shares held by a bank, broker or other nominee who has not received instructions from the beneficial owner of the shares as to how to the shares are to be voted are not entitled to vote at the Annual Meeting.

What do I do if I receive more than one GOLD proxy card or voting instruction form?

If you receive more than one GOLD proxy card or GOLD voting instruction form from your bank, broker or other nominee, it means you hold shares that are registered in more than one name or account. To ensure that all of your shares are voted, sign, date and return each GOLD proxy card or GOLD voting instruction form. To vote by telephone or over the Internet, follow the instructions for voting over the Internet or by telephone provided on the enclosed GOLD proxy card or provided on the GOLD voting instruction form provided by your bank, broker or other nominee.

As previously noted, you may receive proxy cards and voting instruction forms from both the Company and Ms. Waite (or the Waite Group or any of their affiliates). To ensure that stockholders have the Company’s latest proxy information and materials to vote, the Board may conduct multiple mailings prior to the date of the Annual Meeting, each of which will include a GOLD proxy card. The Board encourages you to submit a proxy to vote your shares using each GOLD proxy card you receive to ensure that your vote is counted.

The Board strongly urges you NOT to sign or return any proxy card(s) or voting instruction form(s) that you may receive from Ms. Waite, the Waite Group or any of their affiliates, even to vote “withhold” with respect to the Waite Group Nominees. Any proxy card or voting instruction form you sign and return from Ms. Waite, the Waite Group or any of their affiliates for any reason will cancel any GOLD proxy card(s) or GOLD voting instruction form(s) previously sent by you to vote “FOR” the election of the three directors nominated by the Board.

How will my shares be voted if I sign, date and return the GOLD proxy card but do not specify how I want my shares to be voted?

As a stockholder of record, if you sign, date and return the GOLD proxy card but do not specify how you want your shares to be voted, your shares will be voted by the proxy holders named in the enclosed proxy as follows:

•	“FOR” the election of each of the three Board nominees named herein to serve on our Board as Class I directors for a three-year term of office expiring at the Company’s 2019 Annual Meeting of Stockholders and until their successors are elected and duly qualified;

•	“FOR” the ratification of the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending June 30, 2017; and

•	“FOR” the approval of, in an advisory (non-binding) vote, the compensation paid to our named executive officers.

In their discretion, the proxy holders named in the enclosed proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board of Directors knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement.

How can I revoke a proxy?

If you vote by proxy, you may revoke that proxy or change your vote at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy or change their vote prior to the Annual Meeting by sending to the Company’s Secretary, at the Company’s principal executive offices at 13601 North Freeway, Suite 200, Fort Worth, Texas 76177, a written notice of revocation or a duly executed proxy bearing a later date, by attending the Annual Meeting in person and voting in person, or by submitting a proxy over the Internet or by telephone by following the instructions on the GOLD proxy card. Please note that attendance at the Annual Meeting will not, by itself, revoke a proxy.

If your shares are held in the name of a bank, broker or other nominee, you may change your vote by submitting a new voting instruction form to your bank, broker or other nominee. Please note that if your shares are held of record by a bank, broker or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder (your bank, broker or other nominee). ESOP participants must contact the ESOP Trustee directly to revoke any prior voting instructions.

When will the voting results be announced?

The final voting results will be reported in a Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission (“SEC”) within four business days after the Annual Meeting. If our final voting results are not available within four business days after the Annual Meeting, we will file a Current Report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us.

Are there interests of certain persons in matters to be acted upon?

No director or executive officer of the Company who has served at any time since the beginning of the 2016 fiscal year, and no nominee for election as a director of the Company, or any of their respective associates, has any substantial interest, direct or indirect, in any matter to be acted upon at the Annual Meeting other than Proposal No. 1–Election of Directors. Other than Ms. Grossman, who has indicated that she does not support certain of the Board’s nominees, no director has informed the Company in writing that he or she intends to oppose any action intended to be taken by the Company at the Annual Meeting.

Who will solicit proxies on behalf of the Board?

Proxies may be solicited on behalf of the Board, without additional compensation, by the Company’s directors, director nominees and certain executive officers and other employees of the Company. Such persons are listed in Appendix A to this Proxy Statement. Additionally, the Company has retained Morrow Sodali, a proxy solicitation firm, who may solicit proxies on the Board’s behalf.

The original solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile, electronic mail, Internet and personal solicitation by our directors, director nominees and certain of our executive officers and other employees (who will receive no additional compensation for such solicitation activities), or by Morrow Sodali. You may also be solicited by advertisements in periodicals, press releases issued by us and postings on our corporate website or other websites. Unless expressly indicated otherwise, information contained on our corporate website is not part of this Proxy Statement. In addition, none of the information on the other websites listed in this Proxy Statement is part of this Proxy Statement. These website addresses are intended to be inactive textual references only.

Who is paying for the cost of this proxy solicitation?

The entire cost of soliciting proxies on behalf of the Board, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the GOLD proxy card and any additional soliciting materials furnished to stockholders by, or on behalf of, the Company, will be borne by the Company. Copies of the Company’s solicitation material will be furnished to banks, brokerage houses, dealers, the ESOP Trustee, voting trustees, their respective nominees and other agents holding shares in their names, which are beneficially owned by others, so that they may forward such solicitation material, together with our 2016 Annual Report, which includes our 2016 Form 10-K, to beneficial owners. In addition, if asked, the Company will reimburse these persons for their reasonable expenses in forwarding these materials to the beneficial owners.

Due to the possibility of a proxy contest, we have engaged Morrow Sodali to solicit proxies from stockholders in connection with the Annual Meeting. Morrow Sodali expects that approximately 40 of its employees will assist in the solicitation of proxies. We will pay Morrow Sodali a fee of up to $250,000 plus costs and expenses. In addition, we have agreed to indemnify Morrow Sodali and certain related persons against certain liabilities arising out of or in connection with their engagement.

The Company estimates that its additional out-of-pocket expenses beyond those normally associated with soliciting proxies for the Annual Meeting as a result of the potential proxy contest will be $3.7 million in the aggregate, of which approximately $1.5 million has been spent to date. Such additional solicitation costs are expected to include the fees incurred to retain Morrow Sodali as the Company’s proxy solicitor, as discussed above, fees of outside counsel, financial advisors and public relations advisors to advise the Company in connection with a possible contested solicitation of proxies, increased mailing costs, such as the costs of additional mailings of solicitation materials to stockholders, including printing costs, mailing costs and the reimbursement of reasonable expenses of banks, brokerage houses and other agents incurred in forwarding solicitation materials to beneficial owners, as described above, and the costs of retaining an independent inspector of election.

Who can answer my questions?

Your vote at this year’s Annual Meeting is especially important, no matter how many or how few shares you own. Please sign and date the enclosed GOLD proxy card or GOLD voting instruction form and return it in the enclosed postage-paid envelope promptly or vote by Internet or telephone. If you have any questions or require assistance in submitting a proxy for your shares, please call Morrow Sodali, the firm assisting us in the solicitation of proxies:

470 West Avenue

Stamford, Connecticut 06902

Stockholders Call Toll Free: (800) 662-5200 (within the U.S.)

Banks and Brokers Call Collect: (203) 658-9400

How can I obtain additional copies of these materials or copies of other documents?

Complete copies of this Proxy Statement and 2016 Annual Report, which includes our 2016 Form 10-K, and directions to the Annual Meeting are also available at http://proxy.farmerbros.com. You may also contact Morrow Sodali for additional copies. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

BACKGROUND OF THE SOLICITATION

The following outlines certain interactions the Company has had with Ms. Waite and her representatives.

On August 2, 2015, Suzanna Waite, a member of the Waite Group and spouse of Jonathan Michael Waite (also a member of the Waite Group and an employee of the Company), sent Guenter W. Berger, the then Chairman of the Board of Directors, an email regarding certain concerns she had. Prior to Mr. Berger sharing the email with the other members of the Board, Mr. Waite, on behalf of his wife, called Mr. Berger directly and requested that the email be retracted and recalled. Respecting their wishes, the email was retracted and recalled, and was not shared with the other members of the Board.

On August 23, 2015, Carol Farmer Waite sent Mr. Berger, the then Chairman of the Board of Directors, a letter expressing her disappointment with the direction of the Company under Michael H. Keown, the President and Chief Executive Officer. The letter was sent via email and was not delivered in accordance with the Company’s stockholder communication policy. In particular, Ms. Waite went to great lengths to express her dissatisfaction with a Company welcome reception and a quickly planned employee appreciation event at which beer and wine were served. Ms. Waite asserted that serving beer and wine at the events, one of which was offsite, was against Company policy. Ms. Waite attached screen shots of photos of employees at the reception and the employee appreciation event that were posted to an employee’s social media accounts and encouraged the Company to take disciplinary action against any employees, including Mr. Keown, pictured with a beer or wine in hand, referring to the celebrations and pictures as an “inappropriate display.” She also included the screen shot of a welcome basket, which included Company branded items, including a water bottle, thumb drive, coffee mug and coffee, and questioned the appropriateness and fiscal responsibility of giving new employees welcome gifts. She also questioned whether the Company should have invited more of its Torrance employees to relocate to Texas. Towards the end of her letter, Ms. Waite expressed her displeasure with the payment of management bonuses in the absence of dividend payments to stockholders.

On September 3, 2015, Mr. Berger, the then Chairman of the Board, replied to Ms. Waite by email, thanking her for her input and reassuring her that the Board takes such input seriously and that he had shared her letter with the independent members of the Board as she requested.

On October 27, 2015, Ms. Waite sent Mr. Berger a follow-up email, in which she expressed that she was disheartened with Mr. Berger’s response and the lack of follow-up to her August 23, 2015 communication. She further expressed her continued concerns regarding a Company culture that held periodic welcome breakfasts and “pizza parties” for new employees and permitted streaming of playoff baseball games in one of the Company’s conference rooms during lunch. She also questioned the competency of the new hires and, more generally, the appropriateness of the move to Texas.

On November 2, 2015, on behalf of the Board at the direction of the independent directors, the Company’s Secretary, Teri L. Witteman, responded to Ms. Waite’s email by letter, acknowledging receipt of Ms. Waite’s October 27, 2015 email, confirming that the email had been shared with the independent directors and thanking Ms. Waite for her input and for taking the time to communicate her concerns to the Board. Ms. Witteman’s letter also encouraged Ms. Waite to send any follow-up correspondence to Ms. Witteman in accordance with the published policy for communicating with directors included in the Company’s 2015 proxy statement.

On December 3, 2015, Ms. Waite attended the Company’s 2015 Annual Meeting of Stockholders, but did not ask any questions or make any other comments during the Q&A portion of the meeting. After the Q&A portion of the meeting had concluded, Ms. Waite requested the opportunity to ask questions. Although the annual meeting rules could have prevented any further questions, the Company accommodated Ms. Waite’s request and invited Ms. Waite to ask questions. Once given the floor, Ms. Waite expressed her deep frustration with the Company’s Board and management and questioned (i) bonuses that were paid to management, (ii) the compensation paid to new executive level hires, and (iii) the lack of a dividend being paid by the Company to its stockholders.

Mr. Keown, the Company’s President and Chief Executive Officer and member of the Board, responded to Ms. Waite’s questions and reminded Ms. Waite of the considerable appreciation of the Company’s stock price during his tenure, and that the Board periodically considers whether it is appropriate to pay dividends to the Company’s stockholders, but that he was not in a position to make any statements on the Board’s behalf regarding the payment of future dividends.

Following Ms. Waite’s questions, Richard F. Farmer, Ph.D., Ms. Waite’s brother, was permitted additional time to make a statement, in which he expressed his support of the Board and the Company’s management.

In December 2015, and in connection with the on-going litigation between Ms. Waite and Dr. Farmer regarding certain Farmer family trusts, the Company was served with a deposition subpoena for the production of business records, including transcripts of the 2015 Annual Meeting of Stockholders. In January 2016, the Company responded to the request and reached an agreement with Ms. Waite’s counsel regarding the production of such records subject to a protective order. In May 2016, a protective order was issued, and in June 2016, the Company and the parties to the litigation entered into a side letter with respect to additional confidentiality safeguards that the parties had agreed to in January 2016. In June 2016, the Company produced the requested business records.

On August 29, 2016, and without contacting or seeking to communicate with the Company in the previous nine months, Ms. Waite filed an amended Schedule 13D and delivered a letter to the Board further expressing her displeasure with the existing Board and management team. She also disclosed her intentions to nominate a slate of candidates for election to the Board at the Annual Meeting.

On September 2, 2016, the Company received a stockholder notice from Ms. Waite that included the Waite Group Nominees as the slate of candidates she intends to nominate at the Annual Meeting.

On September 7, 2016, the Company formed the Annual Meeting Committee of the Board to, among other things, review, consider and evaluate notices and communications in respect of any director nominations or business proposals received from stockholder groups.

On September 29, 2016, the Waite Group filed solicitation materials with the SEC in which they expressed their concerns regarding the current management team and directors of the Company.

On September 29, 2016 and in response to the solicitation materials filed by the Waite Group, the Company issued a press release in which the Company highlighted (i) the successful execution of the Company’s turnaround strategy by the current Board and management team, (ii) the appreciation of the Company’s stock price since Mr. Keown became President and Chief Executive Officer, and (iii) the highly qualified and engaged directors that currently serve on the Company’s Board.

On September 29, 2016, the Company’s counsel extended an invitation (through the Waite Group’s counsel) to the Waite Group Nominees to meet with the Company’s Nominating and Corporate Governance Committee, such that the committee could properly evaluate each of the Waite Group Nominees. None of the Waite Group Nominees accepted such invitation (as communicated through the Waite Group’s counsel). As a result, the committee reviewed the materials previously provided by the Waite Group in its notice to the Company.

On October 4, 2016, the Company issued a press release enclosing a statement of support from Dr. Farmer. In his statement, Dr. Farmer confirmed his “support of the Company’s Board of Directors and management team” and expressed his belief that “the management team is executing the right strategy to position Farmer Bros. Co. to better compete and grow the business long-term….” Dr. Farmer concluded his statement by stating that he “look[s] forward to supporting the Company’s Board nominees at the upcoming 2016 Annual Meeting.”

On October 13, 2016, the Board, following the recommendation from the Nominating and Corporate Governance Committee, determined not to nominate any of the Waite Group Nominees, and determined to nominate the three persons—Michael H. Keown, Charles F. Marcy and Christopher P. Mottern—named in this Proxy Statement.

On October 17, 2016, the Company filed a Preliminary Proxy Statement with the SEC with respect to the Annual Meeting.

On October 27, 2016, the Company filed a Definitive Proxy Statement with the SEC with respect to the Annual Meeting.

OUR BOARD STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD OR VOTING INSTRUCTION FORM THAT YOU MAY RECEIVE FROM MS. WAITE, THE WAITE GROUP OR ANY OF THEIR AFFILIATES, EVEN TO VOTE “WITHHOLD” WITH RESPECT TO THE WAITE GROUP NOMINEES, AS DOING SO WILL CANCEL ANY PROXY YOU MAY HAVE PREVIOUSLY SUBMITTED TO HAVE YOUR SHARES VOTED FOR THE BOARD’S NOMINEES ON A GOLD PROXY CARD, AS ONLY YOUR LATEST PROXY CARD OR VOTING INSTRUCTION FORM WILL BE COUNTED.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Under the Company’s Certificate of Incorporation and Amended and Restated By-Laws (“By-Laws”), the Board of Directors is divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with members of each class serving for a three-year term. Each year only one class of directors is subject to a stockholder vote. Class I consists of three directors whose term of office expires at the Annual Meeting and whose successors will be elected at the Annual Meeting to serve until the 2019 Annual Meeting of Stockholders. Class II consists of two directors, continuing in office until the 2017 Annual Meeting of Stockholders. Class III consists of two directors, continuing in office until the 2018 Annual Meeting of Stockholders.

The authorized number of directors is set forth in the Company’s Certificate of Incorporation and shall consist of not less than five nor more than seven members, the exact number of which shall be fixed from time to time by resolution of the Board. The authorized number of directors is currently seven. If the number of directors is changed, any increase or decrease will be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by the sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class will hold office for a term that will coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors will have the same remaining term as that of his or her predecessor.

Based on the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Michael H. Keown, Charles F. Marcy and Christopher P. Mottern for re-election to the Board as Class I directors. If re-elected at the Annual Meeting, each would serve until the 2019 Annual Meeting of Stockholders and until his successor is elected and duly qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Each of Messrs. Keown, Marcy and Mottern currently serves as a director, and each has agreed to be named in this Proxy Statement and serve if elected. We have no reason to believe that any such nominee will be unable to serve if elected.

All of the present directors were elected to their current terms by the stockholders. There are no family relationships among any directors, nominees for director or executive officers of the Company. Except as disclosed below, none of the continuing directors or nominees is a director of any other publicly held company.

Vote Required

Each share of Common Stock is entitled to one vote for each of the three director seats to be filled at the Annual Meeting and will be given the option of voting “FOR” or withholding authority to vote for each nominee. Cumulative voting is not permitted. It is the intention of the proxy holders named in the enclosed proxy to vote the proxies received by them “FOR” the election of the three Board nominees named herein unless the proxies direct otherwise. If any of the Board nominees should be unable to serve or for good cause will not serve, your GOLD proxy will be voted for such substitute nominee(s) as the holders of your proxy, acting in their discretion, may determine.

Directors are elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the three individuals nominated for election to the Board at the Annual Meeting who receive the largest number of properly cast “FOR” votes (among votes properly cast in person or by proxy) will be elected as directors. In director elections, stockholders may either vote “FOR” or withhold voting authority with respect to director nominees. Shares voting “withhold” are counted for purposes of determining a quorum. However, if you withhold authority to vote with respect to the election of any or all of the three nominees, your shares will not be voted with respect to those nominees indicated. Therefore, “withhold” votes will not affect the outcome of the election of directors. Brokers do not have discretionary authority to vote on the election of directors. Broker non-votes and abstentions will have no effect on the election of directors.

Nominees for Election as Directors

Set forth below is biographical information for each of the Board’s nominees for election as a Class I director at the Annual Meeting, including a summary of the specific experience, qualifications, attributes and skills which led our Board to conclude that the individual should serve on the Board at this time, in light of the Company’s business and structure.

Name	Age	Director Since	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Michael H. Keown	54	2012
Charles F. Marcy	66	2013		X	Chair
Christopher P. Mottern	72	2013	Chair		X

Michael H. Keown joined the Company as President and Chief Executive Officer on March 23, 2012. Prior to joining the Company, Mr. Keown served in various executive capacities at Dean Foods Company, a food and beverage company, from 2003 to March 2012. He was at WhiteWave Foods Company, a subsidiary of Dean Foods, from 2004 to March 2012, including as President, Indulgent Brands from 2006 to March 2012. He was also responsible for WhiteWave’s alternative channel business comprised largely of foodservice. Mr. Keown served as President of the Dean Branded Products Group of Dean Foods from 2003 to 2004. Mr. Keown joined Dean Foods from The Coca-Cola Company, where he served as Vice President and General Manager of the Shelf Stable Division of The Minute Maid Company. Mr. Keown has over 25 years of experience in the Consumer Goods business, having held various positions with E.&J. Gallo Winery and The Procter & Gamble Company. He has served on the Board of Directors and Audit Committee of Welch Foods Inc., a wholly owned subsidiary of the National Grape Cooperative Association, Inc., since June 2015, and, in February 2016, he was appointed to its Pension Investment Committee. In October 2016, Mr. Keown was also appointed Vice Chairman of the Board of Directors of World Coffee Research, a collaborative, not-for-profit 501(c)(5) research organization created by the global coffee industry. Mr. Keown received his undergraduate degree in Economics from Northwestern University. Mr. Keown is a National Association of Corporate Directors (“NACD”) Governance Fellow and has demonstrated his commitment to boardroom excellence by completing NACD’s comprehensive corporate governance program for directors.

We believe Mr. Keown’s qualifications to serve on our Board include his in-depth knowledge of food manufacturing, food processing and the foodservice business, marketing and consumer branding experience, expertise in global sourcing, sustainability and corporate responsibility, and his ability to provide a critical link between management and the Board of Directors thereby enabling the Board to provide its oversight function with the benefit of management’s perspective of the business.

Charles F. Marcy is an independent business consultant. He served as Interim CEO of Turtle Mountain, LLC, a privately held natural foods company, and the maker of the So Delicious brand of dairy free products from May 2013 until April 2015. Prior to this, he was a principal with Marcy & Partners, Inc., providing strategic planning and acquisition consulting to consumer products companies. Mr. Marcy served as President and Chief Executive Officer and a member of the Board of Directors of Healthy Food Holdings, a holding company for branded “better-for-you” foods and the maker of YoCrunch Yogurt and Van’s Frozen Waffles from 2005 through

April 2010. Previously, Mr. Marcy served as President, Chief Executive Officer and a Director of Horizon Organic Holdings, then a publicly traded company listed on Nasdaq with a leading market position in the organic food business in the United States and the United Kingdom, from 1999 to 2005. Mr. Marcy also previously served as President and Chief Executive Officer and a member of the Board of Directors of the Sealright Corporation, a manufacturer of food and beverage packaging and packaging systems, from 1995 to 1998. From 1993 to 1995, Mr. Marcy was President of the Golden Grain Company, a subsidiary of Quaker Oats Company and maker of the Near East brand of all-natural grain-based food products. From 1991 to 1993, Mr. Marcy was President of National Dairy Products Corp., the dairy division of Kraft General Foods. From 1974 to 1991, Mr. Marcy held various senior marketing and strategic planning roles with Sara Lee Corporation and Kraft General Foods. Mr. Marcy served as the Chairman of the Finance Committee on the Board of Trustees of Washington and Jefferson College for eleven years until 2014 and has served on the Board of Directors of B&G, Foods, Inc. (“B&G”), a manufacturer and distributor of shelf-stable food and household products across the United States, Canada and Puerto Rico and a publicly traded company listed on the New York Stock Exchange, since 2010. Mr. Marcy served on the Strategy Committee and currently serves as a member and Chairman of the Audit Committee and a member of the Compensation Committee of the Board of Directors of B&G. Mr. Marcy received his undergraduate degree in Mathematics and Economics from Washington and Jefferson College, and his MBA from Harvard Business School. Mr. Marcy is an NACD Governance Fellow and has demonstrated his commitment to boardroom excellence by completing NACD’s comprehensive corporate governance program for directors.

We believe Mr. Marcy’s qualifications to serve on our Board include his leadership as a former CEO, extensive experience in the food industry, including foodservice, manufacturing, supply chain, marketing and regulatory experience, as well as his corporate governance and public company board and executive compensation experience.

Christopher P. Mottern is an independent business consultant. He served as President and Chief Executive Officer of Peet’s Coffee & Tea, Inc., a specialty coffee and tea company, from 1997 to 2002 and a director of Peet’s Coffee & Tea, Inc., from 1997 through 2004. From 1992 to 1996, Mr. Mottern served as President of The Heublein Wines Group, a manufacturer and marketer of wines, now part of Diageo plc, a multinational alcoholic beverage company. From 1986 through 1991, he served as President and Chief Executive Officer of Capri Sun, Inc., one of the largest single-service juice drink manufacturers in the United States. He has served as a director, including lead director, and member of the finance committee, of a number of private companies. Mr. Mottern received his undergraduate degree in Accounting from the University of Connecticut. Mr. Mottern was a Certified Public Accountant. Mr. Mottern is an NACD Governance Fellow and has demonstrated his commitment to boardroom excellence by completing NACD’s comprehensive corporate governance program for directors.

We believe Mr. Mottern’s qualifications to serve on our Board include his leadership as a former CEO, coffee industry, foodservice, manufacturing, supply chain and consumer branding experience, risk oversight experience, as well as the requisite financial and accounting experience to serve on the Audit Committee, including as an audit committee financial expert under applicable SEC rules.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

EACH OF THE NOMINEES NAMED ABOVE.

Directors Continuing in Office

Set forth below is biographical information for each director continuing in office and a summary of the specific experience, qualifications, attributes and skills which led our Board to conclude that the individual should serve on the Board at this time, in light of the Company’s business and structure.

Name	Age	Director Since	Class	Term Expiration	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Hamideh Assadi	71	2011	II	2017	X	X
Guenter W. Berger	79	1980	II	2017			X
Randy Clark	64	2012	III	2018	X	Chair
Jeanne Farmer Grossman	66	2009	III	2018

Hamideh Assadi is a retired tax consultant. Prior to her retirement, from March 2012 to March 2016, Ms. Assadi was an independent tax consultant and was an Associate with Chiurazzi & Associates, Seal Beach, California, from March 2007 to March 2012, where she provided tax and business consulting services for multi-state and multi-national businesses in the retail, distribution, manufacturing, real estate and service sectors. Ms. Assadi retired from the Company in January 2007 after more than 23 years of service. Prior to retirement, Ms. Assadi served in a number of roles at the Company. She served as Tax Manager from 1995 to 2006, Cost Accounting Manager from 1990 to 1995, Assistant to Corporate Secretary from 1985 to 1990, and in Production and Inventory Control from 1983 to 1985. Ms. Assadi received her B.S. in Business Administration with an emphasis in Accounting from the College of Business in Tehran, Iran, and a Master’s degree in International Law and International Organizations from the School of Law at the University of Tehran, Iran. She also received a Certificate for Professionals in Taxation from the University of California, Los Angeles, and a Certificate of Enrollment to practice before the Internal Revenue Service. Ms. Assadi is an NACD Governance Fellow and has demonstrated her commitment to boardroom excellence by completing NACD’s comprehensive corporate governance program for directors.

We believe Ms. Assadi’s qualifications to serve on our Board include her deep knowledge of, and extensive experience as a former employee of, the Company, executive compensation experience, and her credentials and extensive experience in the fields of taxation and accounting.

Guenter W. Berger served as Chairman of the Board until December 2015 when he was appointed Chairman Emeritus. He retired in December 2007 as Chief Executive Officer of the Company after more than 47 years of service in various capacities. Mr. Berger served as Chief Executive Officer of the Company from 2005 to 2007, President from August 2005 through July 2006, and Interim President and Chief Executive Officer from January 2005 to August 2005. For more than 25 years, from 1980 to 2005, Mr. Berger served as Vice President of Torrance inventory, production, coffee roasting and distribution operations. Mr. Berger is an NACD Governance Fellow and has demonstrated his commitment to boardroom excellence by completing NACD’s comprehensive corporate governance program for directors.

We believe Mr. Berger’s qualifications to serve on our Board include his longstanding tenure with the Company resulting in a deep understanding of our operations and extensive knowledge of the foodservice industry, global sourcing and the production and distribution processes related to coffee, tea and culinary products.

Randy E. Clark was appointed Chairman of the Board in December 2015. He is a retired foodservice executive and retired Certified Public Accountant. He has consulted for equity groups in the food industry since 2009 and has served on the Board of Trustees for Whitworth University since 2012. He served as President and Chief Executive Officer of Border Foods, Inc., the largest producer of green chile in the world and one of the largest producers of jalapeños in the United States, from 2008 to 2011. Mr. Clark’s earlier experience includes serving as Chief Executive Officer of Fruit Patch, Inc., one of the largest distributors of stone fruits in the United States; President and Chief Executive Officer of Mike Yurosek & Son, LLC, a produce grower and processor; and Vice President, Sales, Marketing and Production with William Bolthouse Farms, a produce grower and processor. Mr. Clark was a Professor of Accounting and Marketing at the Master’s College in Santa Clarita, California, from 1999 to 2003. Mr. Clark received his undergraduate degree from Cedarville College, an M.S. in Accounting from Kent State University, and a Doctorate in Organizational Leadership from Pepperdine University. Mr. Clark is an NACD Governance Fellow and has demonstrated his commitment to boardroom excellence by completing NACD’s comprehensive corporate governance program for directors.

We believe Mr. Clark’s qualifications to serve on our Board include his leadership as a former CEO, extensive background and experience in the foodservice business, IT, manufacturing and supply chain experience, involvement in sustainability and corporate responsibility, executive compensation experience, and his accounting and financial expertise.

Jeanne Farmer Grossman is a retired teacher and a homemaker. She is the sister of Carol Farmer Waite, who is a former director and member of the Waite Group, and the late Roy E. Farmer, who served as Chairman of the Board from 2004 to 2005, Chief Executive Officer from 2003 to 2005, and President from 1993 to 2005, and the daughter of the late Roy F. Farmer, who served as Chairman of the Board from 1951 to 2004 and Chief Executive Officer from 1951 to 2003. Ms. Grossman received her undergraduate degree and teaching credentials from the University of California, Los Angeles. Ms. Grossman is an NACD Governance Fellow and has demonstrated her commitment to boardroom excellence by completing NACD’s comprehensive corporate governance program for directors.

We believe Ms. Grossman’s qualifications to serve on our Board include her extensive knowledge of the Company’s culture and sensitivity for Company core values, knowledge of the coffee and foodservice industries, extensive training in program creation and development, curriculum development, the development and evaluation of measurable objective protocol and individual/group task evaluation, as well as committee work in various areas including fundraising, staffing and outreach.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending June 30, 2017, and has further directed that management submit this selection for ratification by the stockholders at the Annual Meeting. Deloitte has served as the Company’s independent registered public accounting firm since December 23, 2013. A representative of Deloitte is expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Deloitte as the Company’s independent registered public accounting firm is not required by the By-Laws or otherwise. However, the Board is submitting the selection of Deloitte to stockholders for ratification because the Company believes it is a matter of good corporate governance practice. If the Company’s stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interest and that of our stockholders.

Vote Required

The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereat is required to ratify the selection of Deloitte. Abstentions will have the same effect as votes “against” the ratification. Because shares held by a broker who has not received instructions from the beneficial owner of the shares as to how such shares are to be voted will not be entitled to vote at the Annual Meeting, broker non-votes will not affect the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF

THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of October 17, 2016, by all persons (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) known by the Company to be the beneficial owner of more than 5% of the Common Stock as of such date, based on 16,793,561 shares outstanding as of October 17, 2016.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are not deemed to be outstanding for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)
Waite Group(2)	4,184,618	24.9%
Richard F. Farmer(3)	2,817,018	16.8%
Jeanne Farmer Grossman(4)	1,205,358	7.2%
Farmer Bros. Co. Employee Stock Ownership Plan(5)	1,903,905	11.3%
Trigran Investments, Inc., Douglas Granat, Lawrence A. Oberman, Steven G. Simon, Bradley F. Simon(6)	1,140,924	6.4%

(1)	The address for the Waite Group is c/o Olshan Frome Wolosky LLP, 1325 Avenue of the Americas, New York, New York 10019. The address of Richard F. Farmer, Jeanne Farmer Grossman and the ESOP is c/o Farmer Bros. Co., 13601 North Freeway, Suite 200, Fort Worth, Texas 76177. The address of Trigran Investments, Inc. is 630 Dundee Road, Suite 230, Northbrook, Illinois 60062.

(2)	This information is based on a Schedule 13D/A filed with the SEC on September 8, 2016 (the “Waite Group Schedule 13D/A”). Pursuant to the Waite Group Schedule 13D/A, for purposes of Section 13 of the Exchange Act, Carol Farmer Waite, as trustee, co-trustee, and/or sole beneficiary of certain family trusts named in the Waite Group Schedule 13D/A; Jonathan Michael Waite, as trustee and sole beneficiary of the 2012 Waite Irrevocable Trust; and individuals Suzanna Waite, Austin Waite, Emily Waite, Scott Grossman, Brett Grossman, Brynn Grossman, and Tom Mortensen comprise a group. As set forth in the Waite Group Schedule 13D/A, each member of the Waite Group is the beneficial owner of the following shares of Common Stock (although John Samore, Jr. and Jennifer Gonzalez-Yousef signed the Waite Group Schedule 13D/A, neither individual has reported that they beneficially own any shares of Common Stock):

Name of Beneficial Owner	Total Shares Beneficially Owned	Percent of Class	Sole Voting and Investment Power	Shared Voting and Investment Power
Carol Farmer Waite	3,832,964	22.8%	1,355,236	2,477,728(a)
Jonathan Michael Waite(b)	344,362	2.1%	340,000	4,362
Suzanna Waite	500	*	500	—
Austin Waite	50	*	50	—
Emily Waite	50	*	50	—
Scott Grossman	100	*	100	—
Brett Grossman	100	*	100	—
Brynn Grossman	100	*	100	—
Tom Mortensen	6,392	*	6,392	—

*	Less than 1%

(a)	Includes 2,168,540 shares of Common Stock beneficially owned by Carol Farmer Waite and Richard F. Farmer, Ph.D. and 309,188 shares of Common Stock beneficially owned by Carol Farmer Waite and Jeanne Farmer Grossman, in each case, as co-trustees of various trusts, for the benefit of such individuals and family members.

(b)	Includes 4,362 shares beneficially owned by Mr. Waite through the ESOP, rounded to the nearest whole share, which were omitted from the Waite Group Schedule 13D/A.

(3)	Includes shares of Common Stock held in various family trusts of which Dr. Farmer is the sole trustee, co-trustee, beneficiary and/or settlor, including: (i) 636,358 shares directly owned through the Richard F. Farmer Revocable Trust dated December 29, 1995, of which Dr. Farmer is the sole settlor, trustee and beneficiary; and (ii) 2,180,660 shares indirectly beneficially owned as co-trustee of various trusts, for the benefit of himself and family members, and over which he has shared voting and dispositive power with (x) Ms. Waite as to 2,168,540 shares (also indicated in the table above as beneficially owned by the Waite Group) and (y) Jeanne Farmer Grossman as to 12,120 shares (also indicated in the table above as beneficially owned by Jeanne Farmer Grossman).

(4)	Includes shares of Common Stock held in various family trusts of which Ms. Grossman is the sole trustee, co-trustee, beneficiary and/or settlor, including: (i) 9,550 shares as trustee of a trust for the benefit of her daughter; (ii) 858,378 shares as sole trustee of the Jeanne F. Grossman Trust, dated August 22, 1997; (iii) 321,308 shares as co-trustee of various trusts for the benefit of herself and family members, and over which she has shared voting and dispositive power with (x) Dr. Farmer as to 12,120 shares (also indicated in the table above as beneficially owned by Dr. Farmer) and (y) Carol Farmer Waite as to 309,188 shares (also indicated in the table above as beneficially owned by the Waite Group); (iv) 13,794 shares held directly by Ms. Grossman; and (v) 2,328 shares of unvested restricted stock.

(5)	This information is based on the Company’s records and includes 1,678,685 shares of Common Stock that are held in the ESOP and allocated to a participant’s account (“allocated shares”), and 225,220 shares of Common Stock held in the ESOP but not allocated to any participant’s account (“unallocated shares”), as of October 17, 2016. The ESOP Trustee votes allocated shares as directed by such participant or beneficiary of the ESOP. Under the terms of the ESOP, the ESOP Trustee will vote all of the unallocated shares and all of the allocated shares for which no voting directions are timely received by the ESOP Trustee, in its independent fiduciary discretion with respect to each item subject to a vote. The present members of the Administrative Committee of the Farmer Bros. Co. Qualified Employee Retirement Plans (the “Management Administrative Committee”), which administers the ESOP, are Michael H. Keown, Isaac N. Johnston, Jr., Thomas J. Mattei, Jr., Carolyn Suzanne Gargis, Rene E. Peth and Brent Hollingsworth. Each member of the Management Administrative Committee disclaims beneficial ownership of the securities held by the ESOP except for those, if any, that have been allocated to the member as a participant in the ESOP. The number of shares of Common Stock shown in the table above as beneficially owned by the ESOP includes 4,362 shares allocated to Jonathan Michael Waite, as a participant in the ESOP. Mr. Waite is a member of the Waite Group, and, as such, the shares beneficially owned by Mr. Waite through the ESOP are included in the number of share beneficially owned by the Waite Group.

(6)	This information is based on a Form 13F filed with the SEC on August 11, 2016 by Trigran Investments, Inc. and a Schedule 13G filed with the SEC on February 11, 2016 by Trigran Investments, Inc., Douglas Granat, Lawrence A. Oberman, Steven G. Simon and Bradley F. Simon (the “Trigran Schedule 13G”). The Trigran Schedule 13G indicates that the reporting persons share voting and dispositive power over the indicated number of shares. Pursuant to the Trigran Schedule 13G, Douglas Granat, Lawrence A. Oberman, Steven G. Simon and Bradley F. Simon are the controlling shareholders and/or sole directors of Trigran Investments, Inc. and may be considered the beneficial owners of shares beneficially owned by Trigran Investments, Inc.

Security Ownership of Directors and Executive Officers

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of October 17, 2016, by each of our directors and named executive officers (“Named Executive Officers”) as well as all of our directors and executive officers as a group, based on 16,793,561 shares outstanding as of October 17, 2016. The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are not deemed to be outstanding for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Except as otherwise indicated in these footnotes, each of the directors and officers listed has, to our knowledge, sole voting and investment power with respect to the shares of Common Stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Non-Employee Directors:
Hamideh Assadi	11,730	(1)	*
Guenter W. Berger	33,506	(2)	*
Randy E. Clark	10,465	(3)	*
Jeanne Farmer Grossman	1,205,358	(4)	7.2%
Charles F. Marcy	9,726	(5)	*
Christopher P. Mottern	13,726	(6)	*
Named Executive Officers:
Michael H. Keown	233,712	(7)	1.4%
Isaac N. Johnston, Jr.	8,710	(8)	*
Scott W. Bixby	11,829	(9)	*
Barry C. Fischetto	13,575	(10)	*
Thomas J. Mattei, Jr.	13,094	(11)	*
Mark J. Nelson	1,037	(12)	*
All directors and executive officers as a group (12 individuals)	1,566,468	(13)	9.3%

*	Less than 1%

(1)	Includes 2,328 unvested shares of restricted stock.

(2)	Includes 2,328 unvested shares of restricted stock.

(3)	Includes 2,328 unvested shares of restricted stock.

(4)

Includes shares of Common Stock held in various family trusts of which Ms. Grossman is the sole trustee, co-trustee, beneficiary and/or settlor, including: (i) 9,550 shares as trustee of a trust for the benefit of her daughter; (ii) 858,378 shares as sole trustee of the Jeanne F. Grossman Trust, dated August 22, 1997; (iii) 321,308 shares as co-trustee of various trusts for the benefit of herself and family members, and over which she has shared voting and dispositive power with (x) Dr. Farmer as to 12,120 shares (also indicated as beneficially owned by Dr. Farmer in the table above under the heading “Security Ownership of Certain Beneficial Owners”) and (y) Carol Farmer Waite as to 309,188 shares (also indicated as beneficially owned by the Waite Group in the table above under the heading “Security

Ownership of Certain Beneficial Owners”); (iv) 13,794 shares held directly by Ms. Grossman; and (v) 2,328 shares of unvested restricted stock.

(5)	Includes 2,328 unvested shares of restricted stock.

(6)	Includes 2,328 unvested shares of restricted stock.

(7)	Includes 186,470 shares of Common Stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days and 2,170 shares of Common Stock beneficially owned by Mr. Keown through the ESOP, rounded to the nearest whole share.

(8)	Includes 5,886 shares of Common Stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days and 2,824 unvested shares of restricted stock. Mr. Johnston joined the Company as Treasurer and Chief Financial Officer effective October 1, 2015.

(9)	Includes 8,553 shares of Common Stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days, 2,732 unvested shares of restricted stock and 544 shares of Common Stock beneficially owned by Mr. Bixby through the ESOP, rounded to the nearest whole share.

(10)	Includes 10,187 shares of Common Stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days, 2,844 unvested shares of restricted stock and 544 shares of Common Stock beneficially owned by Mr. Fischetto through the ESOP, rounded to the nearest whole share.

(11)	Includes 10,813 shares of Common Stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days and 1,553 shares of Common Stock beneficially owned by Mr. Mattei through the ESOP, rounded to the nearest whole share.

(12)	Includes 1,037 shares beneficially owned by Mr. Nelson through the ESOP, rounded to the nearest whole share. Mr. Nelson stepped down from the position of Treasurer and Chief Financial Officer effective October 1, 2015. Mr. Nelson’s employment with the Company terminated on November 30, 2015, in accordance with the terms of his amended employment agreement.

(13)	Pursuant to the Waite Group Schedule 13D/A, Ms. Grossman is no longer a member of a group for purposes of Section 13(d)(3) of the Exchange Act. As a result, the total beneficial ownership of all directors and executive officers as a group indicated in the table above includes only those shares of which Ms. Grossman is the beneficial owner, and excludes 2,817,018 shares of Common Stock beneficially owned by Dr. Farmer and 4,184,618 shares of Common Stock beneficially owned by the Waite Group, including Carol Farmer Waite.

CORPORATE GOVERNANCE

Director Independence

At least annually and in connection with any individuals being nominated to serve on the Board, the Board reviews the independence of each director or nominee and affirmatively determines whether each director or nominee qualifies as independent. The Board believes that stockholder interests are best served by having a number of objective, independent representatives on the Board. For this purpose, a director or nominee will be considered to be “independent” only if the Board affirmatively determines that the director or nominee has no relationship with respect to the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In making its independence determinations, the Board reviewed transactions, relationships, behavior and arrangements between each director and nominee, or any member of his or her immediate family, and us or our subsidiaries based on information provided by the director or nominee, our records and publicly available information. The Board made the following independence determinations (the transactions, relationships and arrangements reviewed by the Board in making such determinations are set forth in the footnotes below):

Director	Status
Hamideh Assadi	Independent(1)
Guenter W. Berger	Independent(2)
Randy E. Clark	Independent(3)
Jeanne Farmer Grossman	Not Independent(4)
Michael H. Keown	Not Independent(5)
Charles F. Marcy	Independent(6)
Christopher P. Mottern	Independent

(1)	Ms. Assadi was an employee of Farmer Bros. from 1983 to 2006, including serving as Tax Manager from 1995 to 2006, Cost Accounting Manager from 1990 to 1995, Assistant to Corporate Secretary from 1985 to 1990, and in Production and Inventory Control from 1983 to 1985. Ms. Assadi is entitled to certain retiree benefits generally available to Company retirees and is entitled to a death benefit provided by the Company to certain of its retirees and employees.

(2)	Mr. Berger is the current Chairman Emeritus, former Chairman of the Board and former Chief Executive Officer of the Company. Mr. Berger is entitled to certain retiree benefits generally available to Company retirees and is entitled to a death benefit provided by the Company to certain of its retirees and employees.

(3)	Mr. Clark is the current Chairman of the Board.

(4)	Ms. Grossman is the sister of Carol Farmer Waite, a former director and member of the Waite Group. As a result of various considerations, in January 2016 the Board determined that Ms. Grossman was no longer independent under the Nasdaq listing standards. Concurrently, Ms. Grossman was removed from the Compensation Committee.

(5)	Mr. Keown is the Company’s President and Chief Executive Officer.

(6)	Mr. Marcy served on the Board of Directors of Community Food Share, a nonprofit corporation, with Mr. Keown for a period ending in 2008.

Board Meetings and Attendance

The Board held 15 meetings during fiscal 2016, including four regular meetings and 11 special meetings. During fiscal 2016, each director attended at least 75% of the total number of meetings of the Board of Directors

(held during the period for which he or she served as a director) and committees of the Board on which he or she served (during the periods that he or she served). The independent directors generally meet in executive session in connection with each regularly scheduled Board meeting. Under the Company’s Corporate Governance Guidelines, continuing directors are expected to attend the Company’s annual meeting of stockholders absent a valid reason. All directors who were then serving were present at the 2015 Annual Meeting of Stockholders held on December 3, 2015.

Charters; Code of Conduct and Ethics; Corporate Governance Guidelines

The Board maintains charters for the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. In addition, the Board has adopted a written Code of Conduct and Ethics for all employees, officers and directors, which was updated on September 7, 2016. The Board maintains Corporate Governance Guidelines as a framework to promote the functioning of the Board and its committees and to set forth a common set of expectations as to how the Board should perform its functions. Current committee charters, the Code of Conduct and Ethics and the Corporate Governance Guidelines are available on the Company’s website at www.farmerbros.com. Information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement.

Board Committees

The Board of Directors has three standing committees: the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Summary information about each standing committee is set forth below. Additionally, from time to time, the Board has established ad hoc or other committees, on an interim basis, to assist the Board with its consideration of specific matters, and it expects to continue to do so as it may determine to be prudent and advisable in the future. In fiscal 2016, the Board continued in place the ad hoc executive search committee established in fiscal 2015 and created an additional ad hoc executive search committee in April 2016 and a Strategy Committee in May 2016.

Audit Committee

The Audit Committee is a standing committee of the Board established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee’s principal purposes are to oversee, on behalf of the Board, the accounting and financial reporting processes of the Company and the audit of the Company’s financial statements. As described in its charter, the Audit Committee’s responsibilities include assisting the Board in overseeing: (i) the integrity of the Company’s financial statements; (ii) the independent auditor’s qualifications and independence; (iii) the performance of the Company’s independent auditor and internal audit function; (iv) the Company’s compliance with legal and regulatory requirements relating to accounting and financial reporting matters; (v) the Company’s system of disclosure controls and procedures, internal control over financial reporting that management has established, and compliance with ethical standards adopted by the Company; and (vi) the Company’s framework and guidelines with respect to risk assessment and risk management, including the Company’s cyber security risk. The Audit Committee is directly and solely responsible for the appointment, dismissal, compensation, retention and oversight of the work of any independent auditor engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditor reports directly to the Audit Committee.

During fiscal 2016, the Audit Committee held four meetings. Christopher P. Mottern currently serves as Chair, and Hamideh Assadi and Randy E. Clark currently serve as members of the Audit Committee. All members of the Audit Committee meet the Nasdaq composition requirements, including the requirements regarding financial literacy and financial sophistication, and the Board has determined that each member is independent under the Nasdaq listing standards and the rules of the SEC regarding audit committee membership. The Board has determined that at least one member of the Audit Committee is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K under the Exchange Act. That person is Christopher P. Mottern, the Audit Committee Chair.

Compensation Committee

The Compensation Committee is a standing committee of the Board. As described in its charter, the Compensation Committee’s principal purposes are to discharge the Board’s responsibilities related to compensation of the Company’s executive officers and administer the Company’s incentive and equity compensation plans. The Compensation Committee’s objectives and philosophy with respect to the fiscal 2016 executive compensation program, and the actions taken by the Compensation Committee in fiscal 2016 with respect to the compensation of our Named Executive Officers, are described below under the heading “Compensation Discussion and Analysis.”

The Compensation Committee also is responsible for evaluating and making recommendations to the Board regarding director compensation. In addition, the Compensation Committee is responsible for conducting an annual risk evaluation of the Company’s compensation practices, policies and programs.

During fiscal 2016, the Compensation Committee held 11 meetings. Randy E. Clark currently serves as Chair, and Hamideh Assadi and Charles F. Marcy currently serve as members of the Compensation Committee. Jeanne Farmer Grossman served on the Compensation Committee during fiscal 2016, including as Chair of the Compensation Committee through September 24, 2015, with her service on the Compensation Committee ending on January 28, 2016. The Board has determined that all current Compensation Committee members are independent under the Nasdaq listing standards.

Compensation Consultant

The Compensation Committee has the authority to retain the services of outside consultants to assist it in performing its responsibilities. In fiscal 2016, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”) for, (i) with respect to the Compensation Committee, advisory and consulting services relating to the Company’s executive officer and director compensation programs (including selection of a peer group for purposes of comparing compensation levels relative to our peers), consultation regarding short-term and long-term incentive plan design, and consultation regarding corporate governance practices and general Compensation Committee matters and processes, and (ii) with respect to the Nominating and Corporate Governance Committee, consultation regarding processes related to officer succession planning and performance assessment with respect to our President and Chief Executive Officer. During the first quarter of fiscal 2016, the Compensation Committee also engaged Vivient Consulting to provide survey data; however, the Compensation Committee did not use any of the data provided by Vivient in making compensation decisions in fiscal 2016 and, as such, Vivient Consulting did not play a role in determining or recommending the amount or form of executive or director compensation.

Meridian provided no other services to the Company or its affiliates during fiscal 2016 other than as described above. The Compensation Committee has determined that Meridian is “independent” according to the criteria required by the SEC in Rule 10C-1 of the Exchange Act.

Management’s Role in Establishing Compensation

The compensation of the executive officers is determined by the Compensation Committee, taking into account the input and recommendations of our President and Chief Executive Officer regarding compensation for those executive officers reporting to him, and taking into account the input and recommendations of the Nominating and Corporate Governance Committee regarding compensation of our President and Chief Executive Officer. Our President and Chief Executive Officer may also make a recommendation to the Compensation Committee with respect to his compensation; however the Compensation Committee, after receiving the input and recommendations of the Nominating and Corporate Governance Committee, has sole authority for all final compensation determinations regarding our President and Chief Executive Officer. Our President and Chief Executive Officer, Chief Financial Officer and General Counsel routinely attend the meetings of the Compensation Committee to provide input, as requested by the Compensation Committee and, in the case of the

General Counsel, to act as secretary for the meeting; however, no executive officer has any role in approving his or her own compensation, and neither our President and Chief Executive Officer nor any other executive officer is present during the portion of the meeting at which the Compensation Committee considers his or her own compensation.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is a standing committee of the Board. The Nominating and Corporate Governance Committee’s principal purposes are (i) monitoring the Company’s corporate governance structure; (ii) assisting the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with corporate governance; (iii) ensuring that the Board is appropriately constituted in order to meet its fiduciary obligations, including by identifying individuals qualified to become Board members and members of Board committees, recommending to the Board director nominees for the next annual meeting of stockholders or for appointment to vacancies on the Board, and recommending to the Board nominees for each committee of the Board; (iv) leading the Board in its annual review of the Board’s performance; (v) conducting the annual performance review of the Chief Executive Officer and communicating the results to the Board; and (vi) overseeing succession planning for senior management.

During fiscal 2016, the Nominating and Corporate Governance Committee met four times. Charles F. Marcy currently serves as Chair, and Guenter W. Berger and Christopher P. Mottern currently serve as members of the Nominating and Corporate Governance Committee. The Board has determined that all directors who currently serve on the Nominating and Corporate Governance Committee are independent under the Nasdaq listing standards. Ms. Grossman served on the Nominating and Corporate Governance Committee during fiscal 2016 but was not reappointed in December 2015.

Other Committees

In fiscal 2016, the Board continued in place the ad hoc search committee established in fiscal 2015, and created an additional ad hoc search committee in April 2016. The fiscal 2015 ad hoc search committee was composed of Hamideh Assadi, Randy E. Clark, Michael H. Keown and Christopher P. Mottern and the 2016 ad hoc search committee is composed of Randy E. Clark, Michael H. Keown and Christopher P. Mottern. Each of the committees was established to assist the Board in identifying and evaluating potential candidates for certain executive level positions within the Company. In total, the committees held three meetings during fiscal 2016.

In May 2016, the Board created a strategy committee (the “Strategy Committee”) to assist the Board with identifying, developing and refining the Company’s corporate strategy. The Strategy Committee held its first meeting in fiscal 2017. Randy E. Clark, Charles F. Marcy and Christopher P. Mottern currently serve as members of the Strategy Committee.

Director Qualifications and Board Diversity

The Nominating and Corporate Governance Committee is responsible for determining Board of Director membership qualifications and for selecting, evaluating and recommending to the Board nominees for the annual election to the Board and to fill vacancies as they arise. The Nominating and Corporate Governance Committee maintains, with the approval of the Board, guidelines for selecting nominees to serve on the Board and considering stockholder recommendations for nominees. The Nominating and Corporate Governance Committee believes that the ideal constitution of the Board of Directors should include, and thus its nominees to the Board of Directors should promote, the following composition of directors: the Chief Executive Officer of the Company; one or more nominees with upper management experience with the Company, in the coffee industry, in a complementary industry or who have desired professional expertise; three nominees who are independent and have the requisite accounting or financial qualifications to serve on the Audit Committee; and at least three nominees who are independent and have executive compensation experience to serve on the Compensation Committee. All nominees should contribute substantially to the Board’s oversight responsibilities and reflect the needs of the Company’s business. Additionally, the Nominating and Corporate Governance Committee believes that a member of the Farmer family, founding and substantial stockholders of the Company, or their representative should serve on the Board of Directors. The Nominating and Corporate Governance Committee believes that diversity has a place when choosing among candidates who otherwise meet the selection criteria, but the Company has not established a policy concerning diversity in Board composition.

Directors should possess the highest personal and professional ethics, integrity and values and should be committed to representing the long-term interests of the Company’s stockholders. The Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. Prior to nominating a sitting director for reelection, the Nominating and Corporate Governance Committee will consider the director’s past attendance at, and participation in, meetings of the Board and its committees, the director’s formal and informal contributions to the Board and its committees, and the director’s adherence to the Corporate Governance Guidelines and other Board approved policies.

The Nominating and Corporate Governance Committee is responsible for evaluating and recommending to the Board the total size and composition of the Board. In connection with the annual nomination of directors, the Nominating and Corporate Governance Committee reviews with the Board the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, background and diversity advisable for the Board as a whole. The Nominating and Corporate Governance Committee undertakes, on an annual basis, a skills and experience evaluation to assist the committee in planning director education programs and to identify desired skill and experience for future director nominees. The background of each director and nominee is described above under “Proposal No. 1—Election of Directors.”

For purposes of identifying nominees for the Board of Directors, the Nominating and Corporate Governance Committee often relies on professional and personal contacts of the Board and senior management. If necessary, the Nominating and Corporate Governance Committee may explore alternative sources for identifying nominees, including engaging, as appropriate, a third party search firm to assist in identifying qualified candidates. No such search firms were retained by the Nominating and Corporate Governance Committee in fiscal 2016.

The Nominating and Corporate Governance Committee will consider recommendations for director nominees from Company stockholders. Biographical information and contact information for proposed nominees should be sent to Farmer Bros. Co., 13601 North Freeway, Suite 200, Fort Worth, Texas 76177, Attention: Secretary. The Nominating and Corporate Governance Committee will evaluate candidates proposed by stockholders using the following criteria: Board needs (see discussion of slate of nominees above); relevant business experience; time availability; absence of conflicts of interest; and perceived ability to contribute to the Company’s success. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Corporate Governance Committee.

Board Leadership Structure

Under our By-Laws, the Board of Directors, in its discretion, may choose a Chairman of the Board of Directors. If there is a Chairman of the Board of Directors, such person may exercise such powers as provided in the By-Laws or assigned by the Board of Directors. Randy E. Clark was appointed Chairman of the Board of Directors in December 2015. As described above under “Proposal No. 1—Election of Directors,” Mr. Clark has served on our Board of Directors since 2012.

Notwithstanding the current separation of Chairman of the Board and Chief Executive Officer, our Chairman of the Board is generally responsible for soliciting and collecting agenda items from other members of the Board and the Chief Executive Officer, and the Chief Executive Officer is generally responsible for leading discussions during Board meetings. This structure allows for effective and efficient Board meetings and information flow on important matters affecting the Company. Other than Mr. Keown and Ms. Grossman, all members of the Board are independent and each of the Audit, Compensation and Nominating and Corporate Governance Committees of the Board are composed solely of independent directors. Due principally to the limited size of the Board, the Board has not formally designated a lead independent director and believes that as a result thereof, executive sessions of the Board, which are attended solely by independent directors, result in an open and free flow of discussion of any and all matters that any director may believe relevant to the Company and/or its management.

Although the roles of Chairman and Chief Executive Officer are currently filled by different individuals, no single leadership model is right for all companies at all times, and the Company has no bylaw or policy in place that mandates this leadership structure.

Board’s Role in Risk Oversight

The Board of Directors recognizes that although management is responsible for identifying risk and risk controls related to business activities and developing programs and recommendations to determine the sufficiency of risk identification and the appropriate manner in which to control risk, the Board plays a critical role in the oversight of risk. The Board implements its risk oversight responsibilities by having management provide periodic briefing and informational sessions on the significant risks that the Company faces and how the Company is seeking to control risk if and when appropriate. In some cases, a Board committee is responsible for oversight of specific risk topics. For example, the Audit Committee has oversight responsibility of risks associated with financial accounting and audits, internal control over financial reporting, cyber security, and the Company’s major financial risk exposures, including risks relating to pension plan investments, commodity risk and hedging programs. The Compensation Committee has oversight responsibility of risks relating to the Company’s compensation policies and practices. At each regular meeting, or more frequently as needed, the Board of Directors considers reports from the Audit Committee and Compensation Committee which provide detail on risk management issues and management’s response. The Board of Directors as a whole, examines specific business risks in its periodic reviews of the individual business units and also of the Company as a whole, as part of its regular reviews, including as part of the strategic planning process and annual budget review and approval. Beyond formal meetings, the Board and its committees have regular access to senior executives, including the Company’s Chief Executive Officer and Chief Financial Officer. The Company believes that its leadership structure promotes effective Board oversight of risk management because the Board directly, and through its various committees, is regularly provided by management with the information necessary to appropriately monitor, evaluate and assess the Company’s overall risk management, and all directors are involved in the risk oversight function.

Compensation-Related Risk

As part of its risk oversight role, our Compensation Committee annually considers whether our compensation policies and practices for all employees, including our executive officers, create risks that are reasonably likely to have a material adverse effect on our Company. In fiscal 2016, the Compensation Committee noted several design features of our compensation programs that reduce the likelihood of excessive risk-taking, including, but not limited to, the following:

•	Variable incentive awards represent a significant portion of executive officer total direct compensation, serving as retention tools and incentivizing performance with a balanced mix of cash annual incentive awards and longer-term equity incentive compensation in the form of stock options that are wholly subject to time-based vesting and partially subject to performance-based vesting.

•	Our Compensation Committee periodically reviews comparative compensation data to maintain competitive compensation levels in light of our industry, annual revenue, significant founding family share ownership and/or other business characteristics.

•	Our executive officers and non-employee directors are subject to stock ownership guidelines which are structured to align their interests with those of our broader stockholder base and emphasize principles of risk management and focus on long-term growth.

•	Annual cash incentive awards have limits on their payouts, can be earned on a graded basis (rather than “all or nothing”) and do not provide for minimum guaranteed payouts.

•	We maintain a claw-back policy, allowing the Compensation Committee to seek recoupment of certain incentive compensation in the event of a material financial restatement as a result of fraud or misconduct.

•	Our Insider Trading Policy includes an anti-hedging policy.

Communication with the Board

The Company’s annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of, or otherwise communicate directly with, members of the Board on appropriate matters. In addition, stockholders may communicate in writing with any particular director, any committee of the Board, or the directors as a group, by sending such written communication to the Secretary of the Company at the Company’s principal executive offices, 13601 North Freeway, Suite 200, Fort Worth, Texas 76177. Copies of written communications received at that address will be collected and organized by the Secretary and provided to the Board or the relevant director unless the communications are considered, in the reasonable judgment of the Secretary, to be inappropriate for submission to the intended recipient(s). Examples of stockholder communications that would be considered inappropriate for submission to the Board include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company’s business, or communications that relate to improper or irrelevant topics. The Secretary or his or her designee may analyze and prepare a response to the information contained in communications received and may deliver a copy of the communication to other Company employees or agents who are responsible for analyzing or responding to complaints or requests. Communications concerning possible director nominees submitted by any of our stockholders will be forwarded to the members of the Nominating and Corporate Governance Committee.

EXECUTIVE OFFICERS

The following table sets forth the executive officers of the Company as of the date hereof. At each annual meeting of the Board, the Board formally re-appoints the executive officers, and all executive officers serve at the pleasure of the Board. No executive officer has any family relationship with any director or nominee, or any other executive officer.

Name(1)	Age	Title	Executive Officer Since
Michael H. Keown	54	President and Chief Executive Officer	2012

Isaac N. Johnston, Jr.	54	Treasurer and Chief Financial Officer	2015

Scott W. Bixby	55	Senior Vice President, General Manager Direct Store Delivery	2015

Barry C. Fischetto	47	Senior Vice President of Operations	2014

Thomas J. Mattei, Jr.	46	General Counsel and Assistant Secretary	2015

(1)	Mr. Johnston was appointed Treasurer and Chief Financial Officer effective October 1, 2015. Mr. Nelson, the Company’s former Treasurer and Chief Financial Officer, stepped down from that position effective October 1, 2015. Mr. Nelson’s employment with the Company terminated on November 30, 2015, in accordance with the terms of his amended employment agreement.

Michael H. Keown joined the Company as President and Chief Executive Officer on March 23, 2012. Prior to joining the Company, Mr. Keown served in various executive capacities at Dean Foods Company, a food and beverage company, from 2003 to March 2012. He was at WhiteWave Foods Company, a subsidiary of Dean Foods, from 2004 to March 2012, including as President, Indulgent Brands from 2006 to March 2012. He was also responsible for WhiteWave’s alternative channel business comprised largely of foodservice. Mr. Keown served as President of the Dean Branded Products Group of Dean Foods from 2003 to 2004. Mr. Keown joined Dean Foods from The Coca-Cola Company, where he served as Vice President and General Manager of the Shelf Stable Division of The Minute Maid Company. Mr. Keown has over 25 years of experience in the Consumer Goods business, having held various positions with E.&J. Gallo Winery and The Procter & Gamble Company. He has served on the Board of Directors and Audit Committee of Welch Foods Inc., a wholly-owned subsidiary of the National Grape Cooperative Association, Inc., since June 2015, and, in February 2016, he was appointed to its Pension Investment Committee. In October 2016, Mr. Keown was also appointed Vice Chairman of the Board of Directors of World Coffee Research, a collaborative, not-for-profit 501(c)(5) research organization created by the global coffee industry. Mr. Keown received his undergraduate degree in Economics from Northwestern University.

Isaac N. Johnston, Jr. joined the Company as Treasurer and Chief Financial Officer effective October 1, 2015. Prior to joining the Company, Mr. Johnston served as President of WWW-Winning Enterprises, LLC (“Winning Enterprises”), a consulting company he founded, focusing on implementing productivity programs from June 2014 to September 2015. Prior to that, from January 2013 to June 2014, Mr. Johnston served as the Executive Vice President, CFO of Operations and Chief Transformation Officer at United Surgical Partners International, Inc. (“USPI”), a partner in a network of surgical and imaging facilities across the nation, where his primary focus was on transforming the supply chain structure to a more cost competitive model. Prior to USPI, from 2012 to 2013, he served as President of Winning Enterprises. Prior to that, for 27 years, from 1985 to 2012, Mr. Johnston served at PepsiCo Inc., a global food and beverage company, in several senior leadership roles, including from 2010 to 2012 as Senior Vice President of Company Wide Productivity and Advanced Research Commercialization at Frito-Lay North America, from 2009 to 2010 as Senior Vice President of Procurement at PepsiCo, from 2005 to 2009 as Senior Vice President Finance at Frito-Lay North America, and from 2001 to 2005 as Chief Financial Officer of Frito-Lay Canada. Mr. Johnston graduated with an undergraduate degree in Accounting from Oklahoma State University and was a Certified Public Accountant in the State of Texas from 1987 to 1991.

Scott W. Bixby joined the Company as Senior Vice President, General Manager Direct Store Delivery effective May 27, 2015. Prior to joining the Company, Mr. Bixby served as Vice President, Customer Development for Hill’s Pet Nutrition, a leader in specialty pet nutrition products and a subsidiary of the Colgate-Palmolive Company, from 2013 to May 2015. Mr. Bixby’s responsibilities included all US customer sales relationships, e-commerce, customer service, consumer services, retail marketing, and multi-functional customer development. From 2004 to 2012, Mr. Bixby served as Senior Vice President and Chief Merchandising Officer for Food Services of America, part of Services Group of America, one of the nation’s largest privately-held broadline foodservice distributors, leading the procurement and merchandising side of the business for the Food Group distribution comprised of Ameristar Meats, Amerifresh Produce, GAMPAC Transportation, and Systems Services of America. Prior to Food Services of America, Mr. Bixby served three years as Vice President of Sales at the Campbell Soup Company, a producer of canned soups and related products. Prior to the Campbell Soup Company, Mr. Bixby served for 19 years at The Procter & Gamble Company, a multinational consumer goods company, in a variety of sales management and marketing roles with increasing responsibilities, and played key leadership roles in building customer-focused, multi-functional sales teams responsible for working with many of the nation’s leading retailers including Costco Wholesale, H-E-B, Kroger, SuperValu and Safeway. Mr. Bixby graduated with an undergraduate degree in Marketing from Colorado State University.

Barry C. Fischetto joined the Company as Senior Vice President of Operations effective December 2, 2014. Prior to joining the Company, Mr. Fischetto, served as chief operating officer of SK Food Group, a subsidiary of Premium Brands Holdings Corporation, a producer, marketer and distributor of branded specialty food products, traded on the Toronto Stock Exchange, from 2013 to August 2014. From 2010 to 2013 Mr. Fischetto served as chief operating officer and from 2007 to 2010 as senior vice president at Millard Refrigerated Services, Inc. (“Millard”), a privately held temperature controlled supply chain solutions company, leading a 38-facility workforce with process improvements and best-in-class service levels to provide scalable process reliability. Prior to joining Millard, Mr. Fischetto held leadership positions with increasing responsibilities in supply chain management and continual process improvement with ConAgra Foods, Inc. and Nabisco. Mr. Fischetto received his MBA in Operations Management from Long Island University and his undergraduate degree in Business Management from St. Thomas Aquinas College.

Thomas J. Mattei, Jr. was promoted to General Counsel effective December 4, 2014 and appointed Assistant Secretary effective August 6, 2015. Mr. Mattei joined the Company in January 2013 as Vice President and Corporate Counsel. Prior to joining the Company, Mr. Mattei was in private practice with Weintraub Tobin Chediak Coleman Grodin Law Corporation and Weissmann Wolff Bergman Coleman Grodin & Evall LLP in Beverly Hills, CA, from July 2004 to December 2012, with primary responsibilities in corporate, finance and real estate transactional matters. From October 1999 to July 2004, Mr. Mattei was a Corporate Associate at Latham & Watkins LLP in Los Angeles, CA, with primary responsibilities in securities, mergers and acquisitions, and general corporate matters. Mr. Mattei received his undergraduate degree in Public Policy from Duke University and his Juris Doctor from the University of Virginia School of Law.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our executive compensation philosophy, objectives, and programs, the decisions made under those programs and factors considered by our Compensation Committee in fiscal 2016 with respect to the compensation of our Named Executive Officers.

Fiscal 2016 Named Executive Officers

In fiscal 2016, our named executive officers consisted of five current executive officers and one former executive officer as set forth in the table below (our “Named Executive Officers”):

Current Executive Officers Included Among Fiscal 2016 Named Executive Officers	Former Executive Officer Included Among Fiscal 2016 Named Executive Officers

Michael H. Keown President and Chief Executive Officer	Mark J. Nelson(1) Former Treasurer and Chief Financial Officer
Isaac N. Johnston, Jr. Treasurer and Chief Financial Officer
Scott W. Bixby Senior Vice President, General Manager Direct Store Delivery
Barry C. Fischetto Senior Vice President of Operations
Thomas J. Mattei, Jr. General Counsel and Assistant Secretary

(1)	Mr. Nelson stepped down from the position of Treasurer and Chief Financial Officer effective October 1, 2015. Mr. Nelson’s employment with the Company terminated on November 30, 2015, in accordance with the terms of his amended employment agreement.

Executive Summary

Our executive compensation programs are designed to attract, retain and motivate talented executives, to reward positive results for the Company and our stockholders, and to motivate executives to achieve our short-term and long-term goals by emphasizing “at risk” performance-based compensation in balance with fixed compensation. We believe that this structure appropriately focuses our executive officers on the creation of long-term value without creating undue risk-taking behavior.

Our Compensation Committee evaluates Company performance for compensatory purposes in two primary ways: (i) modified net income and (2) modified operating cash flow. In fiscal 2016, we showed strong performance against our target modified net income and modified operating cash flow goals, with our modified net income exceeding target by 12.8% and our modified operating cash flow exceeding target by 20.6%. Our Compensation Committee made its fiscal 2016 cash incentive decisions with respect to our Named Executive Officers taking into account each of: (i) our achievement during fiscal 2016 with respect to the pre-established measures and goals under our annual cash incentive plan, and (ii) the individual performance of our Named Executive Officers and their contributions to our strong performance and towards the execution of our plan to relocate the Company’s headquarters to Northlake, Texas.

Our history of delivering sustained returns to stockholders continued in fiscal 2016. The chart below shows that our cumulative three-year Total Shareholder Return (“TSR”) has continued to grow year-over-year in fiscal 2016 and that our cumulative three-year TSR has continued to outperform our peer group (made up of our peer group companies, described below) as well as small-cap publicly-traded companies in the Russell 2000.

3-Year Cumulative TSR as of June 30, 2014, 2015 and 2016

Compensation Policies and Practices - Good Governance

Consistent with our commitment to strong corporate governance, in fiscal 2016 our Board followed the compensation policies and practices described below to drive performance and serve our stockholders’ long-term interests:

What We Do

Our Compensation Committee is composed solely of independent directors, and regularly meets in executive session without members of management present.

Our Compensation Committee retains an independent compensation consultant to provide it with advice on matters related to executive compensation.

Our Compensation Committee periodically reviews and assesses the potential risks of our compensation policies and practices.

The structure of our executive compensation program includes a mix of cash and equity-based compensation, with an emphasis on performance-based compensation.

The competitiveness of our executive compensation program is assessed by comparison to the compensation programs of peer group companies that are similar to us in terms of industry, annual revenue, significant founding family share ownership and/or other business characteristics.

Our claw-back policy requires the Board to recoup certain incentive compensation in the event of a material restatement of the Company’s financial results due to fraud or misconduct.

We maintain meaningful stock ownership guidelines for directors and executive officers that promote a long-term stockholder perspective.

What We Do Not Do

We do not provide for excise tax gross-ups in connection with severance or other payments or benefits arising in connection with a change in control.

We do not provide for “single trigger” change in control payments or benefits.

We do not provide guaranteed base salary increases or guaranteed bonuses.

We do not provide supplemental pension (“SERP”) benefits to our Named Executive Officers.

We do not provide excessive perquisites.

We do not permit (absent stockholder approval in the case of repricing/exchanging), and have not engaged in, the practice of backdating or re-pricing/exchanging stock options.

We do not allow directors or executive officers to hedge or short sell Company stock.

We do not allow directors or executive officers to pledge shares as collateral for a loan or in a margin account.

Fiscal 2016 Stockholder Advisory Vote on Executive Compensation and Key Compensation Program Enhancements

In December 2015, we held a stockholder advisory vote to approve the compensation of our named executive officers (the “say-on-pay proposal”). Our stockholders approved the compensation of our named executive officers, with approximately 60% of the shares present or represented by proxy at the 2015 Annual Meeting and entitled to vote thereat, casting votes in favor of the say-on-pay proposal. While this represented a decrease in stockholder support compared to the prior year’s advisory vote results, our say-on-pay proposal has continued to receive the approval of more than a majority of our stockholders at each annual stockholder meeting since the proposal was first included at our 2011 Annual Meeting. Moreover, the voting results with respect to the fiscal 2015 say-on-pay proposal reflected the responses of a group of stockholders, led by Ms. Waite, that has a stated agenda to oppose the proposals recommended by the Board, including the say-on-pay proposal, without regard to substance. If the votes of this stockholder group are disregarded, approximately 79% of the shares entitled to vote at the 2015 Annual Meeting cast votes in favor of the say-on-pay proposal.

The Compensation Committee reviews the results of the annual vote on the say-on-pay proposal, and determines whether to make any adjustments to the Company’s executive compensation policies and practices. In an effort to gain even broader approval of our executive compensation practices, during fiscal 2016, the Compensation Committee made the following enhancements to the executive compensation programs and practices for fiscal 2016:

•	engaged a new independent compensation consultant;

•	increased stock ownership requirements under the stock ownership guidelines for executive officers, which also includes holding all net shares earned through equity incentive plans until ownership minimums are met;

•	modified the peer group to reflect companies that are more similar in industry, annual revenue, significant founding family share ownership and other business characteristics;

•	held the base salary and target annual cash incentive opportunity of our President and Chief Executive Officer flat relative to fiscal 2015;

•	continued to include performance-based vesting conditions in annual equity awards, subject to re-evaluated and more rigorous performance metrics for the fiscal 2016 grant;

•	reduced the amount of annual cash bonus that can be earned for achieving threshold performance;

•	rigorously analyzed the Farmer Bros. Co. 2005 Incentive Compensation Plan, as amended (the “STIP”) design and determined that the overall plan design is generally effectively aligned with our compensation philosophy and business objectives;

•	commenced examining potential long-term incentive award design changes with respect to future awards, to continue to align long-term incentive awards with Company strategic goals; and

•	initiated review of potential long-term incentive plan design changes, including the potential for a successor plan to replace the Farmer Bros. Co. Amended and Restated 2007 Long-Term Incentive Plan (the “LTIP”) when it expires in 2017, to even further align with market-competitive practices while allowing for efficient use of shares in the plan.

The Compensation Committee will continue to consider the outcome of our say-on-pay votes when making future compensation decisions for the named executive officers. In addition, when determining how often to hold future say-on-pay votes to approve the compensation of our named executive officers, the Board took into account the strong preference for an annual vote expressed by our stockholders at our 2011 Annual Meeting. Accordingly, the Board determined that we will continue to hold say-on-pay votes to approve the compensation of our named executive officers every year.

Fiscal 2016 Executive Compensation Philosophy and Objectives

Our Compensation Committee recognizes that effective compensation strategies are critical to retaining and incentivizing key employees who contribute to the Company’s long-term success and, as such, create long-term value for our stockholders. To that end, our fiscal 2016 executive compensation program was designed to achieve the following primary objectives:

•	attract, retain and motivate talented executives;

•	motivate executive officers to achieve our short-term and long-term goals by providing “at risk” compensation, the value of which is ultimately based on our future performance, without creating undue risk-taking behavior;

•	reward positive results for the Company and our stockholders; and

•	maintain total compensation and relative amounts of salary, annual, and long-term incentive compensation competitive with those amounts paid by peer companies selected by the Compensation Committee.

Oversight of the Executive Compensation Program

Compensation Committee

Under its charter, the Compensation Committee has the duty, among other things, to assess the overall executive compensation structure of the Company, including the compensation for our President and Chief Executive Officer and each of our other executive officers. In exercising this authority, the Compensation Committee determines the forms and amount of executive compensation appropriate to achieve the Compensation Committee’s strategic objectives, including base salary, bonus, incentive or performance-based compensation, equity awards and other benefits.

Compensation Consultant

The Compensation Committee has the authority to retain the services of outside consultants to assist it in performing its responsibilities. In fiscal 2016, the Compensation Committee engaged Meridian for, (i) with respect to the Compensation Committee, advisory and consulting services relating to the Company’s executive officer and director compensation programs (including selection of a peer group for purposes of comparing compensation levels relative to our peers), consultation regarding short-term and long-term incentive plan design, and consultation regarding corporate governance practices and general Compensation Committee matters and processes, and (ii) with respect to the Nominating and Corporate Governance Committee, consultation regarding processes related to officer succession planning and performance assessment with respect to our President and Chief Executive Officer.

Meridian provided no other services to the Company or its affiliates during fiscal 2016 other than as described above. The Compensation Committee has determined that Meridian is “independent” according to the criteria required by the SEC in Rule 10C-1 of the Exchange Act.

Management’s Role in Establishing Compensation

The compensation of the executive officers is determined by the Compensation Committee, taking into account the input and recommendations of our President and Chief Executive Officer regarding compensation for those executive officers reporting to him, and taking into account the input and recommendations of the Nominating and Corporate Governance Committee regarding compensation of our President and Chief Executive Officer. Our President and Chief Executive Officer may also make a recommendation to the Compensation Committee with respect to his compensation; however the Compensation Committee, after receiving the input and recommendations of the Nominating and Corporate Governance Committee, has sole authority for all final compensation determinations regarding our President and Chief Executive Officer. Our President and Chief Executive Officer, Chief Financial Officer and General Counsel routinely attend the meetings of the Compensation Committee to provide input, as requested by the Compensation Committee and, in the case of the General Counsel, to act as secretary for the meeting; however, no executive officer has any role in approving his or her own compensation, and neither our President and Chief Executive Officer nor any other executive officer is present during the portion of the meeting at which the Compensation Committee considers his or her own compensation.

Benchmarking and Peer Group Companies

The Compensation Committee compares the pay levels and programs for the Company’s executive officers to compensation information from a relevant peer group as well as information from published survey sources. The Compensation Committee uses this comparative data as a reference point in its review and determination of executive compensation, but also considers competitive compensation practices and other relevant factors based on the members’ collective experience in setting pay. Accordingly, the Compensation Committee does not generally establish compensation at specific benchmark percentiles.

When setting compensation, the Compensation Committee considers other factors in addition to market data, including:

•	individual performance;

•	impact on long-term stockholder value creation;

•	impact on development and execution of Company strategy;

•	experience and tenure in role; and

•	scope of responsibility.

For fiscal 2016, the Compensation Committee, with the assistance of Meridian, developed and approved the following revised peer group for purposes of comparing the compensation levels of our Named Executive Officers relative to our peers:

• B&G Foods, Inc.	• J & J Snack Foods Corp.
• Boston Beer Company, Inc.	• Lancaster Colony Corporation
• Boulder Brands, Inc.	• MGP Ingredients Inc.
• Calavo Growers, Inc.	• National Beverage Corp.
• Cal-Maine Foods, Inc.	• Omega Protein Corp.
• Chef’s Warehouse Inc.	• John B. Sanfilippo & Son, Inc.
• Craft Brew Alliance Inc.	• Seneca Foods Corp.
• Diamond Foods, Inc.	• Sunopta Inc.
• Inventure Foods Inc.	• Tootsie Roll Industries, LLC

The Compensation Committee found this peer group to be appropriate because it represented a meaningful sample of comparable companies in terms of, as applicable, industry, annual revenue, significant founding family share ownership and other business characteristics.

Fiscal 2016 Named Executive Officer Compensation Mix

In fiscal 2016, the Compensation Committee’s compensation decisions with respect to our Named Executive Officers once again reflected strong alignment between pay and performance. We believe that our fiscal 2016 compensation programs were therefore also strongly aligned with the long-term interests of our stockholders.

The following charts illustrate, with respect to our Chief Executive Officer and with respect to our other Named Executive Officers as a group, the base salary, target annual cash incentive compensation, and target long-term equity incentive compensation as a percentage of his target total direct compensation for fiscal 2016. As shown below, a significant portion of Named Executive Officer targeted direct compensation is “at risk” variable compensation rather than fixed compensation, reflecting our philosophy of aligning Named Executive Officer compensation with performance generally and stockholder value creation specifically.

* Mr. Keown’s long-term incentives in the above chart reflect the targeted grant date fair value of Mr. Keown’s long-term incentive awards rather than the reported grant date fair value of stock option awards shown in the Summary Compensation Table below (which Summary Compensation Table value does not reflect the voiding of a portion of Mr. Keown’s long-term incentive award in fiscal 2016, as discussed below under the heading “— Correction of Prior Equity Awards”).

Key Elements of Fiscal 2016 Executive Compensation Program

Below are the key elements of the Company’s executive compensation program. While we believe that the components of our compensation program function together to support our recruitment, retention, performance and stockholder alignment goals, the principal purposes of each component of the program are as follows:

What We Pay	Why and How We Pay It

Base Salary

•       Base salary comprises fixed cash compensation that is designed to provide a reasonable level of fixed income and corresponding day-to-day financial stability, based on role, individual performance, scope of responsibility, leadership skills and experience.

•       Base salaries are reviewed annually and adjusted when appropriate (increases are neither fixed nor guaranteed).

•       Competitive base salaries are a key component of attracting and retaining executive talent.

Annual Cash Incentives

•       Annual cash incentives constitute variable “at risk” compensation, payable in cash based on Company-wide and individual performance. These awards are designed to reward achievement of annual financial objectives as well as near-term strategic objectives that create momentum that is expected to foster the long-term success of the Company’s business.

•       Company-wide metrics and targets are derived from, and intended to promote, our near-term business strategy.

•       Individual targets are consistent with our focus on both quantitative and qualitative priorities and thereby reward both attainment of objective metrics and individual contributions.

Long-Term Incentives – time- and performance-vesting stock options

•       Stock options subject to both performance- and time-based vesting conditions are designed to create direct alignment with stockholder objectives, provide a focus on long-term value creation, retain critical talent over extended timeframes and enable key employees to share in value creation.

•       Performance-based stock option metrics and targets align with long-term business strategy as well as stock price appreciation.

Compensation and Benefits Related to Corporate Relocation

•       We provided certain compensation and benefits related to the relocation of our corporate headquarters from Torrance, California to Northlake, Texas, in the form of retention payments and relocation-related payments and benefits to our Named Executive Officers, generally along the same parameters as other eligible employees.

•       This program was designed to promote, among other things, a smooth transition for us and our executives and other employees in connection with the Company’s relocation.

Severance Benefits

•       Severance benefits provide income and health insurance protection to our Named Executive Officers in connection with certain involuntary terminations of employment. These severance benefits are designed to enable the Named Executive Officers to focus on the best interests of the Company and its stockholders, including in circumstances that may jeopardize the individual’s job security.

•       Enhanced severance benefits are available if the termination of employment occurs in connection with a change in control to ensure continued focus on the best alternatives for the Company and its stockholders, free from distractions caused by personal uncertainties associated with the heightened risk to job security that arises for senior executives in the transactional context.

•       Severance benefits are also key to attracting and retaining key talent.

What We Pay	Why and How We Pay It

Retirement and Welfare Benefits

•       A standard complement of retirement, health, welfare and insurance benefits, offered to our Named Executive Officers on terms generally similar to those available to other employees, provides important protections and stability for our Named Executive Officers and their families that help enable our Named Executive Officers to remain focused on their work responsibilities.

•       These are generally low-cost benefits with a higher perceived value that are intended to help keep our overall compensation package competitive.

Perquisites

•       We provide limited perquisites such as an automobile allowance or use of a Company car and fuel card, as well as relocation assistance, each intended to facilitate the operation of the Company’s business and to assist the Company in recruiting and retaining key executives.

•       These are also low-cost benefits with a higher perceived value that are intended to help keep our overall compensation package competitive.

Base Salary

Consistent with the established executive compensation philosophy and objectives described above, and informed by the peer comparisons provided by Meridian, the Compensation Committee set fiscal 2016 annual base salaries for the Named Executive Officers as shown in the following table.

With the exception of Mr. Mattei, the Compensation Committee decided not to increase the annual base salaries of our continuing Named Executive Officers in fiscal 2016, relative to their annual base salaries in fiscal 2015. The Compensation Committee increased Mr. Mattei’s annual base salary in order to bring Mr. Mattei’s annual base salary more in-line with the median of our peer group companies (described above) and with the annual base salaries of our other executive officers.

Name (1)	Fiscal 2016 Annual Base Salary	Fiscal 2015 Annual Base Salary	Annual Base Salary Percentage Change
Michael H. Keown	$507,000	$507,000	0%

Isaac N. Johnston, Jr.(2)	$350,000	$—	—%

Scott W. Bixby	$300,000	$300,000	0%

Barry C. Fischetto	$300,000	$300,000	0%

Thomas J. Mattei, Jr.	$300,000	$250,000	17%

(1)	Mr. Nelson stepped down from the position of Treasurer and Chief Financial Officer effective October 1, 2015. Mr. Nelson’s employment with the Company terminated on November 30, 2015, in accordance with the terms of his amended employment agreement. As such, Mr. Nelson is not reflected in this table.

(2)	Mr. Johnston commenced employment as the Company’s Treasurer and Chief Financial Officer on October 1, 2015.

Annual Cash Incentives

Fiscal 2016 awards under the STIP were designed to provide the Named Executive Officers with annual cash compensation based on achievement of short-term Company-wide and individual performance targets during fiscal 2016. The STIP places a significant portion of each Named Executive Officer’s annual cash compensation “at risk” and is designed to align the near-term focus of our Named Executive Officers with our business goals for the relevant period. The Compensation Committee believes that the fiscal 2016 performance metrics under the STIP represented challenging, yet achievable, goals that effectively incentivized the Named Executive Officers.

The performance metrics by which performance was measured under the STIP for fiscal 2016, namely modified net income and modified operating cash flow, were generally similar to those for fiscal 2015. However, the fiscal 2016 dollar values for the target modified net income and target modified operating cash flow goals under the STIP, which are described in greater detail below, were higher (and therefore more difficult to achieve) as compared to fiscal 2015. In fiscal 2016, Company-wide performance goals accounted for 90% of the annual incentive opportunity at target, and individual performance goals accounted for 10% of the annual incentive opportunity at target.

Fiscal 2016 Company-Wide Performance Goals

For fiscal 2016 the Compensation Committee used modified net income and modified operating cash flow as the relevant performance metrics and set goals relating to such metrics (described below) which, if achieved, the Compensation Committee believed would reflect a meaningful improvement in Company profitability and value accretion to our stockholders.

For this purpose,

•	“modified net income” was defined as net income (GAAP) before taxes and excluding any gains or losses from sales of assets (in addition, in fiscal 2016, the Compensation Committee determined that “modified net income” would be reduced by the amount of a LIFO entry that related to fiscal 2016 but that will be recorded for accounting purposes in fiscal 2017);

•	“modified operating cash flow” was defined as net income from operations (GAAP) after taking into account adjustments for the following items: (i) depreciation and amortization, (ii) provision for doubtful accounts, and (iii) changes in: (a) accounts and notes receivable, (b) inventories, (c) income tax receivables, (d) prepaid expenses, (e) other assets, (f) accounts payable, and (g) accrued payroll expenses and other current liabilities; and

•	in each case, we excluded the effect of restructuring and other transition expenses related to the relocation of the Company’s corporate headquarters to Northlake, Texas.

In fiscal 2016, our Named Executive Officers were eligible to earn bonuses under the STIP ranging from 50% of the applicable Named Executive Officer’s target annual bonus for threshold performance (defined as performance at 80% of target performance) and increasing to 200% of the applicable Named Executive Officer’s target annual bonus for maximum performance achievement (defined as performance at 140% of target performance), with payouts for performance between threshold and target, and between target and maximum determined by linear interpolation. Performance below threshold for a given corporate goal would result in no payout with respect to that specific goal. The following table shows achievement compared to Company-wide performance goals for fiscal 2016 under the STIP.

Metric	Weighting	Threshold Goal (80% of target performance)	Target Goal	Maximum Goal (140% of target performance)	Actual Achievement	Actual Achievement Compared to Target Performance

Modified Net Income	80%	$12,185,600	$15,232,000	$21,324,800	$17,186,574	112.8%

Modified Operating Cash Flow	20%	$28,337,600	$35,422,000	$49,590,800	$42,720,000	120.6%

Weighted Company-wide Performance Goals						114.4%

Fiscal 2016 Individual Performance Goals

Under the STIP, the weighted achievement percentages for the Company-wide performance goals govern the overall level of achievement of the individual performance goals. Specifically, performance against individual performance goals is determined by multiplying the payout as a percentage of target annual bonus for Company-wide performance by the aggregate weighted achievement percentage for the applicable Named Executive Officer’s individual goals. The significant accomplishments considered by our Compensation Committee in determining the individual performance component of our Named Executive Officers’ fiscal 2016 annual cash incentive awards under the STIP are summarized below:

Officer	Individual Performance Accomplishments for Fiscal 2016

Michael H. Keown

•      Directed execution of corporate relocation program.

•      Developed the long-term strategic plan for Farmer Bros. Co. and contributed to the DSD business unit long-term strategic plan.

•      Directed technology rollouts, including mobile sales and branch warehouse scanning.

Isaac N. Johnston, Jr.	• Improved reporting and stockholder relations. • Developed finance team in new Fort Worth location. • Led reporting, budgeting and forecasting for corporate relocation program.

Scott W. Bixby

•      Delivered operating profit goal from annual operating plan.

•      Implemented portions of new mobile sales technology program.

•      Implemented equipment barcoding process and inventory management work processes in designated branches.

•     Optimized designated branches.

•     Implemented standardized cash management processes.

•     Developed DSD long-term strategic plan.

Barry C. Fischetto

•     Led strategy, design and leadership of corporate relocation program, including supply chain and procurement aspects.

•     Reduced conversion costs per pound, overhead costs per pound and inventory loss.

•     Improved customer service deliverables and fill rates.

•     Delivered 3-year strategic operations plan.

Thomas J. Mattei, Jr.

•     Initiated and completed the sale of the Torrance, CA facility.

•     Developed legal, real estate and risk management teams in new Texas headquarters.

•     Reduced ordinary outside legal expenses by more than 20%.

In fiscal 2016, the Named Executive Officers earned the following awards under the STIP. Based on above-target fiscal 2016 achievement compared to Company-wide performance goals, payouts under the STIP with respect to Company-wide performance were paid at 136% of each Named Executive Officer’s target annual bonus.

Name (1)	Fiscal 2016 Target Award	Fiscal 2016 Target Award as Percentage of Fiscal 2016 Base Salary	Payout as Percentage of Target – Company-wide Performance (90% Weight)	Payout as Percentage of Target - Individual Performance (10% Weight) (3)	Fiscal 2016 Payout
Michael H. Keown	$507,000	100.0%	136%	112%	$677,109

Isaac N. Johnston, Jr. (2)	$183,799	70.0%	136%	129%	$248,717

Scott W. Bixby	$165,000	55.0%	136%	88%	$216,546

Barry C. Fischetto	$165,000	55.0%	136%	128%	$223,054

Thomas J. Mattei, Jr.	$162,250	55.0%	136%	136%	$220,660

(1)

Mr. Nelson stepped down from the position of Treasurer and Chief Financial Officer effective October 1, 2015. Mr. Nelson’s employment with the Company terminated on November 30, 2015, in accordance with the terms of his amended employment agreement. Pursuant to his amended employment agreement, in connection with the termination of his employment, Mr. Nelson became entitled to an amount equal to a pro-rata portion of his target annual bonus under the STIP ($117,867) based on the portion of fiscal 2016 that Mr. Nelson was employed with the Company.

(2)	Mr. Johnston commenced employment as the Company’s Treasurer and Chief Financial Officer on October 1, 2015. Accordingly, his fiscal 2016 STIP payout is prorated based on the number of days that Mr. Johnston was employed in fiscal 2016.

(3)	Percentages shown in this column are rounded to the nearest whole percent.

Fiscal 2015 Special Payment

As reported in our proxy statement for fiscal 2015, under the heading “Compensation Discussion and Analysis,” although no bonus was awarded to any Named Executive Officer or other employee in respect of fiscal 2015 under the Company’s non-commission-based annual incentive compensation plans, including the STIP, following the conclusion of fiscal 2015, at the time that the Compensation Committee certified results under the STIP, the Board approved a special payment to all employees eligible to receive a bonus under such plans, including the Named Executive Officers, equal to 25% of each such employee’s fiscal 2015 target bonus calculated based on average monthly base salary, prorated for those employees who joined the Company in fiscal 2015 based on start date. The special payment was awarded in recognition of the contribution and work of Company employees generally toward the execution of the Company’s corporate relocation plan in fiscal 2015 pursuant to which the Company closed its Torrance, California facility and relocated its operations to a new state-of-the-art facility housing its manufacturing, distribution, and corporate headquarters in Northlake, Texas. The aggregate special payment totaled $1,178,873, including $265,697 paid to the Named Executive Officers. For our Named Executive Officers, these payments were reported in the Summary Compensation Table in our proxy statement for fiscal 2015 as follows: $125,365 for Mr. Keown, $3,649 for Mr. Bixby, $23,639 for Mr. Fischetto, $24,567 for Mr. Mattei and $51,437 for Mr. Nelson.

Long-Term Incentives - LTIP

The Compensation Committee has granted stock option awards and restricted stock awards under the LTIP.

•	Stock options are designed to incentivize our Named Executive Officers by providing them with an opportunity to share, along with stockholders, in the long-term performance of the Company’s Common Stock. Stock options only confer realizable value to the extent that our stock price increases subsequent to the grant of the stock option, thus incentivizing our Named Executive Officers to work toward increased share price goals and aligning their interests with those of our stockholders.

•	Restricted stock awards confer both the existing share value and future stock price appreciation on our Named Executive Officers and therefore also align their interests with those of the Company’s stockholders, while further enabling us to grant incentives providing existing value and future appreciation opportunity if the awards vest.

Our practice in fiscal 2016 was to grant long-term incentive awards each December, with interim grants for new hires and promotions after the annual grant date, in each case, granted outside the applicable blackout period under our insider trading policy.

New Hire Restricted Stock Award and Stock Option Award

On November 11, 2015, in connection with his commencement of employment as Treasurer and Chief Financial Officer, the Compensation Committee granted to Mr. Johnston (i) 2,824 shares of restricted stock and (ii) a stock option in respect of 14,172 shares of Common Stock, in each case, under the LTIP. The stock options have an exercise price of $29.51, which was the closing price of our Common Stock as reported on Nasdaq on the date of grant. The shares subject to Mr. Johnston’s stock option vest ratably over three years on each anniversary of the grant date, contingent on Mr. Johnston’s continued employment, and subject to accelerated vesting in certain circumstances. Mr. Johnston’s restricted stock is subject to cliff vesting on the third anniversary of the grant date, contingent on Mr. Johnston’s continued employment, and subject to accelerated vesting in certain circumstances.

Annual Stock Option Awards

In fiscal 2016, the stock options granted to our Named Executive Officers under the LTIP as part of the Named Executive Officers’ annual long-term incentive award were subject to both time-based and performance-based vesting conditions, with 20% of each such grant subject to forfeiture if an applicable modified net income was not attained. Modified Net Income was defined as net income (GAAP) before taxes and excluding any gains or losses from sales of assets, and excluding the effect of restructuring and other transition expenses related to the relocation of the Company’s corporate headquarters to Northlake, Texas. The stock options have an exercise price of $29.48, which was the closing price of our Common Stock as reported on Nasdaq on the date of grant. One-third of the total number of shares subject to each such stock option vest ratably on each of the first three anniversaries of the grant date, contingent on continued employment, and subject to accelerated vesting in certain circumstances. Further, 20% of the shares subject to each such stock option were subject to forfeiture if the Company failed to achieve modified net income of at least $15,232,000 in the fiscal year during which the award was granted. If the modified net income goal was achieved, 100% of the shares subject to each such stock option would continue to vest ratably over the three-year vesting schedule. The Company met the first-year modified net income goal during fiscal 2016 with respect to these stock options, such that all of the shares subject to these stock options will continue to vest subject to and in accordance with the three-year vesting schedule described above.

The following table sets forth the stock options granted to each of our Named Executive Officers under the LTIP on December 3, 2015:

Name (1)	Fiscal 2016 Annual Stock Option Grant (# of Shares of Common Stock Issuable Upon Exercise)
Michael H. Keown (2)	47,960

Isaac N. Johnston, Jr.	3,488

Scott W. Bixby	13,080

Barry C. Fischetto	17,440

Thomas J. Mattei, Jr.	8,720

(1)	Mr. Nelson stepped down from the position of Treasurer and Chief Financial Officer effective October 1, 2015. Mr. Nelson’s employment with the Company terminated on November 30, 2015, in accordance with the terms of his amended employment agreement, accordingly, Mr. Nelson was ineligible for an annual long-term incentive grant with respect to fiscal 2016.

(2)	Represents the total number of shares of Common Stock subject to stock options granted to Mr. Keown under the LTIP on December 3, 2015. As discussed below under the heading “— Correction of Prior Equity Awards”, on June 3, 2016, the Compensation Committee determined that a portion of the stock option award granted on December 3, 2015, covering 22,862 shares of Common Stock, was invalid. Following the reduction in Mr. Keown’s stock option award for this invalid portion of the stock option, Mr. Keown’s stock option award covered an aggregate of 25,098 shares of Common Stock.

Correction of Prior Equity Awards

On December 3, 2015, the Compensation Committee approved its annual grant of stock options under the LTIP to its Named Executive Officers, including Mr. Keown (the “Original Option”). Though this grant was structured to accomplish the Compensation Committee’s objectives with respect to the fiscal 2016 executive compensation program, on June 3, 2016, the Compensation Committee determined that a portion of the Original Option grant inadvertently exceeded the 75,000 share per person calendar year award limit contained in the LTIP; that the cause of the issuance of the stock option award in excess of the annual award limit was administrative and related to an award in respect of fiscal 2014 being granted in calendar year 2015 due to an applicable blackout period; and that the portion of Mr. Keown’s Original Option that was in excess of the calendar year award limit was invalid. As a result, Mr. Keown’s Original Option was reduced by 22,862 option shares, and brought the total number of option shares granted to Mr. Keown in calendar year 2015 within the limit of the LTIP.

In addition, on June 3, 2016, the Compensation Committee approved the grant of a new stock option to purchase 22,862 shares of Common Stock to Mr. Keown, in accordance with the provisions of the LTIP (the “2016 Option”). The 2016 Option has an exercise price of $29.48 per share, which is equal to the exercise price of the Original Option (and which was greater than the closing price of the Common Stock as reported on Nasdaq on June 3, 2016). The Company granted the 2016 Option at this higher exercise price to ensure that no unintended benefit was conferred by virtue of the cancellation and re-grant of the Original Option at any lower exercise price. The vesting and expiration provisions of the 2016 Option are intended to mirror those applicable to the voided portion of the Original Option, except that, to comply with the LTIP’s requirement that options vest no less than one year from the grant date, the 2016 Option will vest as to 7,620 option shares on June 3, 2017, and the remainder of the 2016 Option will vest as to 7,621 option shares on each of December 3, 2017 and December 3, 2018, in each case, based on the Company’s achievement of the same performance goals as the Original Option, contingent on Mr. Keown’s employment with the Company and/or service on the Board through the applicable vesting date, and subject to accelerated vesting in certain circumstances.

Key Fiscal 2017 Compensation Decisions - LTIP

On September 21, 2016, the Compensation Committee approved annual equity incentive awards for eligible employees, including the Named Executive Officers, with respect to fiscal 2017, which will be granted following the expiration of the currently-applicable blackout period under our insider trading policy. While the Company’s past practice has been to make annual equity incentive grants to employees in December, following discussion and review by the Compensation Committee with input from Meridian, the Compensation Committee determined that it was advisable to approve its fiscal 2017 annual equity incentive grants in the first quarter of fiscal 2017 in order to align, more closely, the timing of annual equity incentive grants and with market practice. The stock options will vest over a three-year period based on continued employment over the period, subject to accelerated vesting in certain circumstances. One-third of the total number of shares subject to each such stock option will vest ratably on each of the first three anniversaries of the grant date, and 20% of the shares subject to each such stock option will be subject to forfeiture if the Company fails to achieve a target modified net income goal for the fiscal year in which the award is granted.

The following table sets forth the stock options that will be granted to each of our Named Executive Officers under the LTIP in respect of fiscal 2017, following the expiration of the currently-applicable blackout period under our insider trading policy.

Name(1)	Fiscal 2017 Annual Stock Option Award (# of Shares of Common Stock Issuable Upon Exercise)
Michael H. Keown	41,331

Isaac N. Johnston, Jr.	18,786

Scott W. Bixby	15,030

Barry C. Fischetto	15,030

Thomas J. Mattei, Jr.	9,768

Compensation and Benefits Related to Corporate Relocation

In connection with the Company’s relocation of its headquarters from Torrance, California to Northlake, Texas, the Company continued to maintain certain special compensation programs and benefits relating to the relocation, which were first put in place in fiscal 2015. These special compensation and benefits were intended to (among other things) (i) promote continued engagement of, and provide assistance to, employees who would not be relocating, (ii) help ensure a smooth transition of processes and duties to new employees, and (iii) ease the transition for relocating employees, all toward a common goal of ensuring that the Company continues to perform well through the completion of the relocation to Northlake, Texas and beyond. In fiscal 2016, our Named Executive Officers were entitled to participate in certain of these compensation programs and benefits, as summarized below.

•	Retention Payments: Certain employees, including Messrs. Keown, Mattei, and Nelson, were eligible to earn lump-sum cash retention payments based on continued employment with us (with respect to the Named Executive Officers, through December 15, 2015), and subject to otherwise satisfying the requirements of the employee’s position. Retention payment amounts were determined by reference to position, role in transition of duties, length of time for which the employee was retained, and whether the employee was expected to relocate to the new headquarters. Retention payments were implemented in order to promote continued engagement and orderly transition of processes and duties from exiting employees to new employees.

The following table shows the dollar value of the retention payments made to the Named Executive Officers in fiscal 2016:

Name (1)	Retention Payment
Michael H. Keown	$659,100

Isaac N. Johnston, Jr.	$0

Scott W. Bixby	$0

Barry C. Fischetto	$0

Thomas J. Mattei, Jr.	$325,000

(1)	Mr. Nelson stepped down from the position of Treasurer and Chief Financial Officer effective October 1, 2015. Mr. Nelson’s employment with the Company terminated on November 30, 2015. In accordance with the terms of his amended employment agreement, Mr. Nelson received a lump sum severance payment of $416,000, paid in consideration of a release by Mr. Nelson of any rights that he may have had in respect of his retention payment.

•

Relocation Payments and Benefits: Eligible employees received benefits provided by corporate relocation firm AIReS Corporate Relocation Services consisting of: (i) moving of household goods, (ii) travel expense reimbursement for home-finding trips and final journey to the destination, (iii) a limited expense allowance (equal to one month’s base salary, capped at $15,000 for home owners and $7,500 for renters), (iv) home sale assistance (including, potentially, payment of certain closing costs including commission on sale, marketing assistance, inspection cost reimbursement), (v) provision of information regarding the destination, (vi) payment of certain closing costs in connection with a new home purchase, (vii) rental assistance (including, potentially, payment of certain lease cancellation or penalty charges, an allowance for area touring fees, and payment of limited finder’s fees), (viii) shipment of an automobile, (ix) temporary storage of household goods, and (x) temporary housing for a limited period. The benefits described in (ii), (iii), (vi), and (vii) were eligible to be reimbursed for taxes to the extent such benefits are taxable. If an employee resigns (other than for good reason, if applicable) or if an employee’s employment is terminated for cause within the 24 months following relocation, the employee is obligated to repay to the Company all (if the termination occurs within 12 months following the relocation), or a reduced portion (if the termination occurs after the first anniversary of the relocation), of the relocation assistance payments made to the employee or on the employee’s behalf to third-party vendors. These relocation benefits were implemented in order to ease transition for relocating employees.

The following table shows the dollar value of the relocation payments and benefits made to the Named Executive Officers in fiscal 2016. A portion of these payments constitute ordinary business expense reimbursements and, as such, would not be disclosable as perquisites under applicable SEC rules. However, for the sake of completeness, all relocation payments and benefits made to the Named Executive Officers in fiscal 2016 are listed here.

Name (1)	Relocation Payments and Benefits	Tax Reimbursement
Michael H. Keown	$0	$0

Isaac N. Johnston, Jr.	$0	$0

Scott W. Bixby	$200,787	$64,251

Barry C. Fischetto	$82,995	$3,592

Thomas J. Mattei, Jr.	$82,588	$2,296

(1)	Mr. Nelson stepped down from the position of Treasurer and Chief Financial Officer effective October 1, 2015. Mr. Nelson’s employment with the Company terminated on November 30, 2015, and he did not receive any relocation payments or benefits.

•	Accelerated 401(k) and ESOP Vesting: Eligible employees who experienced a qualifying termination of employment in connection with the relocation to Northlake, Texas were entitled to (i) full vesting of any unvested portion of their Company match account under the Company’s 401(k) plan relating to years prior to calendar year 2015 and to pro-rata vesting of any unvested portion of their Company match under the Company’s 401(k) plan account relating to calendar year 2015 and (ii) full vesting of any unvested portion of their ESOP accounts. In connection with his termination of employment on November 30, 2015, Mr. Nelson was entitled to accelerated vesting of his 401(k) plan Company match account and his ESOP account. No other Named Executive Officer was entitled to such accelerated vesting in fiscal 2016.

Change in Control Severance Agreements; Employment Agreements

The Company has entered into change in control severance agreements with each of the continuing Named Executive Officers, pursuant to which they are entitled to receive severance benefits upon the occurrence of certain qualifying terminations of employment in connection with a change in control or threatened change in control. The events that trigger payment are generally those related to (i) termination of employment by the Company other than for cause, disability or death, or (ii) resignation for good reason. These agreements were entered into, and continue in effect, to achieve the following objectives: (A) assure the Named Executive Officers’ full attention and dedication to the Company, free from distractions caused by personal uncertainties and risks related to a pending or threatened change in control; (ii) assure the Named Executive Officers’ objectivity with respect to stockholders interests in a change in control scenario; (iii) assure the fair treatment of the Named Executive Officers in case of involuntary termination following a change in control or in connection with a threatened change in control; and (iv) attract and retain key talent during uncertain times. The agreements are structured so that payments and benefits are provided only if there is both a change in control or threatened change in control and a qualifying termination of employment (“double trigger”), either by us (other than for “Cause,” “Disability” or death), or by the Named Executive Officer for “Good Reason” (as each is defined in the change in control severance agreements). A more detailed description of the severance benefits to which our current Named Executive Officers are entitled in connection with a change in control or threatened change in control is set forth below under the heading “Named Executive Officer Compensation—Change in Control and Termination Arrangements.”

The Company has further entered into employment agreements with each of the continuing Named Executive Officers. Pursuant to the terms of their employment agreements, the Named Executive Officers are entitled to receive certain benefits upon their termination of employment without cause or resignation for good reason in the absence of a change in control or threatened change in control. The Company believes such benefits were necessary to attract and retain the Named Executive Officers and to secure their services at agreed-upon terms. The termination-related payments and benefits under the Named Executive Officers’ change in control severance agreements are in lieu of, and not in addition to, the termination-related payments and benefits under their employment agreements. A more detailed description of the benefits to which these Named Executive Officers are entitled in connection with their termination is set forth below under the heading “Named Executive Officer Compensation—Change in Control and Termination Arrangements.”

The Company was also party to an employment agreement with Mr. Nelson. Effective October 1, 2015, Mr. Nelson stepped down as Treasurer and Chief Financial Officer. Mr. Nelson continued as an employee of the Company through November 30, 2015, in order to allow for an effective transition of his duties and responsibilities to Mr. Johnston. Effective November 23, 2015, the Company and Mr. Nelson entered into an amendment to his employment agreement, pursuant to which the salary continuation portion of Mr. Nelson’s severance benefit was extended from 12 months to 13 months, and pursuant to which Mr. Nelson became entitled to receive an additional lump-sum severance payment of $416,000 (which was paid in consideration of a release by Mr. Nelson of any rights that he may have had in respect of his retention payment (described above), which would have been payable in accordance with its terms in December 2015). Receipt of severance under Mr. Nelson’s employment agreement was conditioned upon Mr. Nelson having executed a general release of claims in favor of the Company. Mr. Nelson’s employment terminated on November 30, 2015, and Mr. Nelson became entitled to severance under his employment agreement.

ESOP Allocation

Our Named Executive Officers participate in the Company’s ESOP in the same manner as all other eligible employees. ESOP Company contributions (which may be in the form of Common Stock or cash) are allocated in accordance with a formula based on participant compensation. A participant’s interest in the ESOP becomes 100% vested after five years of service to the Company, subject to accelerated vesting in certain limited circumstances.

In fiscal 2016, the Named Executive Officers received the following ESOP allocations in shares of Common Stock based on compensation earned during calendar year 2015:

Name (1)	ESOP Allocation (# of Shares)
Michael H. Keown	544

Isaac N. Johnston, Jr.(2)	0

Scott W. Bixby	544

Barry C. Fischetto	544

Thomas J. Mattei, Jr.	544

(1)	Mr. Nelson stepped down from the position of Treasurer and Chief Financial Officer effective October 1, 2015. Mr. Nelson’s employment with the Company terminated on November 30, 2015, in accordance with the terms of his amended employment agreement, accordingly, Mr. Nelson was ineligible for an ESOP allocation in fiscal 2016.

(2)	Mr. Johnston was appointed Treasurer and Chief Financial Officer on October 1, 2015 and had not completed the requisite service period to be eligible for an ESOP allocation in fiscal 2016.

Retirement and Welfare Benefits

The Named Executive Officers receive the same welfare benefits as those received by our employees generally, including medical, dental, life, disability and accident insurance. The Company also offers a supplemental disability plan to higher income staff members, including our Named Executive Officers, which allows them to buy an additional amount of disability coverage at their own expense.

The Named Executive Officers are eligible on the same basis as our employees generally to participate in the Company’s 401(k) plan. The value of the Named Executive officers’ 401(k) plan balances depends solely on the performance of investment alternatives selected by the applicable Named Executive Officer from among the alternatives offered to all participants. All investment options in the 401(k) plan are market-based, meaning there are no “above-market” or guaranteed rates of return. In fiscal 2016, the Company offered a discretionary match of the employees’ annual contributions under the 401(k) plan equal to 50% of an employee’s annual contribution, up to 6% of the employee’s eligible income.

Upon retirement, Named Executive Officers are eligible to receive retiree medical insurance benefits on the same terms as other retiring Company employees.

Perquisites

We limit the perquisites available to our Named Executive Officers; however we believe that offering certain perquisites facilitates the operation of our business, allows our Named Executive Officers to better focus their time, attention and capabilities on our business, and assists the Company in recruiting and retaining key executives. We also believe that the perquisites offered to our Named Executive Officers are generally consistent with practices among companies in our peer group.

The perquisites and other benefits available to Named Executive Officers consist of an automobile allowance or use of a Company car and fuel card, and relocation assistance.

It is the Company’s and the Compensation Committee’s intention to continually assess business needs and evolving practices to ensure that perquisite offerings are competitive and reasonable.

Compensation Policies and Practices

Stock Ownership Guidelines

The Board has adopted Stock Ownership Guidelines to further align the interests of the Company’s executive officers with the interests of the Company’s stockholders. In fiscal 2016, the Board increased the amount of Common Stock required to be held under the stock ownership guidelines, and has modified the structure of the stock ownership guidelines so as to set the guideline for executive officers as a multiple of base salary.

Under the stock ownership guidelines, an executive officer is not permitted to sell any shares of Common Stock received as a result of grants under the LTIP unless the executive officer achieves and maintains the applicable threshold share ownership level set forth in the table below. Further, under the stock ownership guidelines, a non-employee director is expected to own and hold during his or her service as a Board member a number of shares of Common Stock with a value of at least $150,000, and is not permitted to sell any shares of Common Stock received as grants under the LTIP unless and until the non-employee director achieves and maintains this threshold share ownership level.

Shares of Common Stock that count toward satisfaction of these guidelines include: (i) shares of Common Stock owned outright by the executive officer or non-employee director and his or her immediate family members who share the same household, whether held individually or jointly; (ii) restricted stock or restricted stock units (whether or not the restrictions have lapsed); (iii) ESOP shares (with respect to executive officers only); (iv) shares of Common Stock held in trust for the benefit of the executive officer or non-employee director or his or her family; and (v) shares of Common Stock issuable under vested options held by the executive officer or non-employee director.

Position	Value of Shares Owned
Chief Executive Officer	3x base salary (increased from $450,000)

Other Executive Officers	1x base salary (increased from $100,000-$250,000 as determined by the Board)

Non-Employee Directors	$150,000

Insider Trading Policy (Including Anti-Hedging and Anti-Pledging Policies)

Our Insider Trading Policy prohibits all employees, officers, directors, consultants and other associates of the Company and certain of their family members from, among other things, purchasing or selling any type of security, whether the issuer of that security is the Company or any other company, while aware of material, non-public information relating to the issuer of the security or from providing such material, non-public information to any person who may trade while aware of such information. The Insider Trading Policy also prohibits employees from engaging in short sales with respect to our securities, purchasing or pledging Company stock on margin and entering into derivative or similar transactions (i.e., puts, calls, options, forward contracts, collars, swaps or exchange agreements) with respect to our securities. We also have procedures that require trades by certain insiders, including our directors and executive officers, to be pre-cleared by appropriate Company personnel. Additionally, such insiders are generally prohibited from conducting transactions involving the purchase or sale of the Company’s securities from 12:01 a.m. New York City time on the fifteenth calendar day before the end of each of the Company’s four fiscal quarters (including fiscal year end) through 11:59 p.m. New York City time on the second business day following the date of the public release containing the Company’s quarterly (including annual) results of operations.

Clawback Policy on Executive Compensation in Restatement Situations

In the event of a material restatement of the financial results of the Company, the Board, or the appropriate committee thereof, will review all bonuses and other incentive and equity compensation awarded to the Company’s executive officers on the basis of having met or exceeded performance targets for performance periods that occurred during the restatement period. If such bonuses and other incentive and equity compensation would have been lower had they been calculated based on such restated results, the Board, or the appropriate committee thereof, will, to the extent permitted by governing law and as appropriate under the circumstances, seek to recover for the benefit of the Company all or a portion of such bonuses and incentive and equity compensation awarded to executive officers whose fraud or misconduct caused or partially caused such restatement, as determined by the Board, or the appropriate committee thereof.

Taxes and Accounting Standards

Tax Deductibility Under Section 162(m)

Section 162(m) of the Internal Revenue Code disallows a federal tax deduction to public companies for compensation greater than $1 million paid in any tax year to specified executive officers unless the compensation is “qualified performance-based compensation” under that section.

Certain of our compensation and benefit plans are designed to permit us to grant awards that may qualify as “qualified performance-based compensation”; however, it is possible that awards intended to qualify for the tax deduction may not so qualify if all requirements of the “qualified performance-based compensation” exemption are not met. Furthermore, although the Compensation Committee may take action intended to limit the impact of Section 162(m) of the Internal Revenue Code, it also believes that the tax deduction is only one of several relevant considerations in setting compensation. The Compensation Committee believes that the tax deduction limitation should not be permitted to compromise the ability to design and maintain executive compensation arrangements that will attract and retain executive talent. Accordingly, achieving the desired flexibility in the design and delivery of compensation may result in compensation that in certain cases is not deductible for federal income tax purposes.

Accounting Standards

Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options and restricted stock, under the LTIP are accounted for under FASB ASC Topic 718. The Compensation Committee considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity award program. As accounting standards change, the Company may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on the review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s 2016 Form 10-K.

Compensation Committee

of the Board of Directors

Randy E. Clark, Chair

Hamideh Assadi

Charles F. Marcy

NAMED EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth summary information concerning compensation awarded to, earned by, or paid to each of our Named Executive Officers for all services rendered in all capacities to the Company and its subsidiaries in the last three fiscal years. For a complete understanding of the table, please read the footnotes and narrative disclosures that follow the table.

A	B	C	D	E	F	G	H	I
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(1)	Total ($)
Michael H. Keown	2016	507,000	659,100	—	799,503	677,109	25,391	2,668,103
President and CEO	2015	500,231	125,365	—	507,184	—	20,091	1,152,871
	2014	474,999	—	—	478,344	688,748	19,335	1,661,426
Isaac N. Johnston, Jr.	2016	241,640	—	83,336	222,791	248,717	—	796,485
Treasurer and CFO
Scott W. Bixby	2016	298,850	—	—	149,897	216,546	292,685	957,977
Senior VP, GM DSD	2015	15,000	3,649	66,688	133,334	—	—	218,671
Barry C. Fischetto	2016	295,208	—	—	199,862	223,054	113,848	831,972
Senior VP of Operations	2015	160,385	23,639	66,663	133,377	—	35,240	419,304
Thomas J. Mattei, Jr.	2016	287,893	325,000	—	99,931	220,660	115,075	1,048,559
General Counsel and Assistant Secretary	2015	244,711	24,567	—	43,510	—	57,540	370,328
Mark J. Nelson(2)	2016	146,892	—	—	—	—	900,226	1,047,118
Former Treasurer and CFO	2015	315,769	51,437	—	217,501	—	20,067	604,774
	2014	294,154	—	—	197,744	255,913	15,898	763,709

(1)	For a detailed summary of the amounts shown in this column see discussion under the heading “All Other Compensation (Column H),” below.

(2)	Mr. Nelson, the Company’s former Treasurer and Chief Financial Officer, stepped down from that position effective October 1, 2015. Mr. Nelson’s employment with the Company terminated on November 30, 2015, in accordance with the terms of his amended employment agreement.

Salary (Column C)

The amounts reported in column C represent base salaries earned by each of the Named Executive Officers for the fiscal year indicated.

Bonus (Column D)

The amounts reported in column D for fiscal 2016 represent discretionary bonuses awarded to the Named Executive Officers during fiscal 2016, which were awarded by the Board in order to promote continued

engagement and orderly transition of processes and duties in connection with the Company’s relocation of its headquarters from Torrance, California to Northlake, Texas. These lump-sum cash retention bonuses were earned based on continued employment with the Company through December 15, 2015, and subject to otherwise satisfying the requirements of the applicable Named Executive Officer’s position. All non-equity incentive plan compensation for services performed during the fiscal year by the Named Executive Officers under the STIP is shown in column G.

Stock Awards (Column E)

The amounts reported in column E for fiscal 2016 represent the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 17 to our audited consolidated financial statements for the fiscal year ended June 30, 2016 included in our 2016 Form 10-K, except that, as required by applicable SEC rules, we did not reduce the amounts in this column for any risk of forfeiture relating to service-based (time-based) vesting conditions. Other than Mr. Johnston who received a restricted stock award of 2,824 shares on November 10, 2015, no Named Executive Officer received a restricted stock award in fiscal 2016. For further information on these awards, see the Grants of Plan-Based Awards Table and Outstanding Equity Awards at Fiscal Year-End Table in this Proxy Statement.

Option Awards (Column F)

The amounts reported in column F for fiscal 2016 represent the aggregate grant date fair value of stock option awards computed in accordance with FASB ASC Topic 718, which, in the case of stock options subject to performance-based vesting conditions granted in fiscal 2016, is based on the probable outcome of the performance conditions to which such awards are subject. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 17 to our audited consolidated financial statements for the fiscal year ended June 30, 2016 included in our 2016 Form 10-K, except that, as required by applicable SEC rules, we did not reduce the amounts in this column for any risk of forfeiture relating to service-based (time-based) vesting conditions. For further information on these awards, see the Grants of Plan-Based Awards Table and Outstanding Equity Awards at Fiscal Year-End Table in this Proxy Statement.

The amount reported in column F for fiscal 2016 for Mr. Keown includes the aggregate grant date fair value of stock option awards granted to Mr. Keown under the LTIP on December 3, 2015 and the aggregate grant date fair value of stock option awards granted to Mr. Keown under the LTIP on June 3, 2016. However, as discussed in this Proxy Statement under the heading “Compensation Discussion and Analysis—Long-Term Incentives - LTIP— Correction of Prior Equity Awards”, a portion of the December 3, 2015 stock option award was found to be invalid and was voided on June 3, 2016. The aggregate grant date fair value of the option awards granted to Mr. Keown in fiscal 2016, net of the portion of the option award that was voided, was $537,505.

Non-Equity Incentive Plan Compensation (Column G)

The amounts reported in column G represent the aggregate dollar value of the annual incentives paid to the Named Executive Officers under the STIP for the fiscal years indicated. In accordance with SEC rules, the actual annual incentive amounts earned by the Named Executive Officers are reflected in the Summary Compensation Table in the fiscal year earned, even though these annual incentive amounts are paid in the subsequent fiscal year.

All Other Compensation (Column H)

The amounts reported in column H for fiscal 2016 include the following:

All Other Compensation

	Perquisites and Other Personal Benefits		Tax Reimbursements		ESOP Allocation(1)	Company Contributions to 401(k) Plan (2)	Severance Payments	Total

	($)		($)		($)	($)	($)	($)
Michael H. Keown	—		—		17,441	7,950	—	25,391

Isaac N. Johnston, Jr.	—		—		—	—	—	—

Scott W. Bixby	205,587	(3)	64,251	(6)	17,441	5,406	—	292,685

Barry C. Fischetto	87,787	(4)	3,592	(6)	17,441	5,028	—	113,848

Thomas J. Mattei, Jr.	87,388	(5)	2,296	(6)	17,441	7,950	—	115,075

Mark J. Nelson	—		—		—	7,950	892,276 (7)	900,226

(1)	Represents the dollar value of ESOP shares allocated to each Named Executive Officer based on compensation earned during calendar 2015 calculated on the basis of the closing price of our Common Stock on June 30, 2016 ($32.06).

(2)	Represents the Company’s discretionary matching contribution under the 401(k) plan.

(3)	Consists of relocation payments and benefits received by Mr. Bixby ($200,787) and an auto allowance ($4,800). A portion of the relocation payments and benefits constitute ordinary business expense reimbursements and, as such, would not be disclosable as perquisites under applicable SEC rules. However, for the sake of completeness, all relocation payments and benefits made to Mr. Bixby in fiscal 2016 are reflected here.

(4)	Consists of relocation payments and benefits received by Mr. Fischetto ($82,995) and an auto allowance ($4,792). A portion of the relocation payments and benefits constitute ordinary business expense reimbursements and, as such, would not be disclosable as perquisites under applicable SEC rules. However, for the sake of completeness, all relocation payments and benefits made to Mr. Fischetto in fiscal 2016 are reflected here.

(5)	Consists of relocation payments and benefits received by Mr. Mattei ($82,588) and an auto allowance ($4,800). A portion of the relocation payments and benefits constitute ordinary business expense reimbursements and, as such, would not be disclosable as perquisites under applicable SEC rules. However, for the sake of completeness, all relocation payments and benefits made to Mr. Mattei in fiscal 2016 are reflected here.

(6)	Represents amounts reimbursed during the fiscal year in respect of taxes associated with certain relocation assistance payments and benefits disclosed in the column “Perquisites and Other Personal Benefits.”

(7)	Represents amounts accrued to Mr. Nelson, in connection with his termination of employment on November 30, 2015. In accordance with SEC rules, this amount does not include the value to Mr. Nelson of accelerated vesting of Company contributions to his ESOP account or his 401(k) account, which contributions have previously been reported in the Summary Compensation Table for the applicable fiscal year(s) in which the respective contributions were made. The estimated value of accelerated vesting of Mr. Nelson’s ESOP account is $33,246 (based on a Company Common Stock price of $32.06 per share, the closing price of our Common Stock on June 30, 2016), and the estimated value of accelerated vesting of the Company contributions to Mr. Nelson’s 401(k) account is $12,323 (determined without regard to any earnings thereon).

Total Compensation (Column I)

The amounts reported in column I are the sum of columns C through H for each of the Named Executive Officers.

Employment Agreements and Arrangements; Fiscal 2016 Named Executive Officer Compensation Mix

Severance Agreements

The Company has entered into change in control severance agreements with each of the continuing Named Executive Officers (the “Severance Agreements”), pursuant to which Named Executive Officers are entitled to receive severance benefits upon termination of employment other than for “Cause,” “Disability” or death, or termination due to resignation from employment for “Good Reason,” in each case, in connection with a “Change in Control” or “Threatened Change in Control” (as each such term is defined in the applicable Severance Agreement). The Severance Agreements are structured so that payments and benefits are provided only if there is both a change in control or threatened change in control and a qualifying termination of employment (“double trigger”). A more detailed description of the severance benefits to which our current Named Executive Officers are entitled in connection with a change in control or threatened change in control is set forth below under the heading “—Change in Control and Termination Arrangements.”

Employment Agreements

The Company has also entered into employment agreements with each of the continuing Named Executive Officers (the “Employment Agreements”). The Employment Agreements provide for an initial annual base salary which may be adjusted upward or downward by the Company from time to time, subject to a minimum annual base salary as specified in the employment agreement. The Employment Agreements further provide that the Named Executive Officer is entitled to participate in the STIP, with a specified target award equal to a percentage of such Named Executive Officer’s annual base salary. Additionally, the Employment Agreements provide for grants under the LTIP as determined by the Compensation Committee, in some cases, upon the commencement of employment as an inducement to joining the Company. In certain cases, the Named Executive Officers have been entitled to specified relocation benefits. Each Named Executive Officer is entitled to all benefits and perquisites provided by the Company to its senior executives, including paid days off, group health insurance, life insurance, 401(k) plan, ESOP, cell phone, Company credit card, Company gas card, expense reimbursement and an automobile allowance. The Employment Agreements contain no specified term of employment, but rather the Named Executive Officer’s employment may be terminated by the Company at any time with or without “Cause” or upon the Named Executive Officer’s resignation with or without “Good Reason,” or due to death or “Permanent Incapacity” (as each such term is defined in the applicable Employment Agreement). Each of the Employment Agreements contains customary provisions protecting our confidential information and intellectual property. They also contain restrictions, for a period of two years following any termination of employment, on the Named Executive Officer’s ability to solicit any customer or prospective customer of the Company or any person employed by the Company to leave the Company. The Employment Agreements require that all disputes between the applicable Named Executive Officer and the Company arising under or in connection with their Employment Agreement shall be subject to resolution through arbitration. Upon certain qualifying terminations of employment, the Named Executive Officers may be entitled to certain termination-related payments and benefits. A more detailed description of the termination-related payments and benefits to which our current Named Executive Officers are entitled under their Employment Agreements is set forth below under the heading “—Change in Control and Termination Arrangements.”

Nelson Termination. The Company was also party to an Employment Agreement with Mr. Nelson. Effective October 1, 2015, Mr. Nelson stepped down as Treasurer and Chief Financial Officer. Mr. Nelson continued as an employee of the Company through November 30, 2015, in order to allow for an effective transition of his duties and responsibilities to Mr. Johnston. Effective November 23, 2015, the Company and Mr. Nelson entered into an amendment to his Employment Agreement, pursuant to which the salary continuation portion of Mr. Nelson’s severance benefit was extended from 12 months to 13 months, and pursuant to which

Mr. Nelson became entitled to receive an additional lump-sum severance payment of $416,000 (which was paid in consideration of a release given by Mr. Nelson of any rights that he may have had in respect of his retention payment (described above under the heading “Compensation Discussion and Analysis—Compensation and Benefits Related to Corporate Relocation”), which would have been payable in accordance with its terms in December 2015). Receipt of severance under Mr. Nelson’s Employment Agreement was conditioned upon Mr. Nelson having executed a further general release of claims in favor of the Company. In connection with his termination of employment on November 30, 2015, Mr. Nelson received the following payments and benefits pursuant to his Employment Agreement: (i) 13 months of base salary continuation ($346,667), (ii) additional cash severance ($416,000), (iii) pro-rata target annual bonus for the fiscal year of termination ($117,867), and (iv) subsidized COBRA continuation coverage for 12 months following the termination date ($11,742). In connection with his termination of employment Mr. Nelson also became entitled to accelerated vesting of his ESOP account and the Company contributions to his 401(k) account ($45,569).

Fiscal 2016 Named Executive Officer Compensation Mix

In fiscal 2016, the Compensation Committee’s decisions with respect to the Named Executive Officers once again reflected strong alignment between pay and performance. The charts set forth under the heading “Compensation Discussion & Analysis—Fiscal 2016 Named Executive Officer Compensation Mix,” above, illustrate, with respect to our Chief Executive Officer and with respect to our other Named Executive Officers as a group, the base salary, target annual cash incentive compensation, and target long-term equity incentive compensation as a percentage of his target total direct compensation for fiscal 2016.

Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our Named Executive Officers in fiscal 2016.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)(7)	Grant Date Fair Value of Stock and Option Awards ($)(8)
Name	Plan	Grant Date	Date of Compensation Committee Action	Threshold ($)	Target ($)	Maximum ($)
Michael H. Keown
	Farmer Bros. Co. 2005 Incentive Compensation Plan (“STIP”)	—	—	253,500	507,000	1,014,000	—		—	—		—	—
	Farmer Bros. Co. Amended and Restated 2007 Incentive Compensation Plan (“LTIP”)	12/03/15	12/03/15	—	—	—	47,960	(2) (3)	—	—		29.48	549,622
	LTIP	06/03/16	06/03/16	—	—	—	22,862	(4)	—	—		29.48	249,882
Isaac N. Johnston, Jr.
	STIP	—	—	91,900	183,799	367,598	—		—	—		—	—
	LTIP	11/10/15	9/9/15	—	—	—	—		—	14,172	(5)	29.51	182,819
	LTIP	12/03/15	12/03/15	—	—	—	3,488	(2)	—	—		29.48	39,972
	LTIP	11/10/15	9/9/15	—	—	—	—		—	2,824	(6)	—	83,336
Scott W. Bixby
	STIP	—	—	82,500	165,000	330,000	—		—	—		—	—
	LTIP	12/03/15	12/03/15	—	—	—	13,080	(2)	—	—		29.48	149,897
Barry C. Fischetto
	STIP	—	—	82,500	165,000	330,000	—		—	—		—	—
	LTIP	12/03/15	12/03/15	—	—	—	17,440	(2)	—	—		29.48	199,862
Thomas J. Mattei, Jr.
	STIP	—	—	81,125	162,250	324,500	—		—	—		—	—
	LTIP	12/03/15	12/03/15				8,720	(2)	—	—		29.48	99,931
Mark J. Nelson (9)	STIP	—	—	104,000	208,000	416,000	—		—	—		—	—

(1)	Represents annual cash incentive opportunities based on fiscal 2016 performance under the STIP. These opportunities are approved each fiscal year by the Compensation Committee. The actual amount of each Named Executive Officer’s award is based on the achievement of certain performance measures as discussed in this Proxy Statement under the heading “Compensation Discussion and Analysis—Annual Cash Incentives”. The annual cash incentive awards earned by our Named Executive Officers for performance in respect of fiscal 2016 were paid during the first quarter of fiscal 2017. Such earned awards are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. With respect to Mr. Nelson’s annual cash incentive award under the STIP, see footnote (9), below.

(2)	Stock options granted to our Named Executive Officers under the LTIP as part of the Named Executive Officers’ annual long-term incentive award vest in equal ratable installments on each of the first three anniversaries of the date of grant, contingent on continued employment through the applicable vesting date, and subject to accelerated vesting in certain circumstances. Further, 20% of the shares of Common Stock subject to the stock option are subject to forfeiture if the Company fails to achieve modified net income of at least $15,232,000 in the fiscal year during which the award is granted. If the modified net income goal is achieved, all of the shares subject to such stock option continue to vest ratably over the service-based vesting schedule. The Company met the first-year modified net income goal during fiscal 2016 with respect to these stock options, such that all of the shares subject to these stock options will continue to vest subject to and in accordance with the service-based vesting schedule.

(3)	Represents the total number of shares of Common Stock subject to stock options granted to Mr. Keown under the LTIP on December 3, 2015. As discussed in this Proxy Statement under the heading “Compensation Discussion and Analysis—Long-Term Incentives - LTIP— Correction of Prior Equity Awards”, on June 3, 2016, the Compensation Committee determined that a portion of the stock option award granted on December 3, 2015, covering 22,862 shares of Common Stock, was invalid and would be voided. Following this cancellation, Mr. Keown’s stock option award covers an aggregate of 25,098 shares of Common Stock.

(4)	Stock options granted to Mr. Keown under the LTIP on June 3, 2016 vest as follows: 7,620 shares of Common Stock subject to the stock option vest on the first anniversary of the date of grant, and 7,621 shares of Common Stock subject to the stock option vest on each of December 3, 2017 and December 3, 2018, in each case, contingent on Mr. Keown’s continued employment through the applicable vesting date, and subject to accelerated vesting in certain circumstances. Further, 20% of the shares of Common Stock subject to the stock option are subject to forfeiture if the Company fails to achieve modified net income of at least $15,232,000 in the fiscal year during which the award is granted. If the modified net income goal is achieved, all of the shares subject to such stock option continue to vest ratably over the service-based vesting schedule. The Company met the first-year modified net income goal during fiscal 2016 with respect to this stock option, such that all of the shares subject to this stock option will continue to vest subject to and in accordance with the service-based vesting schedule.

(5)	Stock options granted to Mr. Johnston under the LTIP in connection with his commencement of employment as Treasurer and Chief Financial Officer vest in equal ratable installments on each of the first three anniversaries of the date of grant, contingent on Mr. Johnston’s continued employment through the applicable vesting date, and subject to accelerated vesting in certain circumstances.

(6)	Restricted shares granted to Mr. Johnston under the LTIP in connection with his commencement of employment as Treasurer and Chief Financial Officer cliff vest on the third anniversary of the date of grant, contingent on Mr. Johnston’s continued employment through the vesting date, and subject to accelerated vesting in certain circumstances.

(7)	Exercise price of stock option awards is equal to or greater than the closing price of the Company’s Common Stock on the date of grant.

(8)	Reflects the grant date fair value of stock option awards computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 17 to our audited consolidated financial statements for the fiscal year ended June 30, 2016, included in our 2016 Form 10-K, except that, as required by applicable SEC rules, we did not reduce the amounts in this column for any risk of forfeiture relating to service-based (time-based) vesting conditions. The amount reported for stock option awards subject to performance-based vesting conditions is based upon the probable outcome of such conditions as of the grant date.

(9)

Mr. Nelson stepped down from the position of Treasurer and Chief Financial Officer effective October 1, 2015. Mr. Nelson’s employment with the Company terminated on November 30, 2015, in accordance with the terms of his amended employment agreement. Pursuant to his amended employment agreement, in connection with the termination of his employment, Mr. Nelson became entitled to an amount equal to a pro-rata portion of his target annual bonus under the STIP based on the portion of fiscal 2016 that Mr. Nelson was employed with the Company ($117,867). Mr. Nelson did not earn any further award under the STIP in respect of fiscal 2016.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth summary information regarding the outstanding equity awards at June 30, 2016 granted to each of our Named Executive Officers.

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael H. Keown	58,000	(1)	—		—		6.96	05/11/19	—		—		—	—
	70,000	(1)	—		—		11.81	12/07/19	—		—		—	—
	—		—		30,314	(2)	21.33	12/12/20	—		—		—	—
	16,634	(3)	—		33,268	(3)	23.44	02/09/22	—		—		—	—
	—		—		25,098	(4)	29.48	12/03/22	—		—		—	—
	—		—		22,862	(5)	29.48	12/03/22	—		—		—	—
Isaac N. Johnston, Jr.	—		14,172	(1)	—		29.51	11/10/22	—		—		—	—
	—		—		3,488	(4)	29.48	12/03/22	—		—		—	—
	—		—		—		—	—	2,824	(6)	90,537	(7)	—	—
Scott W. Bixby	—		4,193	(1)	8,387	(1)	24.41	05/27/22	—		—		—	—
	—		—		13,080	(4)	29.48	12/03/22	—		—		—	—
	—		—		—		—	—	2,732	(6)	87,588	(7)	—	—
Barry C. Fischetto	—		4,374	(1)	8,749	(1)	23.44	02/09/22	—		—		—	—
	—		—		17,440	(4)	29.48	12/03/22	—		—		—	—
	—		—		—		—	—	2,844	(6)	91,179	(7)	—	—
Thomas J. Mattei, Jr.	2,720	(1)	—		—		13.09	02/27/20	—		—		—	—
	1,253	(2)	—		2,507	(2)	21.33	12/12/20	—		—		—	—
	1,427	(3)	—		2,854	(3)	23.44	02/09/22	—		—		—	—
	—		—		8,720	(4)	29.48	12/03/22	—		—		—	—
Mark J. Nelson (8)	—		—		—		—	—	—		—		—	—

(1)	Stock options vest in equal ratable installments on each of the first three anniversaries of the date of grant, contingent on continued employment through the applicable vesting date, and subject to accelerated vesting in certain circumstances.

(2)	Stock options vest over a three-year period with one-third of the total number of shares of Common Stock subject to each such stock option vesting on the first anniversary of the grant date based on the Company’s achievement of a modified net income target for the first fiscal year of the performance period as approved by the Compensation Committee, and the remaining two-thirds of the total number of shares of Common Stock subject to each such stock option vesting on the third anniversary of the grant date based on the Company’s achievement of a cumulative modified net income target for all three years during the performance period as approved by the Compensation Committee, in each case, contingent on continued employment through the applicable vesting date, and subject to accelerated vesting in certain circumstances.

(3)

Stock options vest over a three-year period with one-third of the total number of shares of Common Stock subject to each such stock option vesting on each anniversary of the grant date based on the Company’s achievement of a modified net income target for each fiscal year of the performance period as approved by the Compensation Committee, as well as an ability for each such tranche of each grant to vest in the subsequent fiscal years of the performance period (if applicable) based upon achievement of cumulative modified net income equal to the sum of the individual targets for the fiscal years being accumulated, in each case, contingent on continued employment on the applicable vesting date, and subject to accelerated vesting in certain circumstances.

(4)	Stock options vest in equal ratable installments on each of the first three anniversaries of the date of grant, contingent on continued employment through the applicable vesting date, and subject to accelerated vesting in certain circumstances. Further 20% of the shares of Common Stock subject to each such stock option are subject to forfeiture if the Company fails to achieve modified net income of at least $15,232,000 in the fiscal year during which the award is granted. The Company met the first-year modified net income goal during fiscal 2016 with respect to these stock options, such that all of the shares of Common Stock subject to these stock options will continue to vest subject to and in accordance with the three-year vesting schedule described above.

(5)	Stock options vest as follows: 7,620 shares of Common Stock subject to the stock option vest on the first anniversary of the date of grant, and 7,621 shares of Common Stock subject to the stock option vest on each of December 3, 2017 and December 3, 2018, in each case, contingent on continued employment through the applicable vesting date, and subject to accelerated vesting in certain circumstances. Further, 20% of the shares of Common Stock subject to the stock option are subject to forfeiture if the Company fails to achieve modified net income of at least $15,232,000 in the fiscal year during which the award is granted. If the modified net income goal is achieved, all of the shares subject to such stock option continue to vest ratably over the service-based vesting schedule. The Company met the first-year modified net income goal with respect to this stock option during fiscal 2016, such that all of the shares subject to this stock option will continue to vest subject to and in accordance with the service-based vesting schedule.

(6)	Restricted stock cliff vests on the third anniversary of the date of grant, contingent on continued employment through the vesting date, and subject to accelerated vesting in certain circumstances.

(7)	The market value was calculated by multiplying the closing price of our Common Stock on June 30, 2016 ($32.06) by the number of shares of unvested restricted stock.

(8)	Mr. Nelson stepped down from the position of Treasurer and Chief Financial Officer effective October 1, 2015 and Mr. Nelson’s employment with the Company was terminated on November 30, 2015. Under the terms of Mr. Nelson’s applicable equity award agreements, effective upon Mr. Nelson’s termination of employment, (i) all then unvested stock options were cancelled; (ii) all then remaining shares of restricted stock were immediately forfeited; and (iii) Mr. Nelson had three (3) months following termination of employment to exercise any vested stock options. Accordingly, Mr. Nelson had no equity awards outstanding at fiscal year ended June 30, 2016.

Option Exercises and Stock Vested

The following table summarizes the option exercises and vesting of stock awards for each of our Named Executive Officers for the fiscal year ended June 30, 2016.

	Option Awards (1)		Stock Awards (1)
Name	Number of Securities Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(2)
Michael H. Keown	12,000	279,360	8,840	271,565

Isaac N. Johnston, Jr.	—	—	—	—

Scott W. Bixby	—	—	—	—

Barry C. Fischetto	—	—	—	—

Thomas J. Mattei, Jr.	—	—	428	11,282

Mark J. Nelson	25,895	360,671	—	—

(1)	If a Named Executive Officer used share withholding to pay the exercise price of stock options or to satisfy the tax obligations with respect to the vesting of restricted stock, the number of shares actually acquired was less than the amounts shown.

(2)	The value realized on vesting of restricted stock was calculated by multiplying the closing price of a share of our Common Stock on the vesting date by the number of shares vested.

Change in Control and Termination Arrangements

Change in Control Agreements

The Company has entered into a Severance Agreement with each of the continuing Named Executive Officers. The Severance Agreements provide certain severance benefits in the event of a termination of employment in connection with a Change in Control (as defined below).

Under each of the Severance Agreements, a “Change in Control” generally will be deemed to have occurred at any of the following times: (i) upon the acquisition by any person, entity or group of beneficial ownership of 50% or more of either the then outstanding Common Stock or the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; (ii) at the time individuals who were members of the Board at the effective time of the applicable Severance Agreement (or whose election, or nomination for election, was approved by a vote of at least a majority of the members of the Board at the effective time of the applicable Severance Agreement, but excluding any such individual whose initial election or assumption of office occurs as a result of either an actual or threatened election contest) (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; or (iii) the approval of the stockholders of the Company of a reorganization, merger, consolidation, complete liquidation, or dissolution of the Company, the sale or disposition of all or substantially all of the assets of the Company or any similar corporate transaction (other than any transaction with respect to which persons who were the stockholders of the Company immediately prior to such transaction continue to hold shares of Common Stock representing at least 50% of the outstanding Common Stock of the Company or such surviving entity or parent or affiliate thereof immediately after such transaction). Further, a “Threatened Change in Control” generally will be deemed to have occurred upon the first day that any bona fide pending tender offer for any class of the Company’s outstanding shares of Common Stock, any pending bona fide offer to acquire the Company by merger or consolidation, or any other pending action or plan to effect, or which would lead to, a Change in Control, as determined by the Incumbent Board, becomes manifest, and will continue in effect when such action is abandoned or a Change in Control occurs.

In the event of a Named Executive Officer’s termination of employment other than for “Cause” or due to death or “Disability”, or in the event of a Named Executive Officer’s resignation for “Good Reason” (each, as defined in the Severance Agreements), in each case, in connection with a Change in Control or Threatened Change in Control, each of the Named Executive Officers will be entitled to the payments and benefits shown in the tables below.

Each Severance Agreement provides that while the relevant Named Executive Officer is receiving compensation and benefits thereunder, that Named Executive Officer will not in any manner attempt to induce or assist others to attempt to induce any officer, employee, customer or client of the Company to terminate its association with the Company, nor do anything directly or indirectly to interfere with the relationship between the Company and any such persons or concerns. In the event such Named Executive Officer breaches this provision, all compensation and benefits under the Severance Agreement will immediately cease.

Employment Agreements

The Company has entered into an Employment Agreement with each of the continuing Named Executive Officers. Under the Employment Agreements, upon a Named Executive Officer’s termination of employment without “Cause” or upon the Named Executive Officer’s resignation with “Good Reason” (each, as defined in the applicable Employment Agreement), the Named Executive Officer will be entitled to the payments and benefits shown in the tables below. Receipt of any severance amounts under any Employment Agreement is conditioned upon execution of a general release of claims in favor of the Company. Notwithstanding the foregoing, if the Named Executive Officer becomes eligible for severance benefits under the Severance Agreement described above, the benefits provided under that agreement will be in lieu of, and not in addition to, the severance benefits under the Named Executive Officer’s Employment Agreement.

Potential Payments Upon Termination or Change in Control

The following tables describe potential payments and benefits upon termination (including resignation, severance, retirement or a constructive termination) or a change in control to which the Named Executive Officers would be entitled. The actual amount of payments and benefits can only be determined at the time of such a termination or change in control and therefore the actual amounts may vary from the estimated amounts in the tables below. Descriptions of how such payments and benefits are determined under the circumstances, material conditions and obligations applicable to the receipt of payments or benefits and other material factors regarding such agreements, as well as other material assumptions that we have made in calculating the estimated compensation, follow these tables.

The estimated amount of compensation payable to each Named Executive Officer in each situation is listed in the tables below and, with respect to each Named Executive Officer other than Mr. Nelson, assumes that the termination and/or change in control of the Company occurred at June 30, 2016.

Effective November 30, 2015, Mr. Nelson’s employment with the Company terminated. For purposes of Mr. Nelson’s employment agreement, his termination of employment was a termination without cause. In accordance with SEC rules, the tabular disclosure below shows the severance payments and benefits actually paid to, or accrued in connection with, Mr. Nelson’s termination of employment.

Michael H. Keown	Death	Disability	Retirement	Change in Control and Involuntarily Terminated or Resignation for Good Reason within 24 Months of Change in Control	Threatened Change in Control and Involuntarily Terminated or Resignation for Good Reason	Termination Without Cause or Resignation With Good Reason

Base Salary Continuation	$—	$—	$—	$1,014,000	$1,014,000	$507,000

Annual Incentive Payments	$507,000	$507,000	$—	$507,000	$507,000	$507,000

Value of Accelerated Stock Options	$1,737,866	$1,737,866	$—	$—	$—	$—

Value of Accelerated Restricted Stock	$—	$—	$—	$—	$—	$—

Value of Continued ESOP Participation and/or Accelerated Vesting	$69,570	$69,570	$—	$104,451	$104,451	$—

Health and Dental Insurance	$—	$10,801	$—	$21,602	$21,602	$10,801

Outplacement Services	$—	$—	$—	$25,000	$25,000	$—

Total Pre-Tax Benefit	$2,314,436	$2,325,237	$—	$1,672,053	$1,672,053	$1,024,801

Isaac N. Johnston, Jr.	Death	Disability	Retirement	Change in Control and Involuntarily Terminated or Resignation for Good Reason within 24 Months of Change in Control	Threatened Change in Control and Involuntarily Terminated or Resignation for Good Reason	Termination Without Cause or Resignation With Good Reason

Base Salary Continuation	$—	$—	$—	$700,000	$700,000	$350,000

Annual Incentive Payments	$245,000	$245,000	$—	$245,000	$245,000	$245,000

Value of Accelerated Stock Options	$29,109	$29,109	$—	$—	$—	$—

Value of Accelerated Restricted Stock	$19,247	$19,247	$—	$—	$—	$—

Value of Continued ESOP Participation and/or Accelerated Vesting	$—	$—	$—	$—	$—	$—

Health and Dental Insurance	$—	$10,206	$—	$20,412	$20,412	$10,206

Outplacement Services	$—	$—	$—	$25,000	$25,000	$—

Total Pre-Tax Benefit	$293,357	$303,563	$—	$990,412	$990,412	$605,206

Scott W. Bixby	Death	Disability	Retirement	Change in Control and Involuntarily Terminated or Resignation for Good Reason within 24 Months of Change in Control	Threatened Change in Control and Involuntarily Terminated or Resignation for Good Reason	Termination Without Cause or Resignation With Good Reason

Base Salary Continuation	$—	$—	$—	$600,00	$600,000	$300,000

Annual Incentive Payments	$165,000	$165,000	$—	$165,000	$165,000	$165,000

Value of Accelerated Stock Options	$35,123	$35,123	$—	$—	$—	$—

Value of Accelerated Restricted Stock	$31,966	$31,966	$—	$—	$—	$—

Value of Continued ESOP Participation and/or Accelerated Vesting	$17,441	$17,441	$—	$—	$—	$—

Health and Dental Insurance	$—	$9,935	$—	$19,870	$19,870	$9,935

Outplacement Services	$—	$—	$—	$25,000	$25,000	$—

Total Pre-Tax Benefit	$249,530	$259,465	$—	$809,870	$809,870	$474,935

Barry C. Fischetto	Death	Disability	Retirement	Change in Control and Involuntarily Terminated or Resignation for Good Reason within 24 Months of Change in Control	Threatened Change in Control and Involuntarily Terminated or Resignation for Good Reason	Termination Without Cause or Resignation With Good Reason

Base Salary Continuation	$—	$—	$—	$600,000	$600,000	$300,000

Annual Incentive Payments	$165,000	$165,000	$—	$165,000	$165,000	$165,000

Value of Accelerated Stock Options	$52,328	$52,328	$—	$—	$—	$—

Value of Accelerated Restricted Stock	$42,178	$42,178	$—	$—	$—	$—

Value of Continued ESOP Participation and/or Accelerated Vesting	$17,441	$17,441	$—	$—	$—	$—

Health and Dental Insurance	$—	$10,801	$—	$21,602	$21,602	$10,801

Outplacement Services	$—	$—	$—	$25,000	$25,000	$—

Total Pre-Tax Benefit	$276,948	$287,749	$—	$811,602	$811,602	$475,801

Thomas J. Mattei, Jr.	Death	Disability	Retirement	Change in Control and Involuntarily Terminated or Resignation for Good Reason within 24 Months of Change in Control	Threatened Change in Control and Involuntarily Terminated or Resignation for Good Reason	Termination Without Cause or Resignation With Good Reason

Base Salary Continuation	$—	$—	$—	$500,000	$500,000	$250,000

Annual Incentive Payments	$165,000	$165,000	$—	$165,000	$165,000	$165,000

Value of Accelerated Stock Options	$131,764	$131,764	$—	$—	$—	$—

Value of Accelerated Restricted Stock	$—	$—	$—	$—	$—	$—

Value of Continued ESOP Participation and/or Accelerated Vesting	$49,789	$49,789	$—	$—	$—	$—

Health and Dental Insurance	$—	$549	$—	$1,098	$1,098	$549

Outplacement Services	$—	$—	$—	$25,000	$25,000	$—

Total Pre-Tax Benefit	$346,554	$347,103	$—	$691,098	$691,098	$415,549

Mark J. Nelson	Death	Disability	Retirement	Change in Control and Involuntarily Terminated or Resignation for Good Reason within 24 Months of Change in Control	Threatened Change in Control and Involuntarily Terminated or Resignation for Good Reason	Termination Without Cause or Resignation With Good Reason

Base Salary Continuation	$—	$—	$—	$—	$—	$346,667

Additional Cash Severance	$—	$—	$—	$—	$—	$416,000

Annual Incentive Payments	$—	$—	$—	$—	$—	$117,867

Value of Accelerated Stock Options	$—	$—	$—	$—	$—	$—

Value of Accelerated Restricted Stock	$—	$—	$—	$—	$—	$—

Value of Accelerated Vesting in ESOP Account and 401(k) Company Match	$—	$—	$—	$—	$—	$45,569

Health and Dental Insurance	$—	$—	$—	$—	$—	$11,742

Outplacement Services	$—	$—	$—	$—	$—	$—

Total Pre-Tax Benefit	$—	$—	$—	$—	$—	$937,845

Base Salary Continuation

Severance Agreements

Under each Severance Agreement, if (i) a Change in Control occurs and a Named Executive Officer’s employment is terminated within the two years following the occurrence of the Change in Control by the Company other than for Cause, Disability or death, or is terminated due to the Named Executive Officer’s resignation for Good Reason, or (ii) a Threatened Change in Control occurs and the executive officer’s employment is terminated during the “Threatened Change in Control Period” (as defined in the Severance Agreement) by the Company other than for Cause, Disability or death, or is terminated due to the Named Executive Officer’s Resignation for Good Reason (each, a “Change in Control Qualifying Termination”), such Named Executive Officer will be entitled to base salary continuation for a period of 24 months, such payment to be made in installments in accordance with the Company’s standard payroll practices over such period.

Employment Agreements

Under the Employment Agreements, upon a termination of employment by the Company without Cause or resignation by the Named Executive Officer for Good Reason (a “Non-Change in Control Qualifying Termination”), the Named Executive Officer will continue to receive his base salary for a period of one year from the effective termination date, such payment to be made in installments in accordance with the Company’s standard payroll practices over such period. Pursuant to an amendment to his employment agreement, effective November 23, 2015, Mr. Nelson’s salary continuation period under his Employment Agreement was extended to 13 months.

Additional Cash Severance – Mr. Nelson

Effective November 23, 2015, the Company and Mr. Nelson entered into an amendment to his Employment Agreement, pursuant to which, among other things, Mr. Nelson became entitled to receive an additional lump-sum severance payment of $416,000 (which was paid in consideration of a release by Mr. Nelson of any rights that he may have had in respect of his retention payment (described above under the heading “Compensation Discussion and Analysis—Compensation and Benefits Related to Corporate Relocation”), which would have been payable in accordance with its terms in December 2015). Receipt of severance under Mr. Nelson’s Employment Agreement was conditioned upon Mr. Nelson having executed a general release of claims in favor of the Company.

Bonus and Annual Incentive Payments

Severance Agreements

Under each Severance Agreement, if a Change in Control Qualifying Termination occurs, the Named Executive Officer will receive a lump sum payment equal to 100% of the executive officer’s target annual cash bonus for the fiscal year in which the date of termination occurs (or, if no target annual cash bonus has been assigned as of the date of termination, the average annual cash bonus paid to such Named Executive Officer for the last three completed fiscal years or for the number of completed fiscal years such person has been in the employ of the Company if fewer than three).

Employment Agreements

Under the Employment Agreements, if a Non-Change in Control Qualifying Termination Occurs or if a Named Executive Officer’s employment is terminated due to death or Permanent Incapacity, the Named Executive Officer will receive an amount equal to his target annual cash bonus for the fiscal year in which the date of termination occurs, prorated for the partial fiscal year in which the termination occurs. Payment of such amount will be made in a lump sum within 30 days after the end of the Company’s fiscal year in which the date of termination occurs.

Value of Accelerated Vesting of Stock Options and Restricted Stock

Under the terms of the Named Executive Officers’ outstanding stock option and restricted stock awards, in the event of death or “Disability” (as defined in the LTIP), a pro rata portion (determined based on the actual number of service days during the vesting period divided by the total number of days during the vesting period) of any unvested stock options and restricted stock will be deemed to have vested immediately prior to the date of death or Disability and, in the case of the restricted stock, will no longer be subject to forfeiture.

The value of accelerated equity awards shown in the tables above was calculated using the closing price of our Common Stock on June 30, 2016 ($32.06), as required by applicable SEC rules.

Under the LTIP, the plan administrator also has discretionary authority regarding accelerated vesting upon termination other than by reason of death or Disability, or in connection with a Change in Control (as defined in the LTIP). The amounts in the tables above assume such discretionary authority was not exercised. Additionally, under the LTIP, unless otherwise provided in any applicable award agreement, if a Change in Control occurs and a participant’s awards are not continued, converted, assumed or replaced by the Company or a parent or subsidiary of the Company, or a Successor Entity (as defined in the LTIP), such awards will become fully exercisable and/or payable, and all forfeiture, repurchase and other restrictions on such awards will lapse immediately prior to such Change in Control. The amounts in the tables above assume such awards were continued, converted, assumed or replaced in connection with a Change in Control.

Value of Continued ESOP Participation and/or Accelerated Vesting; Value of Accelerated Vesting in 401(k) Company Match

Under each Severance Agreement, if a Change in Control Qualifying Termination occurs, subject to eligibility provisions of the ESOP, the Named Executive Officer will continue to participate in the ESOP during the 24-month period following the date of termination unless the Named Executive Officer commences other employment prior to the end of the 24-month period, in which case, such participation will end on the date of the Named Executive Officer commences new employment. In addition, upon termination of employment for any reason, including death, disability, retirement or other termination, the Named Executive Officer will be entitled to his vested benefits under the ESOP. Finally, Named Executive Officers may become fully vested in their ESOP accounts by reason of certain terminations of employment in connection with the closure of the Company’s Torrance, California facility or a reduction-in-force at another designated Company facility. Except with respect to Mr. Nelson, estimated ESOP benefits shown in the tables above reflect the value of vested allocated shares in the ESOP plus, in the case of a Change in Control Event, an annual allocation of ESOP shares to qualified employees. The estimated value of the ESOP shares is based on $32.06 per share, the closing price of our Common Stock on June 30, 2016.

In connection with his termination of employment, Mr. Nelson became entitled to full vesting of the unvested portions of his ESOP account and his 401(k) Company matching contribution. The values in Mr. Nelson’s table above reflect the value of accelerated vesting based on an estimated value of his ESOP shares of $32.06 per share (the closing price of our Common Stock on June 30, 2016), and based on an estimated value of his unvested 401(k) Company matching contribution at the time that the contribution was made, without regard to any subsequent earnings in respect thereof.

Health and Dental Insurance

Severance Agreements

Under each Severance Agreement, if a Change in Control Qualifying Termination occurs, the health, dental and life insurance benefits coverage provided to the Named Executive Officer at his date of termination will be continued by the Company during the 24-month period following the Named Executive Officer’s date of termination unless he commences employment prior to the end of the 24-month period and qualifies for substantially equivalent insurance benefits with his new employer, in which case such insurance coverage will end on the date of qualification. The Company will generally provide for such insurance coverage at its expense at the same level and in the same manner as in effect at the applicable date of termination. Any additional coverage the Named Executive Officer had at the time of termination, including dependent coverage, will also be continued for such period on the same terms, to the extent permitted by the applicable policies or contracts. If the terms of any benefit plan do not permit such continued coverage, the Company will arrange for other coverage at its expense providing substantially similar benefits. Estimated payments shown in the tables above represent the current net annual cost to the Company of the Named Executive Officer’s participation in the Company’s medical insurance program offered to all non-union employees.

Employment Agreements

Under the Employment Agreements, if a Non-Change in Control Qualifying Termination occurs, the Named Executive Officer will continue to receive partially Company-paid COBRA coverage under the Company’s health care plan for a period of one year after the effective termination date.

Company Benefit Plans

The tables and discussion above do not reflect the value of disability benefits under the Company’s group health plan or the value of retiree medical, vision and dental insurance benefits and group life insurance, if any, that would be provided to each Named Executive Officer following termination of employment, because, in each case, these benefits are generally available to all regular Company employees similarly situated in age, years of service and date of hire and do not discriminate in favor of the Named Executive Officers.

Outplacement Services

Under each Severance Agreement, if a Change in Control Qualifying Termination occurs, the Company will provide the Named Executive Officer with outplacement services at the expense of the Company, in an amount up to $25,000.

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS

As required by Section 14A(a)(1) of the Exchange Act, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are seeking your vote, on an advisory (non-binding) basis, on the compensation paid to our Named Executive Officers as described in the Compensation Discussion and Analysis and the compensation tables and accompanying narrative disclosure, as provided on pages 33 through 69 of this Proxy Statement. Under its charter, pursuant to the powers delegated by the Board, the Compensation Committee has the sole authority to determine and approve compensation for our Named Executive Officers. Consistent with our compensation philosophy and objectives, our executive compensation program for our Named Executive Officers has been designed to align the interest of our Named Executive Officers with those of our stockholders, and to reward our leadership for, and incentivize them towards, increasing stockholder value.

We urge our stockholders to review the Compensation Discussion and Analysis section of this Proxy Statement and the related executive compensation tables for more information.

Vote Required

The approval of the advisory (non-binding) vote to approve the compensation paid to our Named Executive Officers requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote thereat. Abstentions will have the same effect as votes “against” the proposal. Broker non-votes will not affect the outcome of this proposal because shares held by a bank, broker or other nominee who has not received instructions from the beneficial owners of the shares as to how such shares are to be voted will not be entitled to vote at the Annual Meeting.

The say-on-pay vote is advisory, and therefore, not binding on the Board or the Compensation Committee. While the vote is non-binding, the Board and the Compensation Committee value the opinions that stockholders express in their votes and in any additional dialogue and will consider the outcome of the vote and those opinions when making future compensation decisions.

We currently conduct annual advisory votes on executive compensation, and we expect to conduct the next advisory vote on executive compensation at our 2017 Annual Meeting of Stockholders.

Recommendation

The Board believes that the information provided above and within the Compensation Discussion and Analysis section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately, has taken into account the opinions expressed by our stockholders, and aligns our executives’ interests with our stockholders’ interests to support long-term value creation.

The following resolution will be submitted for a stockholder vote at the Annual Meeting:

“Resolved, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Securities and Exchange Commission rules in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure, in this Proxy Statement.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF

THE ADVISORY (NON-BINDING) RESOLUTION TO APPROVE

THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS.

DIRECTOR COMPENSATION

The compensation program for our non-employee directors is intended to fairly compensate our non-employee directors for the time and effort required of a director given the size and complexity of the Company’s operations. Portions of the compensation program utilize our stock in order to further align the interests of the directors with all other stockholders of the Company and to motivate the directors to focus on the long-term financial interest of the Company.

Non-employee members of the Board receive a combination of cash and stock-based compensation. Directors who are Company employees are not paid any additional fees for serving on the Board or for attending Board meetings.

Cash Compensation

Fiscal 2016

In fiscal 2016, each non-employee director received an annual retainer of $37,000, payable quarterly in advance, and meeting fees of $2,000 for each Board meeting and $2,500 for each Compensation Committee, Audit Committee or Nominating and Corporate Governance Committee meeting attended; provided if more than one meeting (Board or committee) was held and attended on the same date, maximum meeting fees were $4,500. In fiscal 2016, the Board continued in place the ad hoc search committee established in fiscal 2015, and created an additional ad hoc search committee in April 2016. The Company-paid meeting fees for service on each such committee were $1,500 per meeting, subject to the limitation on maximum meeting fees described in the preceding sentence. The non-employee director compensation program further allows for the payment of additional per diem fees associated with Board or committee service beyond the service which is intended to be covered by the annual retainer and per meeting fees, to the extent such service is pre-approved by the Board and the fee therefor is approved by the Chairman of the Board or committee chair, as applicable.

The Chairman of the Board received an additional annual retainer of $20,000. In addition, the committee chairs received additional annual retainers, as follows: (i) Audit Committee, $15,000; and (ii) Compensation Committee and Nominating and Corporate Governance Committee, $7,500, and Mr. Berger received an annual retainer as Chairman Emeritus of the Board of $10,000. Board members also received payment or reimbursement of reasonable travel expenses from outside the greater Dallas-Fort Worth area, in accordance with Company policy, incurred in connection with attendance at Board and committee meetings, as well as payment or reimbursement of amounts incurred in connection with director continuing education.

Fiscal 2017

Fiscal 2017 non-employee director cash compensation is currently under review but for the present time remains unchanged from fiscal 2016.

Equity Compensation

In fiscal 2016, each non-employee director received a grant of restricted stock under the LTIP having a grant-date value equal to $30,000, such grant to vest over three years in equal annual installments, subject to the non-employee director’s continued service on the Board through each vesting date. The annual grant of restricted stock is generally made on the date on which the Company holds its annual meeting of stockholders or such other date as the Board may determine, in each case, subject to any blackout period under the Company’s insider trading policy. Each non-employee director receives a number of shares of restricted stock with a grant-date value of approximately $30,000, determined based on the closing price per share of our Common Stock on the date such grant is made. In fiscal 2016, the annual grant of restricted stock was made on December 4, 2015. Each non-employee director received a grant of 987 shares of restricted stock based on the closing price per share of our Common Stock on December 4, 2015 ($30.39). Fiscal 2017 non-employee director equity compensation is currently under review but for the present time remains unchanged from fiscal 2016.

Stock Ownership Guidelines

Under the Company’s stock ownership guidelines, a non-employee director is expected to own and hold during his or her service as a Board member a number of shares of Common Stock with a value of at least $150,000, and is not permitted to sell any shares of Common Stock received as grants under the LTIP unless and until the non-employee director achieves and maintains this threshold share ownership level.

Shares of Common Stock that count toward satisfaction of these guidelines include (to the extent applicable): (i) shares of Common Stock owned outright by the non-employee director and his or her immediate family members who share the same household, whether held individually or jointly; (ii) restricted stock or restricted stock units (whether or not the restrictions have lapsed); (iii) shares of Common Stock held in trust for the benefit of the non-employee director or his or her family; and (iv) shares of Common Stock issuable under vested options held by the non-employee director.

Director Compensation Table

The following table shows fiscal 2016 non-employee director compensation:

Director(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Change in Pension Value ($)(4)	All Other Compensation ($)(5)	Total ($)

Hamideh Assadi	107,000	29,995	11,462	2,360	150,817

Guenter W. Berger	93,000	29,995	12,800	17,252	153,047

Randy E. Clark	126,125	29,995	—	—	156,120

Jeanne Farmer Grossman	88,875	29,995	—	—	118,870

Charles F. Marcy	103,500	29,995	—	—	133,495

Christopher P. Mottern	111,500	29,995	—	—	141,495

(1)	Mr. Keown, the Company’s President and Chief Executive Officer, is not included in this table since he received no additional compensation for his service as a director in fiscal 2016.

(2)	Represents quarterly retainer, meeting fees and per diem fees described above under “—Cash Compensation.”

(3)	Represents the full grant date fair value of restricted stock granted to each non-employee director in fiscal 2016, computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 17 to our audited consolidated financial statements for the fiscal year ended June 30, 2016, included in our 2016 Form 10-K, except that, as required by applicable SEC rules, we did not reduce the amounts in this column for any risk of forfeiture relating to service-based (time-based) vesting conditions.

The aggregate number of shares of restricted stock outstanding at June 30, 2016 for each non-employee director were as follows: Ms. Assadi, 2,328 shares; Mr. Berger, 2,328 shares; Mr. Clark, 2,328 shares; Ms. Grossman, 2,328 shares; Mr. Marcy, 2,328 shares; and Mr. Mottern, 2,328 shares.

(4)	Represents the aggregate change in the actuarial present value of the accumulated benefit under all defined benefit and actuarial pension plans from the pension plan measurement date used for financial statement reporting purposes with respect to the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2015 to the pension plan measurement date used for financial statement reporting purposes with respect to the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2016.

(5)	All Other Compensation for Ms. Assadi includes life insurance premiums paid by the Company under the Company’s postretirement death benefit plan ($2,030) and the economic benefit of the associated life insurance policy ($330). All Other Compensation for Mr. Berger includes life insurance premiums paid by the Company under the Company’s postretirement death benefit plan ($14,357) and the economic benefit of the associated life insurance policy ($2,895).

Director Indemnification

Under Farmer Bros.’ Certificate of Incorporation and By-Laws, the current and former directors are entitled to indemnification and advancement of expenses from the Company to the fullest extent permitted by Delaware corporate law. The Board of Directors has approved a form of Indemnification Agreement (“Indemnification Agreement”) to be entered into between the Company and its directors and officers. The Company’s Board of Directors may from time to time authorize the Company to enter into additional indemnification agreements with future directors and officers of the Company.

The Indemnification Agreements provide, among other things, that the Company will, to the extent permitted by applicable law, indemnify and hold harmless each indemnitee if, by reason of his or her corporate status as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of the Company or of any other enterprise which such person is or was serving at the request of the Company, such indemnitee was, is or is threatened to be made, a party to or a participant (as a witness or otherwise) in any threatened, pending or completed proceeding, whether formal or informal, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, against all expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such proceeding. In addition, the Indemnification Agreements provide for the payment, advancement or reimbursement of expenses incurred by the indemnitee in connection with any such proceeding to the fullest extent permitted by applicable law. The Indemnification Agreements also provide that, in the event of a Potential Change in Control (as defined in the Indemnification Agreements), the Company will, upon request by the indemnitee, create a trust for the benefit of the indemnitee and fund such trust in an amount sufficient to satisfy expenses reasonably anticipated to be incurred in connection with investigating, preparing for, participating in or defending any proceedings, and any judgments, fines, penalties and amounts paid in settlement in connection with any proceedings. The Indemnification Agreements do not exclude any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled, including any rights arising under the Certificate of Incorporation or By-Laws of the Company, or the Delaware General Corporation Law. The Company is also obligated to maintain directors’ and officers’ liability insurance coverage, including tail coverage under certain circumstances.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval of Related Person Transactions

Under the Company’s written Policies and Procedures for the Review, Approval or Ratification of Related Person Transactions, a related person transaction may be consummated or may continue only if the Audit Committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy applies to: (i) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director, nominee for director or executive officer of the Company; (ii) any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; and (iii) any immediate family member, as defined in the policy, of, or sharing a household with, any of the foregoing persons. For purposes of the policy, a related person transaction includes, but is not limited to, any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, specifically including indebtedness and guarantees of indebtedness and transactions involving employment, consulting or similar arrangements, between the Company and any of the foregoing persons since the beginning of the Company’s last fiscal year, or any currently proposed transaction in which the Company was or is to be a participant or a party, in which the amount involved exceeds $120,000, and in which any of the foregoing persons had or will have a direct or indirect material interest.

The Company will maintain a related person master list to assist in identifying related person transactions, which will be distributed by the Company’s General Counsel to the Company’s executive officers; the function or department managers responsible for purchasing goods or services for the Company and its subsidiaries; the director of accounts payable and the director of accounts receivable for the Company and its subsidiaries; and any other persons whom the Audit Committee, the Chief Compliance Officer or the General Counsel may designate.

Upon referral by the Chief Compliance Officer, General Counsel or Secretary of the Company, any proposed related person transaction will be reviewed by the Audit Committee for approval or disapproval based on the following:

•	The materiality of the related person’s interest, including the relationship of the related person to the Company, the nature and importance of the interest to the related person, the amount involved in the transaction, whether the transaction has the potential to present a conflict of interest, whether there are business reasons for the Company to enter the transaction, and whether the transaction would impair the independence of any independent director;

•	Whether the terms of the transaction, in the aggregate, are comparable to those that would have been reached by unrelated parties in an arm’s length transaction;

•	The availability of alternative transactions, including whether there is another person or entity that could accomplish the same purposes as the transaction and, if alternative transactions are available, there must be a clear and articulable reason for the transaction with the related person;

•	Whether the transaction is proposed to be undertaken in the ordinary course of the Company’s business, on the same terms that the Company offers generally in transactions with persons who are not related persons; and

•	Such additional factors as the Audit Committee determines relevant.

Following review, the Audit Committee will approve or ratify in writing any related person transaction determined by the Audit Committee to be in, or not inconsistent with, the best interests of the Company and its stockholders.

The Audit Committee may impose conditions or guidelines on any related person transaction, including, but not limited to: (i) conditions relating to on-going reporting to the Audit Committee and other internal reporting; (ii) limitations on the amount involved in the transaction; (iii) limitations on the duration of the transaction or the Audit Committee’s approval of the transaction; and (iv) other conditions for the protection of the Company and to avoid conferring an improper benefit, or creating the appearance of a conflict of interest. Any member of the Audit Committee who has or whose immediate family member has an interest in the transaction under discussion will abstain from voting on the approval of the related person transaction, but may, if so requested by the Chair of the Audit Committee, participate in some or all of the Audit Committee’s discussions of the related person transaction.

The Audit Committee will direct the Company’s executive officers to disclose all related person transactions approved by the Audit Committee to the extent required under applicable accounting rules, Federal securities laws, SEC rules and regulations, and Nasdaq rules.

Related Person Transactions

Since the beginning of fiscal 2016, related person transactions reviewed and approved and/or ratified by the Audit Committee include the following:

Jonathan Michael Waite, the son of Carol Farmer Waite and member of the Waite Group which is the beneficial owner of more than 5% of the Company’s voting securities, is a non-executive employee of the Company currently in the position of Vice President, Construction Management. Mr. Waite’s fiscal 2016 compensation (including salary, bonus (Special Payment), relocation assistance stock based compensation, auto allowance, life insurance premium paid by the Company under the Company’s postretirement death benefit plan and the economic benefit of the associated life insurance policy, ESOP allocation, 401(k) matching contribution and change in pension value) was $436,542.12. Additionally, Mr. Waite’s fiscal 2017 compensation is expected to exceed $120,000.

Teri L. Witteman, the Company’s current Secretary, is an attorney with the law firm of Musick Peeler & Garrett LLP (“MPG”), which provides legal services to the Company, and was an attorney at Anglin, Flewelling, Rasmussen, Campbell & Trytten LLP (“AFRCT”), a law firm that previously provided legal services to the Company. In fiscal 2016, we paid MPG approximately $11,500 in fees and costs for legal services, and we paid AFRCT approximately $415,000 in fees and costs for legal services. We expect to continue to engage MPG to perform legal services in fiscal 2017.

AUDIT MATTERS

Audit Committee Report

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the fiscal year ended June 30, 2016.

The Audit Committee has discussed with Deloitte the matters required to be discussed by the Statement on Auditing Standards No. 16, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte that firm’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s 2016 Form 10-K for filing with the SEC.

Audit Committee of the Board of Directors

Christopher P. Mottern, Chair

Hamideh Assadi

Randy E. Clark

Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees billed by Deloitte for fiscal 2016 and 2015 for audit and non-audit services (as well as all “out-of-pocket” costs incurred in connection with these services) and are categorized as Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees. The nature of the services provided in each such category is described following the table. The Audit Committee approved all audit and permissible non-audit services provided by Deloitte and Ernst & Young LLP (“EY”) in accordance with the pre-approval policies and procedures described below.

Type of Fees	Fiscal 2016	Fiscal 2015
Audit Fees	$ 841,000	$ 826,910
Audit-Related Fees	—	—
Tax Fees	34,964	38,480
All Other Fees	39,686	2,000

Total Fees	$ 915,650	$ 867,390

Audit Fees

“Audit Fees” are fees paid for the audit of the Company’s annual consolidated financial statements included in its Form 10-K and review of financial statements included in the Form 10-Q’s, for the audit of the Company’s internal control over financial reporting, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements. Audit fees for fiscal 2016 consisted of $841,000 of fees rendered by Deloitte associated with the audit of the Company’s fiscal 2016 annual financial statements, the audit of internal control over financial reporting in fiscal 2016, and the review of the Company’s quarterly reports on Form 10-Q. Audit fees for fiscal 2015 consisted of $816,910 of fees rendered by Deloitte associated with the audit of the Company’s fiscal 2015 annual financial statements, the audit of internal control over financial reporting in fiscal 2015, and the review of the Company’s quarterly reports on Form 10-Q for the second and third quarters of fiscal 2015. Audit fees for fiscal 2016 and fiscal 2015 also included $10,000 of fees rendered by EY for providing their consent in the Company’s 2016 Form 10-K and 2015 Form 10-K. EY served as the Company’s independent registered public accounting firm and provided tax services in fiscal 2013 and for part of fiscal 2014, until December 23, 2013, when the Company engaged Deloitte as its independent registered public accounting firm.

Audit-Related Fees

“Audit-Related Fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” These services include consultations regarding implementation of accounting transactions or standards. In fiscal 2016 and 2015, the Company paid no fees to Deloitte in this category.

Tax Fees

“Tax Fees” are fees for tax compliance, tax advice and tax planning, including state tax representation and miscellaneous consulting on federal and state taxation matters. Tax fees for fiscal 2016 consisted of $34,960 in fees paid to Deloitte for tax compliance and advisory services and certain tax services in connection with the Company’s 2015 federal and state income tax returns. Tax fees for fiscal 2015 consisted of $38,480 in fees paid to Deloitte for tax compliance and advisory services and certain tax services in connection with the Company’s 2014 federal and state income tax returns.

All Other Fees

“All Other Fees” are fees for any services not included in the first three categories. All other fees in fiscal 2016 consisted of (i) subscription fees paid to Deloitte for an online accounting research tool, in the amount of $2,132, and (ii) M&A fees paid to EY in the amount of $37,544 for transaction advisory services. All other fees in fiscal 2015 consisted of subscription fees paid to Deloitte for an online accounting research tool.

Pre-Approval of Audit and Non-Audit Services

Under the Farmer Bros. Co. Audit and Non-Audit Services Pre-Approval Policy, the Audit Committee must pre-approve all audit and non-audit services provided by the independent auditor. The policy, as described below, sets forth the procedures and conditions for such pre-approval of services to be performed by the independent auditor. The policy utilizes both a framework of general pre-approval for certain specified services and specific pre-approval for all other services. Unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent auditor. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee.

In the first quarter of each year, the Audit Committee is asked to pre-approve the engagement of the independent auditor and the projected fees for audit services for the current fiscal year. The Audit Committee is also asked to provide general pre-approval for certain audit-related services (assurance and related services that are reasonably related to the performance of the auditor’s review of the financial statements or that are traditionally performed by the independent auditor) and tax services (such as tax compliance, tax planning and tax advice) for the current fiscal year consistent with the SEC’s rules on auditor independence. If the Company wishes to engage the independent auditor for additional services that have not been generally pre-approved as described above, then such engagement will be presented to the Audit Committee for pre-approval at its next regularly scheduled meeting. Pre-approval of any engagement by the Audit Committee is required before the independent auditor may commence any engagement.

In fiscal 2016, there were no fees paid to Deloitte under a de minimis exception to the rules that waive pre-approval for certain non-audit services.

OTHER MATTERS

Annual Report and Form 10-K

The 2016 Annual Report to Stockholders (which includes the Company’s 2016 Form 10-K) accompanies this Proxy Statement. The 2016 Annual Report is neither incorporated by reference in this Proxy Statement nor part of the proxy soliciting material. Stockholders may obtain, without charge, a copy of the Company’s 2016 Form 10-K, filed with the SEC, including the financial statements included therein, without the accompanying exhibits, by writing to: Farmer Bros. Co., 13601 North Freeway, Suite 200, Fort Worth, Texas 76177, Attention: Chief Financial Officer. The Company’s 2016 Form 10-K is also available online at the Company’s website, www.farmerbros.com. A list of exhibits is included in the Company’s 2016 Form 10-K and exhibits are available from the Company upon the payment of the Company’s reasonable expenses in furnishing them.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, “Reporting Persons”), to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). As a practical matter, the Company assists its directors and executive officers by monitoring transactions and completing and filing Section 16 reports on their behalf. To the Company’s knowledge, based solely on the Company’s review of the reports filed by Reporting Persons and written representations from certain Reporting Persons that no other reports were required for those persons, the Company believes that, with respect to the fiscal year ended June 30, 2016, the Reporting Persons complied with all applicable Section 16(a) filing requirements, except that a Form 4 for Michael H. Keown reporting the withholding of 4,206 shares of Common Stock to pay taxes on restricted stock that vested on December 7, 2015 was filed late due to an inadvertent administrative error. The Form 4 was filed on December 14, 2015.

Stockholder Proposals and Nominations

Proposals Pursuant to Rule 14a-8

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s Proxy Statement and form of proxy for consideration at the Company’s 2017 Annual Meeting of Stockholders. To be eligible for inclusion in the Company’s 2017 Proxy Statement, stockholder proposals must be received by the Company at its principal executive offices no later than July 3, 2017 and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals, the Company reserves the right to omit from the Company’s Proxy Statement stockholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8.

Proposals and Nominations Pursuant to the Company’s By-Laws

The Company’s By-Laws contain an advance notice provision with respect to matters to be brought at an annual meeting of stockholders, including nominations, and not included in the Company’s Proxy Statement. A stockholder who desires to nominate a director or bring any other business before the stockholders at the 2017 Annual Meeting must notify the Company in writing, must cause such notice to be delivered to or received by the Secretary of the Company no earlier than August 10, 2017, and no later than September 9, 2017, and must comply with the other provisions of the Company’s By-Laws summarized below; provided, however, that in the event that the 2017 Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the 2016 Annual Meeting of Stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the 2017 Annual Meeting was mailed or public disclosure of the date of the 2017 Annual Meeting was made, whichever first occurs.

The By-Laws provide that nominations may be made by the Board, by a committee appointed by the Board or any stockholder entitled to vote in the election of directors generally. Stockholders must provide actual written notice of their intent to make nomination(s) to the Secretary of the Company within the timeframes described above. Each such notice must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

The notice given by a stockholder regarding other business to be brought before an annual meeting of stockholders must be provided within the time frames described above and set forth (a) a brief description of the business desired to be brought before the annual meeting and the reason for conducting such business at the annual meeting, (b) the name and record address of such stockholder, (c) the class and number of shares of stock of the Company which are owned beneficially or of record by such stockholder, (d) a description of all arrangements or understandings between such stockholder and any other persons (including their names) in connection with the proposal and any material interest of such stockholder in such business, and (e) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

You may write to the Secretary of the Company at the Company’s principal executive offices, 13601 North Freeway, Suite 200, Fort Worth, Texas 76177, to deliver the notices discussed above and for a copy of the relevant provisions of the Company’s By-Laws regarding the requirements for making stockholder proposals and nominating director candidates.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are Company stockholders will be “householding” the Company’s proxy materials and annual report. A single proxy statement and annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, or direct your written request to Farmer Bros. Co., 13601 North Freeway, Suite 200, Fort Worth, Texas 76177, Attention: Chief Financial Officer, or contact the Company’s Chief Financial Officer by telephone at (888) 998-2468, and the

Company will deliver a separate copy of the annual report or proxy statement upon request. Stockholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request “householding” of their communications should contact their bank or broker.

Forward-Looking Statements

Certain statements contained in this Proxy Statement are not based on historical fact and are forward-looking statements within the meaning of federal securities laws and regulations. These statements are based on management’s current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact; actual results may differ materially due in part to the risk factors set forth in Part I, Item 1A of the 2016 Form 10-K. These forward-looking statements can be identified by the use of words like “anticipates,” “estimates,” “projects,” “expects,” “plans,” “believes,” “intends,” “will,” “assumes” and other words of similar meaning. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those set forth in forward-looking statements. We intend these forward-looking statements to speak only at the time of this Proxy Statement and do not undertake to update or revise these statements as more information becomes available except as required under federal securities laws and the rules and regulations of the SEC. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the timing and success of implementation of the Company’s Corporate Relocation Plan, the relative effectiveness of compensation-based employee incentives in causing improvements in Company performance, the capacity to meet the demands of the Company’s large national account customers, the extent of execution of plans for the growth of Company business and achievement of financial metrics related to those plans, the success of the Company to retain and/or attract qualified employees, the effect of the capital markets as well as other external factors on stockholder value, fluctuations in availability and cost of green coffee, competition, organizational changes, changes in the strength of the economy, business conditions in the coffee industry and food industry in general, our continued success in attracting new customers, variances from budgeted sales mix and growth rates, weather and special or unusual events, changes in the quality or dividend stream of third parties’ securities and other investment vehicles in which we have invested our assets, as well as other risks described in Part I, Item 1A of our 2016 Form 10-K, and other factors described from time to time in our filings with the SEC.

By Order of the Board of Directors
October 27, 2016	TERI L. WITTEMAN
Secretary

APPENDIX A

Supplemental Information Concerning Participants in the Company’s Solicitation of Proxies

The following tables (“Directors and Nominees” and “Executive Officers”) set forth the name and business address the directors and nominees of the Company and the name, present principal occupation and business address of each of the Company’s executive officers who, under SEC rules, are considered to be participants in the Company’s solicitation of proxies from its stockholders in connection with the Annual Meeting (collectively, the “Participants”).

Directors and Nominees

The principal occupations of the Company’s directors and nominees are included in the biographies under the section above titled “Nominees for Election as Directors” and “Directors Continuing in Office.” The names of each director and nominee are listed below, and the business addresses for all the directors and nominees is c/o Farmer Bros. Co., 13601 North Freeway, Suite 200, Fort Worth, Texas 76177.

Michael H. Keown

Charles F. Marcy

Christopher P. Mottern

Hamideh Assadi

Guenter W. Berger

Randy E. Clark

Executive Officers

The executive officers who are considered Participants as well as their positions with the Company, which constitute their respective principal occupations, are listed below. The business address for each person is c/o Farmer Bros. Co., 13601 North Freeway, Suite 200, Fort Worth, Texas 76177.

Name	Title
Michael H. Keown	President and Chief Executive Officer
Isaac N. Johnston, Jr.	Treasurer and Chief Financial Officer
Thomas J. Mattei, Jr.	General Counsel and Assistant Secretary

Information Regarding Ownership of Company Securities by Participants

The number of shares of Common Stock beneficially held as of October 17, 2016 by the Company’s directors and those executive officers who are Participants appears in the “Security Ownership of Certain Beneficial Owners and Management” section of this Proxy Statement. Except as described in this Appendix A or otherwise in this Proxy Statement, none of the persons listed above in “Directors” and “Executive Officers” owns any debt or equity security issued by the Company of record that he or she does not also own beneficially.

Appendix A

Transactions in the Company’s Securities by Participants—Last Two Years

The following table sets forth information regarding purchases and sales of the Company’s securities by each Participant during the last two years. Unless otherwise indicated, all transactions were in the public market or pursuant to the Company’s equity compensation plans, and no part of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Participant Name	Transaction Date	Shares Acquired (Disposed)	Nature of Transaction
Michael H. Keown	02/09/2015	49,902	Grant of non-qualified stock option under the Farmer Bros. Co. Amended and Restated 2007 Long-Term Incentive Plan (the “2007 Incentive Plan”).
Michael H. Keown	05/13/2015	(5,702)	Shares forfeited to cover tax withholdings upon vesting of restricted stock award.

Michael H. Keown	12/03/2015	25,098	Grant of non-qualified stock option under the 2007 Incentive Plan.

Michael H. Keown	12/07/2015	(4,206)	Shares forfeited to cover tax withholdings upon vesting of restricted stock award.

Michael H. Keown	06/03/2016	22,862	Grant of non-qualified stock option under the 2007 Incentive Plan.

Michael H. Keown	06/10/2016	12,000	Exercise of non-qualified stock option granted under the Farmer Bros. Co. 2007 Omnibus Plan (the “2007 Omnibus Plan”) prior to its amendment and restatement in the form of the 2007 Plan.

Michael H. Keown	06/10/2016	(12,000)	Sale made pursuant to Rule 10b5-1 trading plan.

Michael H. Keown	09/12/2016	12,000	Exercise of non-qualified stock option granted under the 2007 Omnibus Plan prior to its amendment and restatement in the form of the 2007 Incentive Plan.

Michael H. Keown	09/12/2016	(12,000)	Sale made pursuant to Rule 10b5-1 trading plan.

Isaac N. Johnston, Jr.	11/10/2015	2,824	Grant of restricted stock under the 2007 Incentive Plan.

Isaac N. Johnston, Jr.	11/10/2015	14,172	Grant of non-qualified stock option under the 2007 Incentive Plan.

Appendix A

Participant Name	Transaction Date	Shares Acquired (Disposed)	Nature of Transaction

Isaac N. Johnston, Jr.	12/03/2015	3,488	Grant of non-qualified stock option 2007 Incentive Plan.

Thomas J. Mattei, Jr.	12/04/2014	428	Restricted stock granted under the 2007 Omnibus Plan.

Thomas J. Mattei, Jr.	12/04/2014	487	Shares allocated pursuant to the Farmer Bros. Co. Employee Stock Ownership Plan.

Thomas J. Mattei, Jr.	12/04/2014	2,720	Grant of non-qualified stock option under the 2007 Omnibus Plan.

Thomas J. Mattei, Jr.	12/04/2014	3,760	Grant of non-qualified stock option under the 2007 Incentive Plan.

Thomas J. Mattei, Jr.	02/09/2015	300	Open market purchase.
Thomas J. Mattei, Jr.	02/09/2015	4,281	Grant of non-qualified stock option under the 2007 Incentive Plan.

Thomas J. Mattei, Jr.	12/03/2015	8,720	Grant of non-qualified stock option under the 2007 Incentive Plan.

Charles F. Marcy	02/09/2015	2,000	Open market purchase.

Charles F. Marcy	02/09/2015	1,280	Grant of restricted stock under the 2007 Incentive Plan.

Charles F. Marcy	11/10/2015	500	Open market purchase.

Charles F. Marcy	12/04/2015	987	Grant of restricted stock under the 2007 Incentive Plan.

Charles F. Marcy	05/13/2016	1,000	Open market purchase.

Christopher P. Mottern	02/09/2015	4,000	Open market purchase.

Christopher P. Mottern	02/09/2015	1,280	Grant of restricted stock under the 2007 Incentive Plan.

Christopher P. Mottern	05/19/2015	1,000	Open market purchase.

Christopher P. Mottern	12/04/2015	987	Grant of restricted stock under the 2007 Incentive Plan.

Christopher P. Mottern	05/12/2016	1,000	Open market purchase.

Hamideh Assadi	02/09/2015	1,280	Grant of restricted stock under the 2007 Incentive Plan.

Appendix A

Participant Name	Transaction Date	Shares Acquired (Disposed)	Nature of Transaction

Hamideh Assadi	12/04/2015	987	Grant of restricted stock under the 2007 Incentive Plan.

Guenter W. Berger	02/09/2015	1,280	Grant of restricted stock under the 2007 Incentive Plan.

Guenter W. Berger	12/04/2015	987	Grant of restricted stock under the 2007 Incentive Plan.

Randy E. Clark	02/09/2015	1,280	Grant of restricted stock under the 2007 Incentive Plan.

Randy E. Clark	11/12/2015	(2,250)	Bona fide gift to Fidelity Charitable Gift Fund.

Randy E. Clark	12/04/2015	987	Grant of restricted stock under the 2007 Incentive Plan.

Miscellaneous Information Regarding Participants

Except as described in this Proxy Statement or this Appendix A, to the Company’s knowledge: none of the Participants (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of the Company or any of the Company’s subsidiaries, (ii) has purchased or sold any of such securities within the past two years, or (iii) is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any such securities. Except as disclosed in this Appendix A or this Proxy Statement, no associates of a “participant” beneficially owns, directly or indirectly, any of our securities. Other than as disclosed in this Appendix A or this Proxy Statement, neither we nor any of the “participants” have a substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting. In addition, neither the Company nor any of the Participants has been within the past year party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. No participant has been convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) during the past ten years.

Other than as set forth in this Proxy Statement or this Appendix A, none of the Participants or any of their associates have (i) any arrangements or understandings with any person with respect to any future employment by the Company or the Company’s affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the Company’s last fiscal year or any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeded $120,000.

Appendix A

G O L D P R O X Y

FARMER BROS. CO.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, December 8, 2016 10:00 a.m. Central Standard Time

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON DECEMBER 8, 2016.

The undersigned stockholder of Farmer Bros. Co., a Delaware corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and hereby constitutes and appoints Michael H. Keown, Isaac N. Johnston, Jr., and Thomas J. Mattei, Jr. or any of them acting singly in the absence of the others, with full power of substitution and re- substitution in any of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of Common Stock of the Company held by the undersigned at the Annual Meeting of Stockholders to be held at the Marriott Hotel & Golf Club at Champions Circle, 3300 Championship Parkway, Fort Worth, Texas 76177, on December 8, 2016 at 10:00 a.m., Central Standard Time, and at any continuation, postponement or adjournment thereof, as hereafter specified, and in their discretion, upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all proxies previously given with respect to the Annual Meeting, including any proxy previously given by telephone or Internet.

The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted “FOR” each nominee named in Proposal 1, and “FOR” Proposals 2 and 3, and in accordance with the discretion of the persons appointed as proxies on such other matters as may properly come before the Annual Meeting, including any continuation, postponement or adjournment thereof, and any other matters incident to the conduct of the Annual Meeting. The Board of Directors (the “Board”) knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in the accompanying Proxy Statement. If any of the Board’s nominees should be unable to serve or for good cause will not serve, your GOLD proxy will be voted for such substitute nominee(s) as the holders of your proxy, acting in their discretion, may determine.

PLEASE SIGN, DATE, AND RETURN THIS PROXY CARD IN THE POSTAGE-PAID ENVELOPE.

(Continued and to be signed on the other side.)

▲ TO VOTE BY MAIL, PLEASE DETACH HERE ▲

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders: The Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and the Company’s 2016 Annual Report, which includes its Annual Report on Form 10-K for the fiscal year ended June 30, 2016 are available at: http://proxy.farmerbros.com.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE TODAY!

TO AUTHORIZE YOUR PROXY BY TELEPHONE OR INTERNET PLEASE SEE THE INSTRUCTIONS ON THE REVERSE SIDE.

FARMER BROS. CO. GOLD PROXY CARD	Please mark vote as indicated in this example	☒

The Board of Directors recommends a vote “FOR” the director nominees listed below.				The Board of Directors recommends a vote “FOR” Proposals 2 and 3.
				2.	Ratification of selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2017.	FOR ☐	AGAINST ☐	ABSTAIN ☐
1.	To elect three Class I directors for a three-year term expiring at the 2019 Annual Meeting of Stockholders:
	(01) Michael H. Keown (02) Charles F. Marcy	(03) Christopher P. Mottern		3.	Non-binding, advisory vote to approve compensation paid to the Company’s named executive officers.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	Vote FOR all nominees ☐	Vote WITHHOLD from all nominees ☐	Vote FOR all nominees except ☐

(Instructions: To withhold authority to vote for any indicated nominee, write the name(s) of the nominee(s) on the line provided below)

	Stockholder Signature	Date

Title

	Stockholder (joint owner) Signature	Date

Title

Please sign exactly as your name(s) appears on the proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE

▲ TO VOTE BY MAIL, PLEASE DETACH HERE ▲

TO AUTHORIZE YOUR PROXY BY TELEPHONE OR INTERNET QUICK « « « EASY « « « IMMEDIATE

Your telephone or internet proxy authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your GOLD proxy card.

AUTHORIZE YOUR PROXY BY INTERNET: THE WEB ADDRESS IS www.proxyvoting.com/FARM.You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

AUTHORIZE YOUR PROXY BY PHONE: You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

Call « « Toll Free « «

1-800-542-2429

There is NO CHARGE to you for this call

OPTION A:	You are encouraged to review each proposal and select a voting choice before you submit your proxy. Please press 0 in order to vote on each proposal separately.
OPTION B:	If you prefer not to select a voting choice with respect to each proposal you may press 1 to submit a proxy. If you select this option, your shares will be voted in accordance with the recommendations made by the Board of Directors.

Internet and Telephone voting is available through 11:59 PM Central Standard Time on December 7, 2016.	CONTROL NUMBER for Telephone/Internet Proxy Authorization